Exhibit 10.1

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED THAT IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT is made and dated as of January 22, 2024 and is entered into by and among SIGHT SCIENCES, INC., a Delaware corporation (“Company”), and each other Person that has delivered a Joinder Agreement pursuant to Section 7.13 from time to time party hereto (together with Company, individually or collectively, as the context may require, “Borrower”), the several banks and other financial institutions or entities from time to time party hereto (each, a “Lender”, and collectively “Lenders”) and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and Lenders (in such capacity, including any successors or assigns, “Agent”).

RECITALS

A. Borrower has requested Lenders make available to Borrower up to three tranches of term loans in an aggregate principal amount of up to Sixty-Five Million Dollars ($65,000,000) (the “Term Loans”); and

B. Lenders are willing to make the Term Loans on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, Borrower, Agent and Lenders agree as follows:

SECTION 1. DEFINITIONS AND RULES OF CONSTRUCTION

1.1 Unless otherwise defined herein, the following capitalized terms shall have the following meanings:

“Account Control Agreement(s)” means any agreement entered into by and among Agent, Borrower and a third-party bank or other institution (including a Securities Intermediary) in which Borrower maintains a Deposit Account or an account holding Investment Property and which perfects Agent’s first priority security interest in the subject account or accounts.

“ACH Authorization” means the ACH Debit Authorization Agreement in substantially the form of Exhibit H, which account numbers shall be redacted for security purposes if and when filed publicly by Borrower.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business, line of business or division or other unit of operation of a Person, (b) the acquisition of fifty percent (50%) or more of the Equity Interests of any Person, whether or not involving a merger, consolidation or similar transaction with such other Person, or otherwise causing any Person to become a Subsidiary of Borrower, or (c) the acquisition of, or the right to use, develop or sell (in each case, including through licensing (other than “off-the-shelf” licenses)), any product, product line or intellectual property of or from any other Person.

“Advance(s)” means a Term Loan Advance.

“Advance Date” means the funding date of any Advance.

“Advance Request” means a request for an Advance submitted by Borrower to Agent in substantially the form of Exhibit A, which account numbers shall be redacted for security purposes if and when filed publicly by Borrower.

“Affiliate” means (a) any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question, (b) any Person directly or indirectly owning, controlling or holding with power to vote fifteen percent (15%) or more of the outstanding voting securities of another Person, or (c) any Person fifteen percent (15%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held by another Person with power to vote such securities. As used in the definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agent” has the meaning given to such term in the preamble to this Agreement.

“Agreement” means this Loan and Security Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Amortization Date” means August 1, 2026; provided however, if the Interest Only Extension Conditions are satisfied, then February 1, 2027.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption, including without limitation the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010 and other similar legislation in any other jurisdictions.

“Anti-Terrorism Laws” means any laws, rules, regulations or orders relating to terrorism or money laundering, including without limitation Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

“Bankruptcy Code” means the federal bankruptcy law of the United States as from time to time in effect, currently as Title 11 of the United States Code. Section references to current sections of the Bankruptcy Code shall refer to comparable sections of any revised version thereof if section numbering is changed.

“Blocked Person” means any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Board Approved Forecast” means the Original Plan; provided that the Original Plan shall be updated from time to time by Borrower’s projections delivered to Agent in accordance with Section 7.1(i) hereof and deemed acceptable to Agent in its reasonable discretion; provided that Agent acknowledges that a forecast delivered pursuant to Section 7.1(i) shall be deemed acceptable to Agent if the projected revenues (determined in accordance with GAAP) for each monthly period therein demonstrate actual year-over-year revenue growth (determined in accordance with GAAP) for each measuring period compared to the prior year’s actual revenue reported in the financial statements provided pursuant to Section 7.1(c).

“Board of Directors” means, with respect to any Person that is a corporation, its board of directors, with respect to any Person that is a limited liability company, its board of managers, board of members or similar governing body, and with respect to any other Person that is another form of a legal entity, such Person’s governing body in accordance with its Organizational Documents.

“Borrower Products” means all current and future products, software, service offerings, technical data or technology currently being designed, manufactured or sold or that are under clinical investigation or development by a Loan Party or which a Loan Party intends to sell, license, or distribute in the future including any products or service offerings under development, collectively, together with all products, software, service offerings, technical data or technology that have been sold, licensed or distributed by a Loan Party since its formation.

“Borrower’s Books” means Borrower’s or any of its Subsidiaries’ books and records including ledgers, federal, state, local and foreign tax returns, records regarding Borrower’s or its Subsidiaries’ assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrower Consolidated Unrestricted Cash” means as of any date of determination, unrestricted cash and cash equivalents of the Borrower and its Subsidiaries (taken as a whole) that are not subject to any Lien (other than Permitted Liens).

“Business Day” means any day other than Saturday, Sunday and any other day on which banking institutions in the State of California or State of New York are closed for business.

“Cash” means all cash, cash equivalents and liquid funds.

“CFC” means a controlled foreign corporation within the meaning of Section 957 of the Code.

“CFC Holdco” means any Subsidiary substantially all the assets of which consist of equity interests (or equity and debt interests) of one or more CFCs and/or of one or more other CFC Holdcos and that does not engage in any business, operations or activity other than that of a holding company. For the avoidance of doubt, it is understood and agreed that no CFC Holdcos exist as of the Closing Date.

“Change in Control” means (a) at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of Securities Exchange Act of 1934, as amended), shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under Securities Exchange Act of 1934, as amended), directly or indirectly, of forty-nine percent (49.0%) or more of the ordinary voting power for the election of directors, partners, managers and members, as applicable, of Company (determined on a fully diluted basis); (b) during any period of twelve (12) consecutive months, a majority of the members of the Board of Directors of Company cease to be composed of individuals (i) who were members of that Board of Directors on the first (1st) day of such period, (ii) whose election or nomination to that Board of Directors was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that Board of Directors or (iii) whose election or nomination to that Board of Directors was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that Board of Directors; or (c) at any time, Company shall cease to own and control, of record and beneficially, directly or indirectly, one hundred percent (100.0%) of each class of outstanding stock, partnership, membership, or other ownership interest or other equity securities of each Subsidiary of Company free and clear of all Liens (other than Permitted Liens).

“Charter” means, with respect to any Person, such Person’s incorporation, formation or equivalent documents, as in effect from time to time.

“Closing Date” means the date of this Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral Claim” means any and all present and future “claims” (used in its broadest sense, as contemplated by and defined in Section 101(5) of the Bankruptcy Code, but without regard to whether such claim would be disallowed under the Bankruptcy Code) of a Lender now or hereafter arising or existing under or relating to this Agreement and related Loan Documents, whether joint, several, or joint and several, whether fixed or indeterminate, due or not yet due, contingent or non-contingent, matured or unmatured, liquidated or unliquidated, or disputed or undisputed, whether under a guaranty or a letter of credit, and whether arising under contract, in tort, by law, or otherwise, any interest or fees thereon (including interest or fees that accrue after the filing of a petition by or against Borrower under the Bankruptcy Code, irrespective of whether allowable under the Bankruptcy Code), any costs of Enforcement Actions, including reasonable attorneys’ fees and costs, and any prepayment or termination premiums.

“Common Stock” means the Common Stock of Company.

“Compliance Certificate” means a certificate in the form attached hereto as Exhibit E.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any Indebtedness, lease (excluding operating leases of real property), dividend, letter of credit or other obligation of another Person, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed, without duplication of the primary obligation, to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States of America, any State thereof, or of any other country.

“Default” means any event, circumstance or condition that has occurred or exists, that would, with the passage of time or the requirement that notice be given or both, become an Event of Default.

“Deposit Accounts” means any “deposit accounts”, as such term is defined in the UCC, and includes any checking account, savings account, or certificate of deposit.

“Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, Section 17-220 of the Delaware Revised Uniform Limited Partnership Act for limited partnerships formed under Delaware law, or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof, the District of Columbia, or any other jurisdiction within the United States of America.

“Due Diligence Fee” means Twenty-Five Thousand Dollars ($25,000), which fee has been paid to Agent and received by Agent prior to the Closing Date, and shall be deemed fully earned on such date regardless of the early termination of this Agreement.

“Enforcement Action” means, with respect to any Lender and with respect to any Collateral Claim of such Lender or any item of Collateral in which such Lender has or claims a security interest lien or right of offset, any action, whether judicial or nonjudicial, to repossess, collect, accelerate, offset, recoup, give notification to third parties with respect to, sell, dispose of, foreclose upon, give notice of sale, disposition, or foreclosure with respect to, or obtain equitable or injunctive relief with respect to, such Collateral Claim or Collateral. The filing, or the joining in the filing, by any Lender of an involuntary bankruptcy or Insolvency Proceeding against Borrower also is an Enforcement Action.

“Equity Interests” means, with respect to any Person, the capital stock, partnership or limited liability company interest, or other equity securities or equity ownership interests of such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Excluded Accounts” means any of the following accounts which are designated as such in writing to Agent as of the Closing Date or, with respect to any account opened after the Closing Date, in the next Compliance Certificate delivered after such account is opened: (i) accounts exclusively used for payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of any Loan Party’s or any of its Subsidiaries’ employees holding an aggregate amount across all such accounts of not more than amounts needed for the then-next two (2) payroll cycles, (b) any account which is a zero-balance disbursement account, (c) any account which is solely used for disbursements and payments of withheld income taxes, payroll taxes and/or federal, state or local employee taxes, (d) any account which is solely used as a trust account, escrow account, or other fiduciary account, (e) accounts of any Excluded Subsidiary, and (f) accounts holding only cash and cash equivalents in an amount that is necessary to secure any letter of credit obligations in connection with clause (vii) of the defined term “Permitted Indebtedness”.

“Excluded Subsidiary” means any Foreign Subsidiary and any CFC Holdco, subject to the limitations set forth in Section 7.24 hereof.

“FDA” means the U.S. Food and Drug Administration or any successor thereto.

“Foreign Subsidiary” means a Subsidiary other than any Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof (including the FDA) or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state or locality of the United States, the United States, or a foreign government.

“Guarantor” means any Subsidiary of Borrower that enters into a Guaranty.

“Guaranty” means a guaranty with respect to the Secured Obligations, in form and substance satisfactory to Agent that may be entered into from time to time, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Indebtedness” means (a) all indebtedness for borrowed money or the deferred purchase price of property or services (excluding trade credit, purchase orders or similar indebtedness entered into in the ordinary course of business due within one hundred twenty 120) days), including reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, (d) all equity securities of any Person subject to repurchase or redemption other than at the sole option of such Person, (e) “earnouts” (to the extent treated as liabilities on the balance sheet in accordance with GAAP), purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature arising out of purchase and sale contracts, (f) obligations arising under bonus, deferred compensation, incentive compensation or similar arrangements (other than those arising non-contingent obligations to reimburse any bank or Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument, and (h) all Contingent Obligations.

“Initial Facility Charge” means Three Hundred Thousand Dollars ($300,000), which is payable to Lenders in accordance with Section 4.1(j).

“Insolvency Proceeding” means any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy, liquidation, moratorium, receivership, or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, administration, arrangement, receivership or other similar relief proceedings in the applicable jurisdiction from time to time in effect and affecting the rights of creditors generally.

“Intellectual Property” means all of Borrower’s Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; mask works; Borrower’s applications therefor and reissues, extensions, or renewals thereof; and Borrower’s goodwill associated with any of the foregoing, together with Borrower’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

“Intellectual Property Security Agreement” means the Intellectual Property Security Agreement dated as of the Closing Date between the Borrower and Agent, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Interest Only Extension Conditions” means satisfaction of each of the following events: (a) no Default or Event of Default shall have occurred and be continuing; and (b) Agent’s receipt of evidence in form and substance satisfactory to Agent that the Company has achieved Performance Milestone II.

“Investment” means (a) any beneficial ownership (including stock, partnership interests, limited liability company interests, or other equity securities) of or in any Person, (b) any loan, advance or capital contribution to any Person or (c) any Acquisition,.

“IRS” means the U.S. Internal Revenue Service.

“Joinder Agreements” means for each Subsidiary required to join as a Borrower or as a Guarantor pursuant to Section 7.13, a completed and executed Joinder Agreement in substantially the form attached hereto as Exhibit F.

“License” means any Copyright License, Patent License, Trademark License or other Intellectual Property license of rights or interests.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest.

“Loan” means the Advances made under this Agreement.

“Loan Documents” means this Agreement, the promissory notes (if any), the ACH Authorization, the Account Control Agreements, any Joinder Agreement, all UCC Financing Statements, any Guaranty (if any), any Warrant, the Pledge Agreement, the Intellectual Property Security Agreement, and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated.

“Loan Party” means Borrower or any Guarantor.

“Market Capitalization” means, as of any date of determination, an amount equal to (a) the average of the daily volume weighted average price of Borrower’s common stock as reported for each of the five (5) trading days preceding such date of determination (it being understood that a “trading day” shall mean a day on which shares of Borrower’s common stock trade on the NASDAQ (or, if the primary listing of such common stock is on another exchange, on such other exchange) in an ordinary trading session) multiplied by (b) the total number of issued and outstanding shares of Borrower’s common stock that are issued and outstanding on the date of the determination and listed on the NASDAQ (or, if the primary listing of such common stock is on another exchange, on such other exchange), subject to appropriate adjustment for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

“Material Adverse Effect” means a material adverse effect upon: (i) the business, operations, properties, assets or financial condition of the Loan Parties and their respective Subsidiaries taken as a whole; or (ii) the ability of Borrower to perform or pay the Secured Obligations in accordance with the terms of the Loan Documents, or the ability of Agent or Lenders to enforce any of its rights or remedies with respect to the Secured Obligations; or (iii) the Collateral or Agent’s Liens on the Collateral or the priority of such Liens.

“Material Agreement” means any license, agreement or other contractual arrangement, the termination of which could be reasonably expected to result in a Material Adverse Effect, individually or in the aggregate.

“Maximum Term Loan Amount” means Fifty Million and No/100 Dollars ($50,000,000).

“Non-Disclosure Agreement” means that certain Non-Disclosure Agreement/Confidentiality Agreement by and between the Company and Agent dated as of November 14, 2023.

“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” means, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Organizational Documents” means with respect to any Person, such Person’s Charter, and (a) if such Person is a corporation, its bylaws, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Original Plan” means the forecast approved by the Company’s Board of Directors on December 6, 2023 and delivered by the Company to Agent and Lenders prior to the Closing Date titled “High Level Scenario 11.27.23”.

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement Borrower now holds or hereafter acquires any interest.

“Patents” means all letters patent of, or rights corresponding thereto, in the United States of America or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States of America or any other country.

“Perfection Certificate” means a completed certificate entitled “Perfection Certificate”, dated as of the Closing Date, delivered by Company to Agent and Lenders, signed by Company.

“Performance Milestone I” means the occurrence of each of the following:

(i) Borrower’s public announcement of a resolution from the five Medicare Administrative Contractors (MACs) that published future effective Local Coverage Determinations (LCDs) governing Micro-Invasive Glaucoma Surgery (MIGS) procedures in October 2023 or November 2023, which results in Medicare coverage policies that do not remove, eliminate, or materially restrict Medicare coverage of medical procedures in which the Company’s OMNI Surgical System is used; provided that Agent acknowledges and agrees that clause (i) has been satisfied as of the Closing Date; and

(ii) the concurrent (as of the same measurement date) achievement on or prior to July 31, 2025 of (a) consolidated revenue, calculated in accordance with GAAP, of [***] attributable to the sale of the OMNI Surgical System and SION Surgical Instrument, and (b) gross profit margin of at least 80%, in each case calculated in accordance with GAAP on a trailing three-month basis for the most-recently ended calendar month for which financial statements have been delivered to Agent in accordance with Section 7.1.

“Performance Milestone II” means Borrower’s achievement of each of the following on or prior to June 30, 2025:

(i) Performance Milestone I; and

(ii) as of any date of determination, consolidated revenue, calculated in accordance with GAAP on a trailing six-month basis for the most-recently ended calendar month for which financial statements have been delivered to Agent in accordance with Section 7.1, of [***] attributable to the sale of the OMNI Surgical System, SION Surgical Instrument, and TearCare System.

“Permitted Acquisition” means any Acquisition, which is conducted in accordance with the following requirements:

(i) of a business or Person or product engaged in a line of business substantially related to that of any Loan Party or its Subsidiaries;

(ii) if such Acquisition is structured as a stock acquisition, then the Person so acquired shall either (i) become a wholly-owned Subsidiary of a Loan Party or of a Subsidiary and Borrower shall comply, or cause such Subsidiary to comply, with Section 7.13 hereof or (ii) such Person shall be merged with and into a Loan Party (with such Loan Party being the surviving entity);

(iii) if such Acquisition is structured as the acquisition of assets or in-licensing, such assets shall be acquired by a Loan Party or a newly-organized wholly-owned Subsidiary (in which event such Subsidiary shall comply with Section 7.13 hereof), and shall be free and clear of Liens other than Permitted Liens;

(iv) (i) if the Acquisition is an equity purchase, the target and its Subsidiaries must have as its jurisdiction of formation a state within the United States, (ii) and if the Acquisition is an asset purchase or a merger, all of the assets so acquired shall be located within the United States (or, in the case of any Intellectual Property so acquired, registered or otherwise located in the United States), and (iii) if the Acquisition consists of an in-license by a Loan Party of Intellectual Property or product, such in-license agreements shall be governed by the laws of United States, any state thereof or the District of Columbia;

(v) Borrower shall have delivered to Lenders not less than fifteen (15) nor more than forty five (45) days prior to the date of such Acquisition, notice of such Acquisition together with pro forma projected financial information, copies of all material documents relating to such acquisition, and historical financial statements for such acquired entity, division or line of business (to the extent applicable), in each case in form and substance reasonably satisfactory to Lenders and demonstrating compliance with the covenants set forth in Section 7.21 (to the extent applicable) on a pro forma basis as if the Acquisition occurred on the first day of the most recent measurement period;

(vi) both immediately before and after such Acquisition no Default or Event of Default shall have occurred and be continuing; and

(vii) the sum of the cash purchase price of such proposed new Acquisition, computed on the basis of total cash acquisition consideration paid or incurred, or to be paid or incurred, by Borrower with respect thereto, including the amount of Permitted Indebtedness assumed or to which such assets, businesses or business or ownership interest or shares, or any Person so acquired, is subject, shall not be greater than (i) Ten Million Dollars ($10,000,000) for any single acquisition or group of related acquisitions or (ii) Fifteen Million Dollars ($15,000,000) for all such acquisitions during the term of this Agreement.

“Permitted Indebtedness” means:

(i) Indebtedness of Borrower and any Guarantor in favor of any Lender or Agent arising under this Agreement or any other Loan Document;

(ii) Indebtedness existing on the Closing Date which is disclosed in Schedule 1A;

(iii) Indebtedness of up to Five Hundred Thousand Dollars ($500,000) outstanding at any time secured by a Lien described in clause (vii) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the cost of the Equipment, software or other Intellectual Property financed with such Indebtedness;

(iv) Indebtedness to trade creditors incurred in the ordinary course of business (due within one hundred twenty (120) days), including such Indebtedness incurred in the ordinary course of business with corporate credit cards in an aggregate outstanding amount not to exceed One Million Dollars ($1,000,000) at any time;

(v) Indebtedness that also constitutes a Permitted Investment or is secured by a Permitted Lien;

(vi) Subordinated Indebtedness;

(vii) reimbursement obligations in connection with letters of credit that are at any time outstanding and secured by Cash and issued on behalf of any Loan Party or a Subsidiary in an amount not to exceed Five Hundred Thousand Dollars ($500,000);

(viii) other unsecured Indebtedness in an amount not to exceed Five Hundred Thousand Dollars ($500,000) at any time outstanding;

(ix) Indebtedness not to exceed One Million Dollars ($1,000,000) in the aggregate at any time outstanding owed to any Person providing property, casualty, liability, or other insurance to the Loan Parties, including to finance insurance premiums, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the policy year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such policy year;

(x) Indebtedness consisting of Contingent Obligations incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds and other similar obligations not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate at any time outstanding;

(xi) intercompany Indebtedness of (a) any Loan Party owing to another Loan Party, (b) any Loan Party owing to any other non-Loan Party in an amount not to exceed $2,000,000 and (c) any non-Loan Party Subsidiary owing to another non-Loan Party Subsidiary; and

(xii) extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon Borrower or its Subsidiary, as the case may be, and subject to any limitations on the aggregate amount of such Indebtedness.

“Permitted Investment” means:

(i) Investments existing on the Closing Date which are disclosed in Schedule 1B;

(ii) (a) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (b) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (c) certificates of deposit issued by any bank with assets of at least Five Hundred Million Dollars ($500,000,000) maturing no more than one year from the date of investment therein, (d) money market accounts and (e) Investments made in accordance with Borrower’s investment policy, dated as of July 6, 2021, in the form delivered to Agent prior to the Closing Date (as amended or otherwise modified from time to time so long as Agent consents in writing to such investment policy);

(iii) repurchases of stock of Borrower from employees, former employees, directors, or consultants of Borrower under the terms of applicable repurchase agreements at the original issuance price of such securities in an aggregate amount not to exceed Seven Hundred Fifty Thousand Dollars ($750,000) in any fiscal year, provided that no Event of Default has occurred, is continuing or could exist after giving effect to the repurchases;

(iv) Investments accepted in connection with Permitted Transfers;

(v) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business;

(vi) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this subsection (vi) shall not apply to Investments of any Loan Party in any Subsidiary of a Loan Party;

(vii) Investments consisting of loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of capital stock of Company pursuant to employee stock purchase plans or other similar agreements approved by Company’s Board of Directors;

(viii) Investments consisting of: (A) travel advances and employee relocation loans in the ordinary course of business, and (B) loans to employees, officers, managers or directors relating to the purchase of equity securities of Borrower pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors or similar governing body; not to exceed Five Hundred Thousand Dollars ($500,000) in the aggregate for (A) and (B), collectively, at any time outstanding;

(ix) Investments in newly-formed Subsidiaries, provided that each such Subsidiary enters into a Joinder Agreement promptly after its formation and executes such other documents as shall be reasonably requested by Agent;

(x) joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash Investments (if any) by Borrower or the applicable Subsidiary do not exceed One Million Dollars ($1,000,000) in the aggregate in any fiscal year;

(xi) Investments constituting Permitted Acquisitions;

(xii) so long as no Event of Default exists at the time of such Investment or after giving effect to such Investment, Investments by any Loan Party or any Subsidiary thereof of Cash in an Excluded Subsidiary in an aggregate amount not exceed Five Million Dollars ($5,000,000) in any twelve (12) month period; provided that (a) such Investment shall be used for payroll costs and other expenses in the ordinary course of business and (b) in no event shall any such Investment be made unless the Borrower is in compliance with Section 7.24 before and after giving effect to such Investment; and

(xiii) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(xiv) Investments accepted in connection with Permitted Transfers;

(xv) Investments consisting of extensions of credit in the nature of accounts or notes receivable arising from the grant of trade credit in the ordinary course of business in an amount not exceeding $500,000 in the aggregate outstanding at any time;

(xvi) Investments consisting of intercompany Indebtedness in accordance with and to the extent permitted by clause (xi) of the definition of “Permitted Indebtedness”; and

(xvii) additional Investments that do not exceed Five Hundred Thousand Dollars ($500,000) in the aggregate.

“Permitted Liens” means:

(i) Liens in favor of Agent or Lenders;

(ii) Liens existing on the Closing Date which are disclosed in Schedule 1C;

(iii) Liens for taxes, fees, assessments or other governmental charges or levies, either not yet delinquent or being contested in good faith by appropriate proceedings; provided, that Borrower maintains adequate reserves therefor on Borrower’s Books in accordance with GAAP;

(iv) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of Borrower’s business and imposed without action of such parties; provided, that the payment thereof is not yet delinquent;

(v) Liens arising from judgments, decrees, orders or attachments in circumstances which do not constitute an Event of Default hereunder;

(vi) the following deposits, to the extent made in the ordinary course of business: deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;

(vii) Liens on Equipment or software or other intellectual property constituting purchase money Liens and other Liens in connection with capital leases securing Indebtedness permitted in clause (iii) of “Permitted Indebtedness”;

(viii) Liens incurred in connection with Subordinated Indebtedness;

(ix) leasehold interests in leases or subleases and licenses (other than with respect to Intellectual Property) granted in the ordinary course of business and not interfering in any material respect with the business of the licensor;

(x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due;

(xi) Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets);

(xii) statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms or securities intermediaries to cover fees, similar expenses and charges;

(xiii) easements, servitudes, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property;

(xiv) (a) Liens on Cash securing obligations permitted under clause (vii) of the definition of Permitted Indebtedness and (b) security deposits in connection with real property leases, the combination of (a) and (b) in an aggregate amount not to exceed Three Million Dollars ($3,000,000) at any time;

(xv) licenses and other arrangements for the use of Intellectual Property permitted hereunder;

(xvi) additional Liens so long as (A) such Liens do not secure debt for borrowed money, (B) such Liens attach to specific, and not substantially all of the, assets of the Company or any of its Subsidiaries, and (C) the aggregate principal amount of the obligations secured thereby does not exceed Five Hundred Thousand Dollars ($500,000) at any time outstanding;

(xvii) attachments, appeal bonds, judgments and other similar Liens on Collateral for sums not exceeding Five Hundred Thousand Dollars ($500,000) in the aggregate arising in connection with court proceedings;

(xviii) Liens arising out of consignment for the sale of goods entered into by any Loan Party or any of its Subsidiaries in the ordinary course of business; and

(xix) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clauses (i) through (xviii) above; provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase.

“Permitted Transfers” means:

(i) sales of Inventory in the ordinary course of business;

(ii) licenses and similar arrangements for the use of Intellectual Property in the ordinary course of business on an arms’ length basis, including in connection with business development transactions, co-development or co-promotion transactions, collaborations, licensing, partnering or similar transactions with third parties and that are entered into with commercially reasonable terms, that could not result in a legal transfer of title of the licensed property that are non-exclusive or may be exclusive in respects other than territory or may be exclusive as to territory but only as to discrete geographical areas outside of the United States of America in the ordinary course of business;

(iii) transfers by and among any Loan Party and any Subsidiary that (i) has executed a Joinder Agreement or (ii) constitutes a Permitted Investment;

(iv) transfers constituting the making of Permitted Investments, or the granting of Permitted Liens;

(v) dispositions of worn-out, obsolete or surplus Equipment in the ordinary course of business;

(vi) dispositions of tangible personal property so long as (i) the assets subject to such dispositions are sold for fair value, as determined by the Borrower in good faith, (ii) at least 75% of the consideration therefor is Cash and (iii) the aggregate amount of such dispositions pursuant to this clause (vi) in any 12-month period does not exceed Seven Hundred Fifty Thousand Dollars ($750,000);

(vii) use of Cash in the ordinary course of business or as otherwise permitted herein;

(viii) sale of Equity Interests in the ordinary course of business and distributions on Equity Interests not prohibited by Section 7.7 of this Agreement;

(ix) the abandonment or dispositions to third parties in each case in the ordinary course of business, of Intellectual Property that is no longer used or useful to Borrower or their Subsidiaries and that is not necessary or required for the commercialization of any commercial Product; and

(x) other Transfers of assets having a fair market value of not more than Five Hundred Thousand Dollars ($500,000) in the aggregate in any fiscal year.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, other entity or government.

“Pledge Agreement” means the Pledge Agreement dated as of the Closing Date between Borrower and any other pledgor party thereto and Agent, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Prime Rate” means the “prime rate” as reported in The Wall Street Journal or any successor publication thereto.

“Qualified Cash” means an amount equal to (a) the amount of the Loan Party’s Cash held in accounts subject to an Account Control Agreement in favor of Agent, minus (b) the Qualified Cash A/P Amount.

“Qualified Cash A/P Amount” means the amount of any of Borrower’s accounts payable under GAAP not paid after the 120th day following the invoice for such account payable.

“Receivables” means (i) all of Borrower’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, letters of credit, proceeds of any letter of credit, and Letter of Credit Rights, and (ii) all customer lists, software, and business records related thereto.

“Registration” means any registration, authorization, approval, license, permit, clearance, certificate, and exemption issued or allowed by the FDA or state pharmacy licensing authorities (including, without limitation, pricing and reimbursement approvals, labelling approvals or their foreign equivalent, and wholesale distributor permits).

“Required Lenders” means at any time, the holders of more than fifty percent (50%) of the sum of the aggregate unpaid principal amount of the Term Loans then outstanding.

“Restricted License” means any material License or other agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such License or agreement or any other property, or (b) for which a default under or termination of could interfere with Agent’s right to sell any Collateral, in each case, other than as a result of customary anti-assignment provisions.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“SBA Funding Date” means each date on which a Lender which is an SBIC funds any portion of the Term Loans.

“Secured Obligations” means Borrower’s obligations under this Agreement and any Loan Document (other than the Warrant), including any obligation to pay any amount now owing or later arising.

“Subsequent Financing” means an offering of equity securities of the Company to bona fide investors for the primary purpose of generating cash proceeds to the Company that is exempt from the registration requirements of the United States Securities Act of 1933, as amended (excluding, for the avoidance of doubt and without limitation any offering pursuant to the company’s benefit plans, pursuant to existing derivative or convertible securities, pursuant to a strategic transaction or in any transaction registered pursuant to the United States Securities Act of 1933, as amended.

“Subsidiary” means an entity, whether a corporation, partnership, limited liability company, joint venture or otherwise, in which Borrower owns or controls, either directly or indirectly, fifty percent (50%) or more of the outstanding voting securities, including each entity listed on Schedule 1.

“T6M Revenue” means consolidated revenues of Borrower and its Subsidiaries (as determined in accordance with GAAP, but which shall not include any upfront or non-sales-based milestone payments under business development of licensing transactions), measured on a trailing six-month basis.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Term Loan Advance to Borrower in a principal amount not to exceed the amount set forth under the heading “Tranche 1 Commitment”, “Tranche 2 Commitment” or “Tranche 3 Commitment”, as the case may be, opposite such Lender’s name on Schedule 1.1.

“Term Loan” means any Term Loan Advance made under this Agreement.

“Term Loan Advance” means each Tranche 1(a) Advance, Tranche 1(b) Advance, Tranche 2 Advance, Tranche 3 Advance, and any other funds advanced under Section 2.2(a).

“Term Loan Interest Rate” means for any day a per annum rate of interest equal to the greater of either (i) (x) the Prime Rate plus (y) 2.35%, and (ii) 10.35%.

“Term Loan Maturity Date” means July 1, 2028 provided that if such day is not a Business Day, the Term Loan Maturity Date shall be the immediately preceding Business Day.

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any State thereof or any other country or any political subdivision thereof.

“Tranche” means the Tranche 1(a) Advance, Tranche 1(b) Advance, Tranche 2 Advance and/or the Tranche 3 Advance, as applicable.

“Tranche 1(b) Availability Period” means the period commencing on the Closing Date and ending on December 15, 2024.

“Tranche 1 Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Term Loan Advance to Borrower in a principal amount not to exceed the amount set forth under the heading Tranche 1 Commitment opposite such Lender’s name on Schedule 1.1.

“Tranche 2 Availability Period” means the period commencing on the date that Agent receives evidence in form and substance reasonably satisfactory to Agent that the Company has achieved Performance Milestone II and ending on September 15, 2025.

“Tranche 2 Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Term Loan Advance to Borrower in a principal amount not to exceed the amount set forth under the heading Tranche 2 Commitment opposite such Lender’s name on Schedule 1.1.

“Tranche 3 Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Term Loan Advance to Borrower in a principal amount not to exceed the amount set forth under the heading Tranche 3 Commitment opposite such Lender’s name on Schedule 1.1.

“Tranche Facility Charge” means three-quarters one percent (0.75%) of any Advance (other than a Tranche 1 Advance), which is payable to Lenders in accordance with Section 4.2(d).

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of California, then the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Warrant” means any warrant entered into in connection with the Loan, as may be amended, restated or modified from time to time.

1.2 The following terms are defined in the Sections or subsections referenced opposite such terms:

Defined Term	Section
1940 Act	5.6(b)

Affected Lender	Addendum 3

Agent	Preamble

Assignee	11.14

Borrower	Preamble

Claims	11.11(a)

Collateral	3.1

Company	Preamble

Confidential Information	11.13

End of Term Charge	2.6

Event of Default	9

Financial Statements	7.1

Indemnified Person	6.3

Lenders	Preamble

Liabilities	6.3

Maximum Rate	2.3

Participant Register	11.8

Payment Date	2.2(e)

Prepayment Charge	2.5

Process Letter	Addendum 4

Publicity Materials	11.19

Register	11.7

Rights to Payment	3.1

SBA	7.16

SBIC	7.16

SBIC Act	7.16

Tranche 1 Advance	2.2(a)

Tranche 1(a) Advance	2.2(a)

Tranche 1(b) Advance	2.2(a)

Tranche 2 Advance	2.2(a)

Tranche 3 Advance	2.2(a)

Transfer	7.8

1.3 Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Loan Documents shall have the meaning customarily given such term in accordance with GAAP as in effect on the date hereof, and all financial computations hereunder shall be computed in accordance with GAAP as in effect on the date hereof, consistently applied. Unless otherwise defined herein or in the other Loan Documents, terms that are used herein or in the other Loan Documents and defined in the UCC shall have the meanings given to them in the UCC. For all purposes under the Loan Documents, in connection with any Division or plan of Division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

1.4 If at any time any change in GAAP would affect the computation of any financial requirement set forth in any Loan Document, and either Borrower or the Required Lenders shall so request, Agent, Lenders and Borrower shall negotiate in good faith to amend such requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, such requirement shall continue to be computed in accordance with GAAP prior to such change.

1.5 Notwithstanding anything in the definition of GAAP to the contrary, any obligations under a lease (whether existing now or entered into in the future) that is not (or would not be) a capital lease under GAAP as in effect prior to giving effect to FASB Accounting Standards Update No. 2016-02, Leases, shall not be treated as a capital lease solely as a result of the adoption of changes in GAAP.

(a) Any reference in any Loan Document to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a Division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a Division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person. Any Division of a limited liability company shall constitute a separate Person under the Loan Documents (and each Division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity) on the first date of its existence. In connection with any Division, if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then such asset shall be deemed to have been transferred from the original Person to the subsequent Person.

SECTION 2. THE LOAN

2.1 [Reserved]

2.2 Term Loan Advances.

(a) Advances.

(i) Tranche 1(a). Subject to the terms and conditions of this Agreement, on the Closing Date, Lenders will severally (and not jointly) make, and Borrower agrees to draw, a Term Loan Advance in an aggregate principal amount equal to Thirty-Five Million Dollars ($35,000,000) (such Term Loan Advance, the “Tranche 1(a) Advance”).

(ii) Tranche 1(b). Subject to the terms and conditions of this Agreement, Borrower may request, and the Lenders shall severally (and not jointly) make, in each case, during the Tranche 1(b) Availability Period, one Term Loan Advance in an aggregate principal amount equal to Five Million Dollars ($5,000,000) (such Term Loan Advance, the “Tranche 1(b) Advance” and, together with the Tranche 1(a) Advance, collectively, the “Tranche 1 Advances” and each a “Tranche 1 Advance”).

(iii) Tranche 2. Subject to the terms and conditions of this Agreement, Borrower may request, and the Lenders shall severally (and not jointly) make, in each case, during the Tranche 2 Availability Period, one or more additional Term Loan Advances in minimum increments of Five Million Dollars ($5,000,000) (or if less, the remaining amount of Term Loan Advances available to be drawn pursuant to this Section 2.2(a)(iii)) in an aggregate principal amount up to Ten Million Dollars ($10,000,000) (such Term Loan Advances, the “Tranche 2 Advances”).

(iv) Tranche 3. Subject to the terms and conditions of this Agreement, Borrower may request, and the Lenders shall severally (and not jointly) make, in each case, beginning on the Closing Date and continuing through the last Business Day prior to the Amortization Date, and conditioned on approval by Lenders’ investment committee in is sole and unfettered discretion, one or more additional Term Loan Advances in minimum increments of Five Million Dollars ($5,000,000) (or if less, the remaining amount of Term Loan Advances available to be drawn pursuant to this Section 2.2(a)(iv)) in an aggregate principal amount up to Fifteen Million Dollars ($15,000,000) (such Term Loan Advances, the “Tranche 3 Advances”).

(b) Maximum Term Loan Amount. The aggregate outstanding Term Loan Advances shall not exceed the Maximum Term Loan Amount. Each Term Loan Advance of each Lender shall not exceed its respective Term Commitment. After repayment, no Term Loan Advance (or any portion thereof) may be reborrowed.

(c) Advance Request. To obtain a Term Loan Advance, Borrower shall complete, sign and deliver an Advance Request (at least one (1) Business Day before the Closing Date and at least five (5) Business Days before each Advance Date other than the Closing Date) to Agent. Lenders shall fund the Term Loan Advance in the manner requested by the Advance Request provided that each of the conditions precedent set forth in Section 4 and applicable to such Term Loan Advance is satisfied as of the requested Advance Date. The proceeds of any Term Loan Advance shall be deposited into an account that is subject to an Account Control Agreement.

(d) Term Loan Interest Rate. The principal balance shall bear interest thereon from such Advance Date at the Term Loan Interest Rate based on a year consisting of three hundred sixty (360) days, with interest computed daily based on the actual number of days elapsed. The Term Loan Interest Rate will float and change on the day the Prime Rate changes from time to time.

(e) Payment. Borrower will pay accrued but unpaid interest on each Term Loan Advance on the first Business Day of each month (each such date, a “Payment Date”), beginning the month after the Advance Date. Borrower shall repay the aggregate principal balance of the Term Loan Advances that is outstanding on the day immediately preceding the Amortization Date, in equal monthly installments of principal and interest (mortgage style) beginning on the Amortization Date and continuing on the first Business Day of each month thereafter until the Secured Obligations (other than inchoate indemnity obligations) are repaid, provided that if the Term Loan Interest Rate is adjusted or the Amortization Date is extended, the amount of each subsequent monthly installment shall be recalculated. The entire principal balance of the Term Loan Advances and all accrued but unpaid interest hereunder, shall be due and payable on the Term Loan Maturity Date. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. If a payment hereunder becomes due and payable on a day that is not a Business Day, the due date thereof shall be the immediately preceding Business Day. Agent for the benefit of the Lenders shall initiate debit entries to Borrower’s account as authorized on the ACH Authorization (i) on each Payment Date of all periodic obligations payable to Lenders under each Term Loan Advance and (ii) out-of-pocket legal fees and costs incurred by Agent or Lenders in connection with Section 11.12; provided that, with respect to clause (i) above, in the event that Agent informs Borrower that Agent shall not initiate a debit entry to Borrower’s account for a certain amount of the periodic obligations due on a specific Payment Date, Borrower shall pay to Agent, for the benefit of Lenders, such amount of periodic obligations in full in immediately available funds on such Payment Date; provided, further, that, with respect to clause (i) above, if Agent informs Borrower that Agent shall not initiate a debit entry as described above later than the date that is three (3) Business Days prior to such Payment Date, Borrower shall pay to Agent for the ratable benefit of the Lenders such amount of periodic obligations in full in immediately available funds on the date that is three (3) Business Days after the date on which Agent notifies Borrower of such; provided, further, that, with respect to clause (ii) above, in the event that Agent informs Borrower that Agent shall not initiate a debit entry to Borrower’s account for specified out-of-pocket legal fees and costs incurred by Agent, Borrower shall pay to Agent such amount in full in immediately available funds within three (3) Business Days.

2.3 Maximum Interest. Notwithstanding any provision in this Agreement or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that Borrower has actually paid to Lenders an amount of interest in excess of the amount that would have been payable if all of the Secured Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrower shall be applied as follows: first, to the payment of the Secured Obligations consisting of the outstanding principal; second, after all principal is repaid, to the payment of Lenders’ accrued interest, costs, expenses, professional fees and any other Secured Obligations; and third, after all Secured Obligations are repaid, the excess (if any) shall be refunded to Borrower.

2.4 Default Interest. In the event any payment is not paid on the scheduled payment date, other than due to a failure of any ACH debit due solely to an administrative or operational error of Agent or Lender or Borrower’s bank if Borrower had the funds to make the payment when due and makes the payment within three (3) Business Days following Borrower’s knowledge of such failure to pay, an amount equal to three percent (3%) of such past due amount shall be payable on demand. In addition, upon the occurrence and during the continuation of an Event of Default hereunder, all outstanding Secured Obligations, including principal, interest, compounded interest, and professional fees, shall bear interest at a rate per annum equal to the rate set forth in Section 2.2(d) plus three percent (3%) per annum. In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Section 2.2(d) or 2.4, as applicable.

2.5 Prepayment. At its option Borrower may prepay all, or a portion of the outstanding Advances, by paying the entire principal balance (or any portion thereof), all accrued and unpaid interest thereon to the date of repayment, all unpaid Lenders’ fees and expenses due hereunder accrued to the date of the repayment (including, without limitation, the portion of the End of Term Charge applicable to the aggregate original principal amount of the Term Loan Advances being prepaid in accordance with Section 2.6(a)), together with a prepayment charge equal to the following percentage of the outstanding principal amount of such Advance amount being so prepaid: with respect to each Advance (a) if the principal amount of such Advance amounts are prepaid on or prior to the date which is twelve (12) months following the Closing Date, three percent (3.00)%; (b) if the principal amount of such Advance amounts are prepaid after the date which is twelve (12) months following the Closing Date but on or prior to the date which is twenty-four (24) months following the Closing Date, two percent (2.00)%; and (c) thereafter through the day before the Term Loan Maturity Date, one percent (1.00)% (each, a “Prepayment Charge”). If at any time Borrower elects to make a prepayment, and at such time, there are outstanding Advances under multiple Tranches, the Prepayment Charge shall be determined by applying the amount of such prepayment in the following order: first, to the outstanding principal amount (and accrued but unpaid interest thereon) of Advances outstanding under the Tranche with the latest initial funding date; second, to the outstanding principal amount (and accrued but unpaid interest thereon) of Advances outstanding under the Tranche with the next latest initial funding date and so on until the entire principal balance of all Advances made hereunder (and all accrued but unpaid interest thereon) is paid in full. Borrower agrees that the Prepayment Charge is a reasonable calculation of Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Advances. Borrower shall prepay the outstanding amount of all principal and accrued interest through the prepayment date and the Prepayment Charge upon the occurrence of a Change in Control or any other prepayment hereunder. Notwithstanding the foregoing, Agent and Lenders agree to waive the Prepayment Charge if Agent and Lenders or their respective Affiliates (in their sole and absolute discretion) agree in writing to refinance the Advances prior to the Term Loan Maturity Date. Any amounts paid under this Section shall be applied by Agent to the then unpaid amount of any outstanding Secured Obligations (including principal and interest) in such order and priority as Agent may choose in its sole discretion. For the avoidance of doubt, if a payment hereunder becomes due and payable on a day that is not a Business Day, the due date thereof shall be the immediately preceding Business Day.

2.6 End of Term Charge.

(a) On the earliest to occur of (i) the Term Loan Maturity Date, (ii) the date that Borrower prepays the outstanding Secured Obligations (other than any inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) in full, (iii) the date that the outstanding Secured Obligations become due and payable, or (iv) as required pursuant to Section 2.5, Borrower shall pay Lenders a charge equal to five and ninety-five hundredths of one percent (5.95%) multiplied by the aggregate original principal amount of any Term Loan Advances funded hereunder (the “End of Term Charge”).

(b) Notwithstanding the required payment date of such End of Term Charge, the applicable pro rata portion of the End of Term Charge shall be deemed earned by Lenders as of each date that an applicable Term Loan Advance is made. For the avoidance of doubt, if a payment hereunder becomes due and payable on a day that is not a Business Day, the due date thereof shall be the immediately preceding Business Day.

2.7 Pro Rata Treatment. Each payment (including prepayment) on account of any fee and any reduction of the Term Loan Advances shall be made pro rata according to the Term Commitments of the relevant Lender.

2.8 Taxes; Increased Costs. Borrower, Agent and Lenders each hereby agree to the terms and conditions set forth on Addendum 1 attached hereto.

2.9 Treatment of Prepayment Charge and End of Term Charge. Borrower agrees that any Prepayment Charge and any End of Term Charge payable shall be presumed to be the liquidated damages sustained by each Lender as the result of the early termination, and Borrower agrees that it is reasonable under the circumstances currently existing and existing as of the Closing Date. The Prepayment Charge and the End of Term Charge shall also be payable in the event the Secured Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure, or by any other means. Each Loan Party expressly waives (to the fullest extent it may lawfully do so) the provisions of any present or future statute or law that prohibits or may prohibit the collection of the foregoing Prepayment Charge and End of Term Charge in connection with any such acceleration. Borrower agrees (to the fullest extent that each may lawfully do so): (a) each of the Prepayment Charge and the End of Term Charge is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (b) each of the Prepayment Charge and the End of Term Charge shall be payable notwithstanding the then prevailing market rates at the time payment is made; (c) there has been a course of conduct between Lenders and Borrower giving specific consideration in this transaction for such agreement to pay the Prepayment Charge and the End of Term Charge as a charge (and not interest) in the event of prepayment or acceleration; and (d) Borrower shall be estopped from claiming differently than as agreed to in this Section. Borrower expressly acknowledges that its agreement to pay each of the Prepayment Charge and the End of Term Charge to Lenders as herein described was on the Closing Date and continues to be a material inducement to Lenders to provide the Term Loan Advances.

SECTION 3. SECURITY INTEREST

3.1 Grant of Security Interest. As security for the prompt and complete payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, each Borrower grants to Agent a security interest in all of such Borrower’s right, title, and interest in, to and under all of such Borrower’s personal property and other assets including without limitation the following (except as set forth herein) whether now owned or hereafter acquired (collectively, the “Collateral”): (a) Receivables; (b) Equipment; (c) Fixtures; (d) General Intangibles; (e) Inventory; (f) Investment Property; (g) Deposit Accounts; (h) Cash; (i) Goods; and all other tangible and intangible personal property of such Borrower whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located, and any of such Borrower’s property in the possession or under the control of Agent; and, to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

3.2 Notwithstanding the broad grant of the security interest set forth in Section 3.1, above, the Collateral shall not include (a) more than 65% of the presently existing and hereafter arising issued and outstanding Equity Interests owned by Borrower of any Excluded Subsidiary which Equity Interests entitle the holder thereof to vote for directors or any other matter to the extent that Borrower has provided Agent reasonably satisfactory evidence that the grant of a security interest in excess of such percentage to secure the Secured Obligations could reasonably be expected cause material adverse tax consequences for any Loan Party, (b) any “intent to use” trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise, provided, that upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use of an intent-to-use trademark application pursuant to 15 U.S.C. Section 1060(a) (or any successor provision) such intent-to-use application shall constitute Collateral, and (c) nonassignable licenses or contracts, which by their terms require the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, Sections 9406, 9407 and 9408 of the UCC) (d) any Excluded Account, (e) any asset that is subject to a purchase money security interest or lease permitted pursuant to the terms of this Agreement and which derives from an agreement which prohibits any junior security interest, other than to the extent that any such prohibition would be terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Law, (f) any governmental licenses or state or local franchises, charters or authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby, after giving effect to the applicable anti-assignment provisions of the UCC of any applicable jurisdiction or any other applicable Law notwithstanding such prohibition or restriction, (g) any leasehold interests in real estate and (h) any assets as to which the Agent in its reasonable discretion shall determine that the costs and burdens of obtaining or perfecting a security interest therein substantially outweigh the benefit to the Lenders of the security afforded thereby (including, without limitation, vehicles or other assets subject to a certificate of title).

SECTION 4. CONDITIONS PRECEDENT TO LOAN

The obligations of Lenders to make the Loan hereunder are subject to the satisfaction by Borrower of the following conditions:

4.1 Initial Advance. On or prior to the Closing Date, Borrower shall have delivered to Agent the following:

(a) duly executed copies of the Loan Documents (other than the Warrant, which shall be an original), and all other documents and instruments reasonably required by Agent to effectuate the transactions contemplated hereby or to create and perfect the Liens of Agent with respect to all Collateral, in all cases in form and substance reasonably acceptable to Agent;

(b) duly executed Account Control Agreement(s) with respect to each Deposit Account and account holding Investment Property (other than an Excluded Account) maintained by Borrower or any Subsidiary;

(c) a legal opinion of Borrower’s counsel in form and substance reasonably acceptable to Agent;

(d) copy of resolutions of each Borrower’s Board of Directors, certified by an officer of such Borrower, evidencing (i) approval of the Loan and other transactions evidenced by the Loan Documents, (ii) authorizing a specified person or persons to execute the Loan Documents to which it is a party on its behalf, (iii) authorizing a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices (including, if relevant, any Advance Request or other relevant notice) to be signed and/or dispatched by it under or in connection with the Loan Documents to which it is a party, and (iv) acknowledging that the Board of Directors are acting for a proper purpose and that the Loan Documents are in the best interests of that Borrower and for its commercial benefit;

(e) copies of the Charter of Borrower, certified by the Secretary of State of the applicable jurisdiction of organization and the other Organizational Documents, as amended through the Closing Date, of Borrower, certified by an officer of Borrower;

(f) a certificate of good standing for Borrower from its jurisdiction of organization and similar certificates from all other jurisdictions in which it does business and where the failure to be qualified could have a Material Adverse Effect;

(g) certified copies, dated as of a recent date, of searches for financing statements;

(h) a duly executed payoff letter from MidCap Financial Trust;

(i) evidence that (i) the Liens securing Indebtedness owed by Borrower to MidCap Financial Trust will be terminated, and (ii) the documents and/or filings evidencing the perfection of such Liens, including without limitation any financing statements and/or control agreements, have been or will be, concurrently with or promptly after the initial Advance, terminated;

(j) payment of the Due Diligence Fee, Initial Facility Charge and reimbursement of Agent’s and Lenders’ current non-legal expenses reimbursable pursuant to this Agreement, which amounts may be deducted from the initial Advance;

(k) a duly executed copy of the Perfection Certificate and each exhibit and addendum thereto;

(l) all certificates of insurance and copies of each insurance policy and endorsements required hereunder;

(m) duly executed bailee agreements for any bailee location holding a portion of Borrower’s assets or property valued, individually or in the aggregate, in excess of Five Hundred Thousand Dollars $(500,000), except for the bailee location located at No. 99 Jishi East Road, Wu Jiang District, Suzhou City, Jiangsu Province, P.R. China 215200;

(n) (i) the certificates representing the Equity Interests required to be pledged pursuant to the Pledge Agreement, together with an undated stock power or similar instrument of transfer for each such certificate endorsed in blank by a duly authorized officer of the pledgor thereof, and (ii) each material debt instrument (if any) endorsed (without recourse) in blank (or accompanied by an transfer form endorsed in blank) by the pledgor thereof required to be pledged to Agent under the Pledge Agreement;

(o) all reports, declarations and forms required by the SBA, including but not limited to SBA 652, SBA 1031 and SBA 480; and

(p) such other documents as Agent may reasonably request.

4.2 All Advances. On each Advance Date:

(a) Agent shall have received (i) an Advance Request for the relevant Advance as required by Section 2.2(c), duly executed by Borrower’s Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer, (ii) a duly executed Warrant with respect to the relevant Advance, together with the original signature page of Borrower thereto, and (iii) any other documents Agent may reasonably request in good faith;

(b) The representations and warranties set forth in this Agreement shall be true and correct in all material respects on and as of the applicable Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date;

(c) Borrower shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed;

(d) With respect to any Advance (other than the Tranche 1 Advance) made available on such Advance Date, the Loan Parties shall have paid the Tranche Facility Charge applicable to such Advance; and

(e) Each Advance Request shall be deemed to constitute a representation and warranty by Borrower on the relevant Advance Date as to the matters specified in Section 4.2(b), Section 4.2(c) and Section 4.4 and as to the matters set forth in the Advance Request.

4.3 [Reserved].

4.4 No Default. As of the Closing Date and at the time of and immediately after each Advance Date, (i) no fact or condition exists that could (or could, with the passage of time, the giving of notice, or both) constitute an Event of Default and (ii) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF BORROWER

Borrower represents and warrants that:

5.1 Corporate Status; Execution and Delivery; Binding Effect. Each Borrower is a corporation or limited liability company, as the case may be, duly organized, legally existing and in good standing under the laws of its jurisdiction of incorporation or formation, and is duly qualified as a foreign corporation, limited liability company or partnership, as the case may be, in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified could reasonably be expected to have a Material Adverse Effect. Borrower’s present name, former names (if any), locations, place of formation, tax identification number, organizational identification number and other information are correctly set forth in Exhibit B, as may be updated by Borrower in a written notice (including any Compliance

Certificate) provided to Agent after the Closing Date in accordance with this Agreement. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by the Borrower. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity.

5.2 Collateral. Borrower owns or otherwise has the rights in the Collateral, free of all Liens, except for Permitted Liens. Borrower has the power and authority to grant to Agent a Lien in the Collateral as security for the Secured Obligations.

5.3 Consents. Borrower’s execution, delivery and performance of this Agreement and all other Loan Documents to which it is a party, (i) have been duly authorized by all necessary action of Borrower in accordance with its Organizational Documents and applicable law, (ii) will not result in the creation or imposition of any Lien upon the Collateral, other than Permitted Liens, (iii) do not violate (A) any provisions of Borrower’s Organizational Documents or (B) any, law, regulation, order, injunction, judgment, decree or writ to which Borrower is subject in any material respect and (iv) except as described on Schedule 5.3, do not violate any material contract or agreement or require the consent or approval of any other Person or Governmental Authority which has not already been obtained. The individual or individuals executing the Loan Documents on behalf of Borrower are duly authorized to do so.

5.4 Material Adverse Effect. No event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing. Borrower is not aware of any event or circumstance that is likely to occur that is reasonably expected to result in a Material Adverse Effect.

5.5 Actions Before Governmental Authorities. There are no actions, suits, claims, disputes or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of Borrower, threatened against or affecting Borrower or its property, that is reasonably expected to result in a Material Adverse Effect.

5.6 Laws.

(a) Neither Borrower nor any of its Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority to which Borrower or such Subsidiaries are subject, where such violation or default could reasonably be expected to result in a Material Adverse Effect. Borrower is not in default in any manner under any provision of any agreement or instrument evidencing material Indebtedness, or any other agreement to which it is a party or by which it is bound.

(b) Neither Borrower nor any of its Subsidiaries is an “investment company,” a company that would be an “investment company” except for the exclusion from the definition of “investment company” in Section 3(c) of the Investment Company Act of 1940, as amended (the “1940 Act”), or a company “controlled” by an “investment company” under the 1940 Act. Neither Borrower nor any of its Subsidiaries is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower and each of its Subsidiaries has complied in all material respects with the Federal Fair Labor Standards Act. Neither Borrower nor any of its Subsidiaries is a “holding company” or an

“affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Neither Borrower’s nor any of its Subsidiaries’ properties or assets have been used by Borrower or such Subsidiary or, to Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable laws. Borrower and each of its Subsidiaries has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.

(c) None of Borrower, any of its Subsidiaries, or any of Borrower’s or its Subsidiaries’ Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) is a Blocked Person. None of Borrower, any of its Subsidiaries, or (to the knowledge of Borrower) any of their Affiliates or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law. None of the funds to be provided under this Agreement will be used, directly or indirectly, (a) for any activities in violation of any applicable anti-money laundering, economic sanctions and anti-bribery laws and regulations or (b) for any payment to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

5.7 Information Correct and Current. No information, report, Advance Request, financial statement, exhibit or schedule furnished, by or on behalf of Borrower to Agent in connection with any Loan Document or included therein or delivered pursuant thereto contained, or, when taken as a whole, contains or will contain any material misstatement of fact or, when taken together with all other such information or documents, omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading at the time such statement was made or deemed made. Additionally, any and all financial or business projections provided by Borrower to Agent, whether prior to or after the Closing Date, shall be (i) provided in good faith and based on the most current data and information available to Borrower, and (ii) the most current of such projections provided to Borrower’s Board of Directors (it being understood that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts, that such projections are subject to significant uncertainties and contingencies, many of which are beyond the control of Borrower, that no assurance is given that any particular projections will be realized, and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

5.8 Tax Matters. Except as set forth on Schedule 5.8, (a) Borrower and its Subsidiaries have filed all federal and state income Tax returns and other material Tax returns that they are required to file, (b) Borrower and its Subsidiaries have duly paid all federal and state income Taxes and other material Taxes or installments thereof that they are required to pay, except Taxes being contested in good faith by appropriate proceedings and for which Borrower and its Subsidiaries maintain adequate reserves in accordance with GAAP, and (c) to the best of Borrower’s knowledge, no proposed or pending Tax assessments, deficiencies, audits or other proceedings with respect to Borrower or any Subsidiary have had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.9 Intellectual Property Claims. Borrower is the sole owner of, or otherwise has the right to use, the Intellectual Property material to Borrower’s business. Except as described on Schedule 5.9 and as may be updated by Borrower in a written notice provided from time to time after the Closing Date, (i) to the best knowledge of Borrower each of the material Copyrights, Trademarks and Patents (other than patent applications) is valid and enforceable, (ii) no material part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and (iii) except as set forth in any previously delivered Compliance Certificate in accordance with Section 7.1(d), no claim has been made to Borrower in writing that any material part of the Intellectual Property violates the rights of any third party. Exhibit C is a true, correct and complete list of each of Borrower’s Patents, registered Trademarks, registered Copyrights, and material agreements under which Borrower licenses Intellectual Property from third parties (other than shrink-wrap software licenses or other than “off-the-shelf” licenses or open-source software), together with application or registration numbers, as applicable, owned by Borrower or any Subsidiary, in each case as of the Closing Date. Borrower is not in material breach of, nor has Borrower failed to perform (when and as required) any material obligations under, any of the foregoing material contracts, licenses or agreements and, to Borrower’s knowledge, no third party to any such material contract, license or agreement is in material breach thereof or has failed to perform (when and as required) any material obligations thereunder.

5.10 Intellectual Property.

(a) Except as described on Schedule 5.10, to its best knowledge, Borrower has all material rights with respect to intellectual property necessary in the operation or conduct of Borrower’s business as currently conducted by Borrower. Without limiting the generality of the foregoing, except for restrictions that are unenforceable under Division 9 of the UCC or otherwise permitted under this Agreement with respect to Licenses which have any material value, Borrower has the right, to the extent required to operate Borrower’s business, to freely transfer, license or assign Intellectual Property necessary or material in the operation or conduct of Borrower’s business as currently conducted and proposed to be conducted by Borrower, without condition, restriction or payment of any kind (other than license or royalty payments in the ordinary course of business) to any third party, and Borrower owns or has the right to use, pursuant to valid licenses, all software development tools, library functions, compilers and all other third-party software and other items that are material in the operation or conduct of Borrower’s business and used in the design, development, promotion, sale, license, manufacture, import, export, use or distribution of Borrower Products except customary covenants in inbound license agreements and equipment leases where Borrower is the licensee or lessee. Except as disclosed on Schedule 5.10 as may be deemed updated from time to time by delivery of each delivered Compliance Certificate, Borrower is not a party to, nor is it bound by, any Restricted License.

(b) No material software or other materials used by Borrower or any of its Subsidiaries (or used in any Borrower Products or any Subsidiaries’ products) are subject to an open-source or similar license (including but not limited to the General Public License, Lesser General Public License, Mozilla Public License, or Affero License) in a manner that would cause such software or other materials to have to be (i) distributed to third parties at no charge or a minimal charge (royalty-free basis); (ii) licensed to third parties to modify, make derivative works based on, decompile, disassemble, or reverse engineer; or (iii) used in a manner that requires disclosure or distribution in source code form.

(c) There are no material unpaid fees or royalties under any Material Agreements that have become overdue. Each Material Agreement is in full force and effect and is legal, valid, binding, and enforceable in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability. Except as set forth on Schedule 5.10(c), to the knowledge of Borrower, neither Borrower nor any of its Subsidiaries, as applicable, is in breach of or default in any manner that could reasonably be expected to materially affect the Borrower Products under any Material Agreement to which it is a party, and no circumstances or grounds exist that would give rise to a claim of breach or right of rescission, termination or nonrenewal of any of the Material Agreements, including the execution, delivery and performance of this Agreement and the other Loan Documents..

5.11 Borrower Products. Except as set forth on Schedule 5.11, no Intellectual Property owned by Borrower or Borrower Product has been or is subject to any actual or, to the knowledge of Borrower, threatened (in writing) litigation, proceeding (including any non-prosecution proceeding in the United States Patent and Trademark Office or any corresponding foreign office or agency) or outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any manner Borrower’s use, transfer or licensing thereof or that may affect the validity, use or enforceability thereof. There is no decree, order, judgment, agreement, stipulation, arbitral award or other provision entered into in connection with any litigation or proceeding that obligates Borrower to grant licenses or ownership interest in any future Intellectual Property material to the operation or conduct of the business of Borrower or Borrower Products. Borrower has not received any written notice or claim, or, to the knowledge of Borrower, oral notice or claim, challenging or questioning Borrower’s ownership in any material Intellectual Property (or written notice of any claim challenging or questioning the ownership in any licensed Intellectual Property of the owner thereof) or suggesting that any third party has any claim of legal or beneficial ownership with respect thereto nor, to the knowledge of Borrower, is there a reasonable basis for any such claim. Neither Borrower’s use of its Intellectual Property nor the production and sale of Borrower Products infringes the valid Intellectual Property rights or other rights of others.

5.12 Financial Accounts. Exhibit D, as may be updated by Borrower in a written notice provided to Agent after the Closing Date, is a true, correct and complete list of (a) all banks and other financial institutions at which Borrower or any Subsidiary maintains Deposit Accounts and (b) all institutions at which Borrower or any Subsidiary maintains an account holding Investment Property, and such exhibit correctly identifies the name, address and telephone number of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

5.13 Employee Loans. Except for loans constituting Permitted Investments or as described on Schedule 5.13, Borrower has no outstanding loans to any employee, officer or director of Borrower nor has Borrower guaranteed the payment of any loan made to an employee, officer or director of Borrower by a third party.

5.14 Subsidiaries. Borrower does not own any stock, partnership interest or other securities of any Person, except for Permitted Investments. Attached as Schedule 5.14, as may be updated by Borrower in a written notice provided after the Closing Date, is a true, correct and complete list of each Subsidiary.

5.15 Solvency. The fair salable value of Borrower’s consolidated assets (including goodwill minus disposition costs) exceeds the fair value of Borrower’s liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower and each of its Subsidiaries are able to pay their debts (including trade debts) as they mature. The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

SECTION 6. INSURANCE; INDEMNIFICATION

6.1 Coverage. Borrower shall cause to be carried and maintained commercial general liability insurance covering Borrower and its Subsidiaries, on an occurrence form, against risks and in such amounts customarily insured against in Borrower’s line of business. Such risks shall include the risks of bodily injury, including death, property damage, personal injury, advertising injury, and contractual liability per the terms of the indemnification agreement found in Section 6.3. Borrower must maintain a minimum of One Million Dollars ($1,000,000) of commercial general liability insurance for each occurrence. Borrower maintains and shall continue to maintain a minimum of Two Million Dollars ($2,000,000) of directors’ and officers’ insurance for each occurrence and Five Million Dollars ($5,000,000) in the aggregate. So long as there are any Secured Obligations outstanding (other than inchoate indemnity obligations which, by their terms, survive termination of this Agreement), Borrower shall also cause to be carried and maintained insurance upon the business and assets of Borrower and its Subsidiaries, insuring against all risks of physical loss or damage howsoever caused, in an amount not less than the full replacement cost of the Collateral, provided that such insurance may be subject to standard exceptions and deductibles. If Borrower fails to obtain the insurance called for by this Section 6.1 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Agent may obtain such insurance or make such payment, and all amounts so paid by Agent are immediately due and payable, bearing interest at the then highest rate applicable to the Secured Obligations, and secured by the Collateral. Agent will make reasonable efforts to provide Borrower with notice of Agent obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Agent are deemed an agreement to make similar payments in the future or Agent’s waiver of any Event of Default.

6.2 Certificates. Borrower shall deliver to Agent certificates of insurance that evidence Borrower’s compliance with its insurance obligations in Section 6.1 and the obligations contained in this Section 6.2. Borrower’s insurance certificate shall reflect Agent (shown as “Hercules Capital, Inc., as Agent, and its successors and/or assigns”) is an additional insured for commercial general liability, a lenders loss payable for all risk property damage insurance, subject to the insurer’s approval, and a lenders loss payable for property insurance and additional insured for liability insurance for any future insurance that Borrower may acquire from such insurer. Attached to the certificates of insurance will be additional insured endorsements for liability and lender’s loss payable endorsements for all risk property damage insurance. All certificates of insurance will provide for a minimum of thirty (30) days advance written notice to Agent of cancellation (other than cancellation for non-payment of premiums, for which ten (10) days’ advance written notice shall be sufficient). Any failure of Agent to scrutinize such insurance certificates for compliance is not a waiver of any of Agent’s rights, all of which are reserved. Borrower shall provide Agent with copies of each insurance policy, and upon entering or amending any insurance policy required hereunder, Borrower shall provide Agent with copies of such policies and shall promptly deliver to Agent updated insurance certificates with respect to such policies.

6.3 Indemnity. Borrower agrees to indemnify and hold Agent, Lenders and their officers, directors, employees, agents, in-house attorneys, representatives and shareholders (each, an “Indemnified Person”) harmless from and against any and all third-party claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable and documented attorneys’ fees and disbursements and other costs of investigation or defense (including those incurred upon any appeal) (collectively, “Liabilities”), that may be instituted or asserted against or incurred by such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated hereunder and thereunder, or any actions or failures to act in connection therewith, or arising out of the disposition or utilization of the Collateral, excluding in all cases Liabilities to the extent such Liabilities arise solely out of gross negligence or willful misconduct of any Indemnified Person or changes in income tax rates. This Section 6.3 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. In no event shall any Indemnified Person be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). This Section 6.3 shall survive the repayment of indebtedness under, and otherwise shall survive the expiration or other termination of, this Agreement, in each case, subject to the applicable statute of limitations.

SECTION 7. COVENANTS OF BORROWER

Borrower agrees as follows:

7.1 Financial Reports. Borrower shall furnish to Agent the financial statements and reports listed hereinafter (the “Financial Statements”):

(a) as soon as practicable (and in any event within thirty (30) days) after the end of each month, unaudited interim and year-to-date financial statements as of the end of such month (prepared on a consolidated basis, if applicable), including balance sheet and related statements of income accompanied by a report detailing the commencement of any material litigation by or against Borrower or any other occurrence that could reasonably be expected to have a Material Adverse Effect, all certified by Borrower’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or other authorized executive of Borrower to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, (ii) that they are subject to normal quarter and year-end adjustments, and (iii) they do not contain certain non-cash items that are customarily included in quarterly and annual financial statements;

(b) as soon as practicable (and in any event within forty-five (45) days) after the end of each calendar quarter), unaudited interim and year-to-date financial statements as of the end of such calendar quarter (prepared on a consolidated basis, if prepared), including balance sheet and related statements of income and cash flows, certified by Borrower’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or other authorized executive of Borrower to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, and (ii) that they are subject to normal year-end adjustments;

(c) as soon as practicable (and in any event within ninety (90)) after the end of each fiscal year, unqualified (other than as to going concern qualification based solely on the upcoming maturity date of the Secured Obligations under this Agreement occurring within 12 months of the date of such audit, any Loan Party having negative profits or a determination that any Loan Party has less than 12 months liquidity) audited financial statements as of the end of such year (prepared on a consolidated and consolidating basis, if prepared), including balance sheet and, related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified without qualification (other than as to going concern qualification based solely on the upcoming maturity date of the Secured Obligations under this Agreement occurring within 12 months of the date of such audit, any Loan Party having negative profits or a determination that any Loan Party has less than 12 months liquidity) by a firm of independent certified public accountants selected by Borrower and reasonably acceptable to Agent, accompanied by any management report from such accountants;

(d) as soon as practicable (and in any event within thirty (30) days) after the end of each month, a Compliance Certificate in the form of Exhibit E;

(e) as soon as practicable (and in any event within thirty (30) days) after the end of each month, a report showing agings of accounts receivable and accounts payable;

(f) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports that Company has made available to holders of its common stock and copies of any regular, periodic and special reports or registration statements that Company files with the Securities and Exchange Commission or any Governmental Authority that may be substituted therefor, or any national securities exchange;

(g) upon Agent’s request, copies of any material Governmental Approvals obtained by Borrower or any of its Subsidiaries;

(h) at the same time and in the same manner as provided to the investors of Borrower that are not members of Borrower’s Board of Directors, such materials prepared and provided or made available by Borrower on a quarterly basis to all such investors;

(i) financial and business projections promptly following their approval by Company’s Board of Directors, and in any event, within sixty (60) days prior to the end of Borrower’s fiscal year, as well as budgets, operating plans and other financial information reasonably requested by Agent;

(j) [Reserved];

(k) insurance renewal statements, annually or otherwise promptly upon renewal of insurance policies required to be maintained in accordance with Section 6.1;

(l) prompt notice of any legal process that is reasonably likely to result in damages, judgements or penalties against any Loan Party in excess of One Million Dollars ($1,000,000); and

(m) prompt (but in any event no more than three (3) Business Days’) notice if Borrower or any Subsidiary has knowledge that Borrower, or any Subsidiary or controlled Affiliate of Borrower, is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering.

Borrower shall not make any change in its (a) accounting policies or reporting practices(other than as permitted under GAAP or pursuant to applicable securities laws or regulations of the SEC), or (b) fiscal years or fiscal quarters. The fiscal year of Borrower shall end on December 31.

The executed Compliance Certificate, and all Financial Statements required to be delivered hereunder shall be sent via e-mail to financialstatements@htgc.com with a copy to lmcguire@htgc.com and cbarnes@htgc.com provided, that if e-mail is not available or sending such Financial Statements via e-mail is not possible, they shall be faxed to Agent at: (650) 473-9194, attention Account Manager: Sight Sciences, Inc..

Notwithstanding the foregoing, documents required to be delivered under Sections 7.1(a), (b), (c) or (f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower emails a link thereto to Agent; provided that Borrower shall directly provide Agent all Financial Statements required to be delivered pursuant to Section 7.1(b) and (c) hereunder.

7.2 Management Rights. Borrower shall permit any representative that Agent or Lenders authorizes, including its attorneys and accountants, to inspect the Collateral and examine and make copies and abstracts of the books of account and records of Borrower at reasonable times and upon reasonable notice during normal business hours; provided, however, that so long as no Event of Default has occurred and is continuing, such examinations shall be limited to no more often than once per fiscal year. In addition, in connection with such inspections, any such representative shall have the right to meet with management and officers of Borrower to discuss such books of account and records at reasonable times and upon reasonable notice. In addition, Agent or Lenders shall be entitled at reasonable times and intervals to consult with and advise the management and officers of Borrower concerning significant business issues affecting Borrower. Such consultations shall not unreasonably interfere with Borrower’s business operations. The parties intend that the rights granted Agent and Lenders shall constitute “management rights” within the meaning of 29 C.F.R. Section 2510.3-101(d)(3)(ii), but that any advice, recommendations or participation by Agent or Lenders with respect to any business issues shall not be deemed to give Agent or Lenders, nor be deemed an exercise by Agent or Lenders of, control over Borrower’s management or policies.

7.3 Further Assurances. Borrower shall, and shall cause each other Loan Party to, from time to time execute, deliver and file, alone or with Agent, any financing statements, security agreements, collateral assignments, notices, control agreements, promissory notes or other documents to perfect, give the highest priority to Agent’s Lien on the Collateral, subject to Permitted Liens, or otherwise evidence Agent’s rights herein, in each case as reasonably requested by Agent. Borrower shall from time to time procure any instruments or documents as may be reasonably requested by Agent, and take all further action that may be necessary, or that Agent may reasonably request, to perfect and protect the Liens granted hereby or pursuant to applicable Loan Documents. In addition, and for such purposes only, Borrower hereby authorizes Agent to execute and deliver on behalf of Borrower and to file such financing statements (including an indication that the financing statement covers “all assets or all personal property” of Borrower in accordance with Section 9504 of the UCC) without the signature of Borrower either in Agent’s name or in the name of Agent as agent and attorney-in-fact for Borrower. Borrower shall in good faith and in its reasonable commercial discretion, in each case subject to the terms of this Agreement, protect and defend Borrower’s title to the Collateral and Agent’s Lien thereon against all Persons claiming any interest adverse to Borrower or Agent other than Permitted Liens.

7.4 Indebtedness. Borrower shall not create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness, or prepay any Indebtedness or take any actions which impose on Borrower an obligation to prepay any Indebtedness, except for (a) the conversion of Indebtedness into equity securities and the payment of cash in lieu of fractional shares in connection with such conversion, (b) purchase money Indebtedness pursuant to its then applicable payment schedule or with other purchase money Indebtedness permitted hereunder, (c) prepayment by any Loan Party or its Subsidiary of (i) inter-company Indebtedness owed by such Subsidiary or Loan Party to any Loan Party, or (ii) if such Subsidiary is not a Loan Party, intercompany Indebtedness owed by such Subsidiary that is not a Loan Party to another Subsidiary that is not a Loan Party, (d) as may be permitted under any Subordination Agreement, (e) Permitted Indebtedness with the proceeds of other Permitted Indebtedness and (f) as otherwise permitted hereunder or approved in writing by Agent.

7.5 Collateral. Borrower shall at all times keep the Collateral and all other property and assets used in Borrower’s business or in which Borrower now or hereafter holds any interest free and clear from any Liens whatsoever (except for Permitted Liens) Borrower shall not agree with any Person other than Agent or Lenders not to encumber its property other than in connection with Permitted Liens. Borrower shall not enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Borrower to create, incur, assume or suffer to exist any Lien upon any of its property (including Intellectual Property), whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than (i) this Agreement and the other Loan Documents, (ii) any agreements governing any purchase money Liens or capital lease obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby) and (iii) customary restrictions on the assignment of leases, licenses and other agreements. Borrower shall cause its Subsidiaries to protect and defend such Subsidiary’s title to its assets from and against all Persons claiming any interest adverse to such Subsidiary, and Borrower shall cause its Subsidiaries at all times to keep such Subsidiary’s property and assets free and clear from Liens whatsoever (except for Permitted Liens).

7.6 Investments. Borrower shall not directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries to do so, other than Permitted Investments.

7.7 Distributions. Borrower shall not, and shall not allow any Subsidiary to, (a) repurchase or redeem any class of stock or other Equity Interest other than pursuant to employee, director or consultant repurchase plans or other similar agreements, provided, however, in each case the repurchase or redemption price does not exceed Five Hundred Thousand Dollars ($500,000) per fiscal year, or (b) declare or pay any cash dividend or make any other cash distribution on any class of stock or other Equity Interest, except that (i) a Subsidiary may pay dividends or make other distributions to Borrower or any Subsidiary of Borrower, and (ii) any Loan Party may make payments in cash for fractional shares/units upon conversion or in connection with the exercise or conversion of warrants or other securities, or (c) except for Permitted Investments, lend money to any employees, officers or directors or guarantee the payment of any such loans granted by a third party in excess of Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate, or (d) the conversion of any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (e) the repurchases described in clause (iii) of “Permitted Investments” or (f) waive, release or forgive any Indebtedness owed by any employees, officers or directors in excess of Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate.

7.8 Transfers. Except for Permitted Transfers, Borrower shall not, and shall not permit any Subsidiary to, voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey (“Transfer”) any equitable, beneficial or legal interest in any material portion of its assets (including, without limitation, pursuant to a Division).

7.9 Mergers and Consolidations. Borrower shall not, nor will it permit any Subsidiary to, merge, dissolve, liquidate, consolidate with or into another Person, or dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (other than (i) mergers or consolidations of (a) a Subsidiary which is not a Borrower into another Subsidiary or into Loan Party, or (b) a Loan Party into another Loan Party (provided that Company shall be the surviving entity in any transaction involving Company) and (ii) Permitted Acquisitions).

7.10 Taxes. Borrower shall, and shall cause each of its Subsidiaries to, pay when due all material Taxes of any nature whatsoever now or hereafter imposed or assessed against Borrower or such Subsidiary or the Collateral or upon Borrower’s (or such Subsidiary’s) ownership, possession, use, operation or disposition thereof or upon Borrower’s (or such Subsidiary’s) rents, receipts or earnings arising therefrom. Borrower shall, and shall cause each of its Subsidiaries to, file on or before the due date therefor (taking into account proper extensions) all federal and state income Tax returns and other material Tax returns required to be filed. Notwithstanding the foregoing, Borrower and its Subsidiaries may contest, in good faith and by appropriate proceedings diligently conducted, Taxes for which Borrower and its Subsidiaries maintain adequate reserves in accordance with GAAP.

7.11 Corporate Changes.

(a) No Loan Party shall change its corporate name, legal form or jurisdiction of formation without twenty (20) days’ prior written notice to Agent.

(b) No Loan Party shall suffer a Change in Control.

(c) No Loan Party shall relocate its chief executive office or its principal place of business unless: (i) it has provided prior written notice to Agent; and (ii) (x) to the extent such Loan Party is a Domestic Subsidiary, such relocation shall be within the continental United States of America and (y) to the extent such Loan Party is not Domestic Subsidiary, such relocation shall be within the country and legal regime of the one in which its chief executive office or its principal place of business was when it became a Loan Party, unless otherwise approved by Agent in its sole discretion.

(d) If Borrower intends to add any new offices or business locations, including warehouses, containing any portion of Borrower’s assets or property valued, individually or in the aggregate, in excess of Five Hundred Thousand Dollars $(500,000), then Borrower will cause the landlord of any such new offices or business locations, including warehouses, to execute and deliver a landlord consent in form and substance reasonably satisfactory to Agent.

(e) If Borrower intends to deliver any portion of Borrower’s assets or property valued, individually or in the aggregate, in excess of Five Hundred Thousand Dollars $(500,000) to a bailee, and Agent and such bailee are not already parties to a bailee agreement governing both the Collateral and the location to which Borrower intends to deliver the Collateral, then Borrower will cause such bailee to execute and deliver a bailee agreement in form and substance satisfactory to Agent.

(f) The Borrower will not, and will not permit any Loan Party to, engage to any material extent in any business other than those businesses conducted by the Borrower and its Subsidiaries on the date hereof or any business reasonably related or incidental thereto or representing a reasonable expansion thereof.

7.12 Deposit Accounts. Other than Excluded Accounts, no Loan Party shall maintain any Deposit Accounts, or accounts holding Investment Property, except with respect to which Agent has an Account Control Agreement. Furthermore, Borrower shall not maintain any Deposit Accounts, or accounts holding Investment Property, outside of the United States except for (i) Borrower’s accounts in the UK which shall not hold amounts in excess of GBP (£)10,000 and (ii) Borrower’s accounts in the Germany which shall not hold amounts in excess of EUR € 125,000.

7.13 Joinder of Subsidiaries. Borrower shall notify Agent of each Subsidiary formed or acquired subsequent to the Closing Date (including any new Subsidiary formed by Division) and, within twenty (20) days of such formation or acquisition (or such longer period of time as agreed to by Agent in writing in its sole discretion), shall cause any such Subsidiary that is not an Excluded Subsidiary to execute and deliver to Agent a Joinder Agreement and such other documents and instruments as shall be requested by Agent to effectuate the transactions contemplated by such Joinder Agreement (in each case in form and substance reasonably acceptable to Agent), or, if requested by Agent, a Guaranty and appropriate collateral security documents to secure the obligations pursuant to such Guaranty (in each case in form and substance reasonably acceptable to Agent); it being agreed that if such new Subsidiary that is not an Excluded Subsidiary is formed by a Division, the foregoing requirements shall be satisfied substantially concurrently with the formation of such Subsidiary that is not an Excluded Subsidiary.

7.14 [Reserved].

7.15 Notification of Event of Default. Borrower shall notify Agent promptly, in any event within three (3) Business Days, upon knowledge thereof of the occurrence of any Event of Default.

7.16 SBA. One or more affiliates of Agent have received a license from the U.S. Small Business Administration (“SBA”) to extend loans as a small business investment company (“SBIC”) pursuant to the Small Business Investment Act of 1958, as amended, and the associated regulations (collectively, the “SBIC Act”). Portions of the Loan to Borrower may be made by a Lender that is a SBIC. Addendum 2 to this Agreement outlines various responsibilities of Agent, each Lender and Borrower associated with a loan made by a SBIC, and such Addendum 2 is hereby incorporated in this Agreement.

7.17 Use of Proceeds. Borrower agrees that the proceeds of the Loans shall be used solely to refinance existing indebtedness, to pay related fees and expenses in connection with the Loan Documents and for working capital and general corporate purposes. The proceeds of the Loans will not be used in violation of Anti-Corruption Laws or applicable Sanctions.

7.18 [Reserved].

7.19 Material Agreement. Borrower shall give prompt written notice to Agent of entering into a Material Agreement or materially amending or terminating a Material Agreement.

7.20 Compliance with Laws.

(a) Borrower (i) shall maintain, and shall cause its Subsidiaries to maintain, compliance in all material respects with all material applicable laws, rules or regulations (including any law, rule or regulation with respect to the making or brokering of loans or financial accommodations), and (ii) shall, or cause its Subsidiaries to, obtain and maintain all required material governmental authorizations, approvals, licenses, franchises, permits or registrations reasonably necessary in connection with the conduct of Borrower’s business. Borrower shall not become an “investment company,” a company that would be an “investment company” except for the exclusion from the definition of “investment company” in Section 3(c) of the 1940 Act, as amended, or a company controlled by an “investment company” under the 1940 Act, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation X, T and U of the Federal Reserve Board of Governors).

(b) Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries permit any controlled Affiliate to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists. Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries, permit any controlled Affiliate to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.

(c) Borrower has implemented and shall maintain in effect policies and procedures designed to reasonably ensure compliance by Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

(d) None of Borrower, any of its Subsidiaries or any of their respective directors, officers or employees, or to the knowledge of Borrower, any agent for Borrower or its Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

7.21 Financial Covenants.

(a) Minimum Cash. Beginning on the Closing Date and at all times thereafter, Borrower shall maintain Qualified Cash in an amount greater than or equal to (i) prior to the date that Agent receives evidence, in form and substance reasonably satisfactory to Agent, that the Company has achieved Performance Milestone I, eighty-five percent (85%) of the Secured Obligations, and (ii) from and after the date that Agent receives evidence, in form and substance reasonably satisfactory to Agent, that the Company has achieved Performance Milestone I, thirty-five percent (35%) of the Secured Obligations.

(b) Minimum Net Revenue. From the date that Agent receives evidence, in form and substance reasonably satisfactory to Agent, that the Company has achieved Performance Milestone I and tested as of the last day of each calendar month thereafter, Borrower shall achieve T6M Revenue of at least 80% of the T6M Revenue included in the Board Approved Forecast for the six-month period ending on the last day of such calendar month.

Notwithstanding the foregoing, the Minimum Net Revenue covenant set forth in 7.21(b) above shall not apply at any time in which Borrower (x) (i) maintains a Market Capitalization in excess of Four Hundred Million Dollars ($400,000,000) and (ii) maintains Qualified Cash in an amount greater than or equal to seventy percent (70%) of the Secured Obligations or (y) maintains Qualified Cash in an amount equal greater than or equal to one hundred percent (100%) of the Secured Obligations (the “Waiver Condition”). For the avoidance of doubt, the Waiver Condition is subject to satisfaction on a daily basis, and if Borrower fails to satisfy either the preceding clause (x) or (y) of the Waiver Condition as of any day, Borrower shall be required to demonstrate compliance with the Minimum Net Revenue covenant.

7.22 Intellectual Property. Each Borrower shall (i) use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of its Intellectual Property; (ii) promptly advise Agent in writing of material infringements of its Intellectual Property; and (iii) not allow any Intellectual Property material to Borrowers’ business to be abandoned, forfeited or dedicated to the public without Agent’s written consent not to be unreasonably withheld, delayed or conditioned. If a Borrower (a) obtains any Patent, registered Trademark, registered Copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (b) applies for any Patent or the registration of any Trademark, then such Borrower shall promptly provide written notice thereof to Agent (and no later than with the next due monthly Compliance Certificate) and shall execute such intellectual property security agreements and other documents and take such other actions as Agent may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Agent in such property. If a Borrower decides to register any Copyrights or mask works in the United States Copyright Office, such Borrower shall: (x) provide Agent with contemporaneous written notice of such Borrower’s intent to register such Copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as Agent may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Agent in the Copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the Copyright or mask work application(s) with the United States Copyright Office. Borrowers shall promptly provide to Agent copies of all applications that it files for Patents or for the registration of Trademarks, Copyrights or mask works, together with evidence of the recording of the intellectual property security agreement required for Agent to perfect and maintain a first priority perfected security interest in such property, such notice to be provided in the form of monthly updates with the next due monthly Compliance Certificate. Borrower shall provide written notice to Agent within fifteen (15) Business Days of entering or becoming bound by any Restricted License (other than off-the-shelf software that is commercially available to the public). Borrower shall use commercially reasonable efforts if reasonably requested of Agent to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (1) any Restricted License to be deemed “Collateral” and for Agent to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (2) Agent to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Agent’s rights and remedies under this Agreement and the other Loan Documents

7.23 Transactions with Affiliates. Except as otherwise described on Schedule 7.23, Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction of any kind with any Affiliate of Borrower or such Subsidiary on terms that are less favorable to Borrower or such Subsidiary, as the case may be, than those that might be obtained in an arm’s length transaction from a Person who is not an Affiliate of Borrower or such Subsidiary, other than (a) any equity investments in Borrower by existing investors of Borrower not constituting a Change of Control, or Subordinated Indebtedness, (b) any compensation, director indemnification or similar arrangements in the ordinary course of business of Borrower and as approved by Company’s Board, or (c) transactions between or among the Loan Parties not involving any other Affiliate.

7.24 Excluded Subsidiaries; Joint Ventures.

(a) Borrower shall not, at any time, permit the aggregate amount of Cash held by Excluded Subsidiaries (collectively) to exceed ten percent (10%) of the Borrower Consolidated Unrestricted Cash at such time.

(b) Borrower shall not, at any time, permit the aggregate amount of aggregate amount of revenue of the Excluded Subsidiaries (as determined in accordance with GAAP, but which shall not include any upfront or non-sales-based milestone payments under business development of licensing transactions), measured monthly on a trailing six-month basis to exceed ten percent (10%) of the T6M Revenue at such time.

(c) Borrower shall not make any Transfer to or Investment in any Excluded Subsidiary or any joint venture entity other than Investments of Cash permitted to be made pursuant to the definition of “Permitted Investment”.

(d) Borrowers will not permit any Excluded Subsidiary or any other entity which is not a Borrower to commingle any of its assets (including any bank accounts, cash or cash equivalents) with the assets of Borrower.

7.25 Post-Closing Obligations.

(a) Notwithstanding any provision herein or in any other Loan Document to the contrary, to the extent not actually delivered on or prior to the Closing Date, Borrower shall use commercially reasonable efforts to deliver to Agent fully executed copies of landlord waivers for its(i) chief executive office or its principal place of business and (ii) offices or business locations, including warehouses, containing in excess of Five Hundred Thousand Dollars $(500,000) of Borrower’s assets or property, in each case, within thirty (30) days after the Closing Date.

(b) Notwithstanding any provision herein or in any other Loan Document to the contrary, to the extent not actually delivered on or prior to the Closing Date, Borrower shall deliver to Agent a fully executed copy of the Account Control Agreement with respect to Borrower’s accounts holding Investment Property maintained with Merrill Lynch within five (5) Business Days after the Closing Date.

(c) Notwithstanding any provision herein or in any other Loan Document to the contrary, to the extent not actually delivered on or prior to the Closing Date, Borrower shall deliver to Agent a fully executed copy of the Account Control Agreement with respect to Borrower’s Deposit Accounts maintained with Bank of America within two (2) Business Days after the Closing Date.

(d) Notwithstanding any provision herein or in any other Loan Document to the contrary, to the extent not actually delivered on or prior to the Closing Date, Borrower shall deliver to Agent all certificates of insurance and copies of each insurance policy and endorsements required hereunder within fifteen (15) days after the Closing Date.

SECTION 8. RIGHT TO INVEST

8.1 Borrower agrees to endeavor to use commercially reasonable efforts to permit, to the extent permitted by applicable law, Lenders or their assignee or nominee to, for so long as such applicable Lender shall constitute a “Lender” under this Agreement, have the right, in its discretion, to participate in any Subsequent Financing in an aggregate amount of up to Three Million Dollars ($3,000,000) on the same terms, conditions and pricing afforded to others participating in any such Subsequent Financing. This Section 8.1, and all rights and obligations provided for hereunder, shall terminate upon the termination of this Agreement.

SECTION 9. EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall be an “Event of Default”:

9.1 Payments. A Loan Party fails to pay any amount when due under this Agreement or any of the other Loan Documents on the due date; provided, however, that, in each case, an Event of Default shall not occur on account of a failure to pay due solely to an administrative or operational error of Agent or Lenders or Borrower’s bank if Borrower had the funds to make the payment when due and makes the payment within three (3) Business Days following Borrower’s knowledge of such failure to pay; or

9.2 Covenants. A Loan Party breaches or defaults in the performance of any covenant or Secured Obligation under this Agreement, or any of the other Loan Documents, Agent and Lenders, and (a) with respect to a Default under any covenant under this Agreement (other than under clause (b) hereof), any other Loan Document, Agent and Lenders, such default continues for more than fifteen (15) Business Days after the earlier of the date on which (i) Agent or Lenders has given notice of such Default to Borrower and (ii) Borrower has actual knowledge of such default or (b) with respect to a Default under any of Sections 6, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.15, 7.16, 7.17, 7.19, 7.21, and 7.22, the occurrence of such Default; or

9.3 Material Adverse Effect. A Material Adverse Effect has occurred; provided that, solely for purposes of this Section 9.3, the failure to achieve the Performance Milestone I Date and the Performance Milestone II Date, shall not in and of itself constitute a Material Adverse Effect under this Section 9.3; or

9.4 Representations. Any representation or warranty made by any Loan Party in any Loan Document shall have been false or misleading in any material respect when made or when deemed made; or

9.5 Insolvency. (a) Loan Party or any of its Subsidiaries fails to be solvent as described under Section 5.15 hereof; (b) a Loan Party or any of its Subsidiaries begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against a Loan Party or any of its Subsidiaries and is not dismissed or stayed within forty-five (45) days (but no Advances shall be made while any of the conditions described in clause (a) exist or until any Insolvency Proceeding is dismissed); or

9.6 Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least Five Hundred Thousand Dollars ($500,000) (not covered by independent third-party insurance as to which liability has not been rejected by such insurance carrier) shall be rendered against any Loan Party or any of its Subsidiaries by any Governmental Authority, and the same are not, within forty-five (45) days after the entry, assessment or issuance thereof, discharged, or after execution thereof, or stayed pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no Advances shall be made prior to the discharge, or stay of such fine, penalty, judgment, order or decree); or

9.7 Attachment; Levy; Restraint on Business.

(a) (i) The service of process seeking to attach, by trustee or similar process, any funds of any Loan Party or any of its Subsidiaries, or (ii) a notice of lien or levy is filed against any of any Loan Party’s or any of its Subsidiaries’ assets by any Governmental Authority, and the same under subclauses (i) and (ii) hereof are not, within twenty (20) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Advances shall be made during any twenty (20) day cure period; or

(b) (i) any material portion of any the Collateral is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents any Loan Party from conducting all or any material part of its business; or

9.8 Other Obligations. The occurrence of any default under (i) any agreement or obligation of a Loan Party involving any Indebtedness in excess of Seven Hundred Fifty Thousand Dollars ($750,000), or (ii) any other material agreement or obligation, if a Material Adverse Effect could reasonably be expected to result from such default

9.9 Governmental Approvals; FDA Action. (a) Any Governmental Approval shall have been revoked, rescinded, suspended, modified in an adverse manner, or not renewed in the ordinary course for a full term and such revocation, rescission, suspension, modification or non renewal has resulted in or could reasonably be expected to result in a Material Adverse Effect; or (b) (i) the FDA, DOJ or other Governmental Authority initiates a regulatory action or any other enforcement action against Borrower or any of its Subsidiaries or any supplier of Borrower or any of its Subsidiaries that causes Borrower or any of its Subsidiaries to recall, withdraw, remove or discontinue manufacturing, distributing, and/or marketing any of its products, even if such action is based on previously disclosed conduct, in each case, that would result in a Material Adverse Effect; (ii) the FDA or any other comparable Governmental Authority issues a warning letter to Borrower or any of its Subsidiaries with respect to any of its activities or products which could reasonably be expected to result in a Material Adverse Effect; (iii) Borrower or any of its Subsidiaries conducts a mandatory or voluntary recall which could reasonably be expected to result in liability and expense to Borrower or any of its Subsidiaries of Five Hundred Thousand Dollars ($500,000) or more; (iv) Borrower or any of its Subsidiaries enters into a settlement agreement with the FDA, DOJ or other Governmental Authority that results in aggregate liability as to any single or related series of transactions, incidents or conditions, of Five Hundred Thousand Dollars ($500,000) or more, or that could reasonably be expected to result in a Material Adverse Effect, even if such settlement agreement is based on previously disclosed conduct; or (v) the FDA or any other comparable Governmental Authority revokes any authorization or permission granted under any Registration, or Borrower or any of its Subsidiaries withdraws any Registration, that could reasonably be expected to result in a Material Adverse Effect.

SECTION 10. REMEDIES

10.1 General. Upon the occurrence and continuance of any one or more Events of Default, Agent may, and at the direction of the Required Lenders shall, accelerate and demand payment of all or any part of the outstanding Secured Obligations together with a Prepayment Charge and declare them to be immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Section 9.5, all of the Secured Obligations (including, without limitation, the Prepayment Charge and the End of Term Charge) shall automatically be accelerated and made due and payable, in each case without any further notice or act). Borrower hereby irrevocably appoints Agent as its lawful attorney-in-fact to: exercisable following the occurrence of an Event of Default, (i) sign Borrower’s name on any invoice or bill of lading for any account or drafts against account debtors; (ii) demand, collect, sue, and give releases to any account debtor for monies due, settle and adjust disputes and claims about the accounts directly with account debtors, and compromise, prosecute, or defend any action, claim, case, or proceeding about any Collateral (including filing a claim or voting a claim in any bankruptcy case in Agent’s or Borrower’s name, as Agent may elect); (iii) make, settle, and adjust all claims under Borrower’s insurance policies; (iv) pay, contest or settle any Lien, charge, encumbrance, security interest, or other claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (v) transfer the Collateral into the name of Agent or a third party as the UCC permits; (vi) receive, open and dispose of mail addressed to Borrower; (vii) endorse Borrower’s name on any checks, payment instruments, or other forms of payment or security; and (viii) notify all account debtors to pay Agent directly. Borrower hereby appoints Agent as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Secured Obligations have been satisfied in full and the Loan Documents (other than the Warrant) have been terminated. Agent’s foregoing appointment as Borrower’s attorney in fact, and all of Agent’s rights and powers, coupled with an interest, are irrevocable until all Secured Obligations (other than inchoate indemnity obligations which, by their terms, survive termination of this Agreement) have been fully repaid and performed and the Loan Documents have been terminated. Agent may, and at the direction of the Required Lenders shall, exercise all rights and remedies with respect to the Collateral under the Loan Documents (other than the Warrant) or otherwise available to it under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral. All Agent’s rights and remedies shall be cumulative and not exclusive.

10.2 Collection; Foreclosure. Upon the occurrence and during the continuance of any Event of Default, Agent may, and at the direction of the Required Lenders shall, at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Agent may elect. Any such sale may be made either at public or private sale at its place of business or elsewhere. Borrower agrees that any such public or private sale may occur upon ten (10) calendar days’ prior written notice to Borrower. Agent may require Borrower to assemble the Collateral and make it available to Agent at a place designated by Agent that is reasonably convenient to Agent and Borrower. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied by Agent in the following order of priorities:

First, to Agent, in an amount equal to the sum of all fees owing to Agent hereunder and under any other Loan Document;

Second, to Agent and Lenders in an amount sufficient to pay in full Agent’s and Lenders’ reasonable costs and professionals’ and advisors’ fees and expenses as described in Section 11.12;

Third, to Lenders, ratably, in an amount equal to the sum of all accrued interest owing to Lenders on the Term Loan Advances hereunder;

Fourth, to Lenders, ratably, in an amount equal to the sum of the outstanding principal and premium, if any owing to Lenders from Borrower on the Term Loan Advances hereunder;

Fifth, to Lenders and Agent, ratably (in proportion to all remaining Secured Obligations owing to each), in an amount equal to the sum of all other outstanding and unpaid Secured Obligations (including principal, interest, and the default rate interest set forth in Section 2.4, if required under this Agreement), in such order and priority as Agent may choose in its sole discretion; and

Finally, after the full and final payment in Cash of all of the Secured Obligations (other than inchoate obligations which, by their terms, survive termination of this Agreement), to any creditor holding a junior Lien on the Collateral, or to Borrower or its representatives or as a court of competent jurisdiction may direct.

Agent shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under the UCC.

10.3 No Waiver. Agent shall be under no obligation to marshal any of the Collateral for the benefit of Borrower or any other Person, and Borrower expressly waives all rights, if any, to require Agent to marshal any Collateral.

10.4 Waivers. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Agent on which Borrower is liable.

10.5 Cumulative Remedies. The rights, powers and remedies of Agent hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Agent.

SECTION 11. MISCELLANEOUS

11.1 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

11.2 Notice. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication (including the delivery of Financial Statements) that is required, contemplated, or permitted under the Loan Documents or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by electronic mail or hand delivery or delivery by an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States of America mails, with proper first class postage prepaid, in each case addressed to the party to be notified as follows:

(a)	If to Agent:

HERCULES CAPITAL, INC.

Legal Department

Attention: Chief Legal Officer and Lake McGuire

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

email: legal@htgc.com

Telephone: 650-289-3060

(b)	If to Lenders:

HERCULES CAPITAL, INC.

If SBA: HERCULES CAPITAL IV L.P.

Legal Department

Attention: Chief Legal Officer and Cristy Barnes

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

email: legal@htgc.com

Telephone: 650-289-3060

(c)	If to Borrower:

Sight Sciences, Inc.

Attention: Ali Bauerlein, Chief Financial Officer, Jeremy Hayden, General Counsel

4040 Campbell Ave #100

Menlo Park, CA 94025

email: ABauerlein@sightsciences.com, JHayden@sightsciences.com

Telephone: 805-895-7312

or to such other address as each party may designate for itself by like notice.

11.3 Entire Agreement; Amendments.

(a) This Agreement and the other Loan Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, non-disclosure or confidentiality agreements, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof (including Agent’s revised proposal letter dated December 11, 2023 and the Non-Disclosure Agreement).

(b) Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.3(b). The Required Lenders and Loan Parties party to the relevant Loan Document may, or, with the written consent of the Required Lenders, Agent and Loan Parties party to the relevant Loan Document may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of Lenders or of Loan Parties hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders or Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (A) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan Advance, reduce the stated rate of any interest (or fee payable hereunder) or extend the scheduled date of any payment thereof, in each case without the written consent of each Lender directly affected thereby; (B) eliminate or reduce the voting rights of any Lender under this Section 11.3(b) without the written consent of such Lender; (C) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by Loan Parties of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release a Loan Party from its obligations under the Loan Documents, in each case without the written consent of all Lenders; or (D) amend, modify or waive any provision of Section 11.18 or Addendum 3 without the written consent of Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each Lender and shall be binding upon the applicable Loan Parties, Lenders, Agent and all future holders of the Loans.

11.4 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

11.5 No Waiver. The powers conferred upon Agent and Lenders by this Agreement are solely to protect their rights hereunder and under the other Loan Documents and their interest in the Collateral and shall not impose any duty upon Agent or Lenders to exercise any such powers. No omission or delay by Agent or Lenders at any time to enforce any right or remedy reserved to them, or to require performance of any of the terms, covenants or provisions hereof by Borrower at any time designated, shall be a waiver of any such right or remedy to which Agent or Lenders is entitled, nor shall it in any way affect the right of Agent or Lenders to enforce such provisions thereafter.

11.6 Survival. All agreements, representations and warranties contained in this Agreement and the other Loan Documents or in any document delivered pursuant hereto or thereto shall be for the benefit of Agent, Lenders and Borrower (as applicable) and shall survive the execution and delivery of this Agreement. Sections 6.3, 8.1, 11.9, 11.11, 11.14, 11.15, 11.17 and 11.18 shall survive the termination of this Agreement.

11.7 Successors and Assigns. The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on Borrower and its permitted assigns (if any). No Loan Party shall assign its obligations under this Agreement or any of the other Loan Documents without Agent’s express prior written consent, and any such attempted assignment shall be void and of no effect. Agent and Lenders may assign, transfer, or endorse its rights hereunder and under the other Loan Documents without prior notice to Borrower, and all of such rights shall inure to the benefit of Agent’s and Lenders’ successors and assigns; provided that as long as no Event of Default has occurred and is continuing, neither Agent nor any Lender may assign, transfer or endorse its rights hereunder or under the Loan Documents to any party that is a direct competitor of Borrower or a distressed debt or vulture fund (as reasonably determined by Agent), it being acknowledged that in all cases, any transfer to an Affiliate of any Lender or Agent shall be allowed. Notwithstanding the foregoing, (x) in connection with any assignment by a Lender as a result of a forced divestiture at the request of any regulatory agency, the restrictions set forth herein shall not apply and Agent and Lenders may assign, transfer or endorse its rights hereunder and under the other Loan Documents to any Person or party and (y) in connection with a Lender’s own financing or securitization transactions, the restrictions set forth herein shall not apply and Agent and Lenders may assign, transfer or endorse its rights hereunder and under the other Loan Documents to any Person or party providing such financing or formed to undertake such securitization transaction and any transferee of such Person or party upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; provided that no such sale, transfer, pledge or assignment under this clause (y) shall release such Lender from any of its obligations hereunder or substitute any such Person or party for such Lender as a party hereto until Agent shall have received and accepted an effective assignment agreement from such Person or party in form satisfactory to Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such assignee as Agent reasonably shall require. Agent, acting solely for this purpose as a non-fiduciary agent of Borrower, shall maintain at one of its offices in the United States a register for the recordation of the names and addresses of Lender(s), and the Term Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower, Agent and Lender(s) shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

11.8 Participations. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register. Borrower agrees that each participant shall be entitled to the benefits of the provisions in Addendum 1 attached hereto (subject to the requirements and limitations therein, including the requirements under Section 7 of Addendum 1 attached hereto (it being understood that the documentation required under Section 7 of Addendum 1 attached hereto shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.7; provided that such participant shall not be entitled to receive any greater payment under Addendum 1 attached hereto, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the participant acquired the applicable participation.

11.9 Governing Law. This Agreement and the other Loan Documents have been negotiated and delivered to Agent and Lenders in the State of California, and shall have been accepted by Agent and Lenders in the State of California. Payment to Agent and Lenders by Borrower of the Secured Obligations is due in the State of California. Except as otherwise expressly provided in any of the Loan Documents, this Agreement and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

11.10 Consent to Jurisdiction and Venue. All judicial proceedings (to the extent that the reference requirement of Section 11.11 is not applicable) arising in or under or related to this Agreement or any of the other Loan Documents (except as expressly provided otherwise in any other Loan Document) may be brought in any state or federal court located in the State of California. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to nonexclusive personal jurisdiction in Santa Clara County, State of California; (b) waives any objection as to jurisdiction or venue in Santa Clara County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement or the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 11.2, and shall be deemed effective and received as set forth in Section 11.2. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

11.11 Mutual Waiver of Jury Trial / Judicial Reference.

(a) Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert Person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF BORROWER, AGENT AND LENDERS SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY BORROWER AGAINST AGENT, LENDERS OR THEIR RESPECTIVE ASSIGNEE OR BY AGENT, LENDERS OR THEIR RESPECTIVE ASSIGNEE AGAINST BORROWER. This waiver extends to all such Claims, including Claims that involve Persons other than Agent, Borrower or any Lenders; Claims that arise out of or are in any way connected to the relationship among Borrower, Agent and Lenders; and any Claims for damages, breach of contract, tort, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement, any other Loan Document.

(b) If the waiver of jury trial set forth in Section 11.11(a) is ineffective or unenforceable, the parties agree that all Claims shall be resolved by reference to a private judge sitting without a jury, pursuant to Code of Civil Procedure Section 638, before a mutually acceptable referee or, if the parties cannot agree, a referee selected by the Presiding Judge of the Santa Clara County, California. Such proceeding shall be conducted in Santa Clara County, California, with California rules of evidence and discovery applicable to such proceeding.

(c) In the event Claims are to be resolved by judicial reference, either party may seek from a court identified in Section 11.10, any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by judicial reference.

11.12 Professional Fees. Borrower promises to pay Agent’s and Lenders’ reasonable and documented out of pocket fees and expenses necessary to finalize the Loan Documents, including but not limited to reasonable attorneys’ fees, UCC searches, filing costs, and other miscellaneous expenses, provided that the Due Diligence Fee shall be applied in its entirety to the Lenders’ non-legal transaction costs and due diligence expenses. In addition, Borrower promises to pay any and all reasonable and documented out of pocket attorneys’ and other professionals’ fees (including allocated costs of in-house counsel) and expenses incurred by Agent and Lenders after the Closing Date in connection with or related to: (a) the Loan; (b) the administration, collection, or enforcement of the Loan; (c) the amendment or modification of the Loan Documents; (d) any waiver, consent, release, or termination under the Loan Documents; (e) the protection, preservation, audit, field exam, sale, lease, liquidation, or disposition of Collateral or the exercise of remedies with respect to the Collateral; (f) any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to Borrower or the Collateral, and any appeal or review thereof; and (g) any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to Borrower, the Collateral, the Loan Documents, including representing Agent or Lenders in any adversary proceeding or contested matter commenced or continued by or on behalf of Borrower’s estate, and any appeal or review thereof.

11.13 Confidentiality. Agent and Lenders acknowledge that certain items of Collateral and information provided to Agent and Lenders by Borrower are confidential and proprietary information of Borrower, if and to the extent such information either (x) is marked as confidential by Borrower at the time of disclosure, or (y) should reasonably be understood to be confidential (the “Confidential Information”). Accordingly, Agent and Lenders agree that any Confidential Information it may obtain in the course of acquiring, administering, or perfecting Agent’s security interest in the Collateral shall not be disclosed to any other Person or entity in any manner whatsoever, in whole or in part, without the prior written consent of Borrower, except that Agent and Lenders may disclose any such information: (a) to its Affiliates and its partners, investors, lenders, directors, officers, employees, agents, advisors, counsel, accountants, representative and other professional advisors if Agent or Lenders in their sole discretion determines that any such party should have access to such information in connection with such party’s responsibilities in connection with the Loan or this Agreement and, provided that such recipient of such Confidential Information either (i) agrees to be bound by the confidentiality provisions of this Section or (ii) is otherwise subject to confidentiality restrictions that reasonably protect against the disclosure of Confidential Information pursuant to similar terms; (b) if such information is generally available to the public or to the extent such information becomes publicly available other than as a result of a breach of this Section or becomes available to Agent or any Lender, or any of their respective Affiliates on a non-confidential basis from a source other than Borrower and not in violation of any confidentiality obligations known to the Agent or such Lender; (c) if required or appropriate in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over Agent or Lenders and any rating agency; (d) if required or appropriate in response to any summons or subpoena or in connection with any litigation, to the extent permitted or deemed advisable by Agent’s or Lenders’ counsel; (e) to comply with any legal requirement or law applicable to Agent or Lenders or demanded by any Governmental Authority; (f) to the extent reasonably necessary in connection with the exercise of, or preparing to exercise, or the enforcement of, or preparing to enforce, any right or remedy under any Loan Document (including Agent’s sale, lease, or other disposition of Collateral after the occurrence of a Default), or any action or proceeding relating to any Loan Document; (g) to any participant or assignee of Agent or Lenders or any prospective participant or assignee, provided, that such participant or assignee or prospective participant or assignee is subject to confidentiality restrictions no less protective than the provisions of this Section 11.13; (h) to any investor or potential investor (and each of their respective Affiliates or clients) in Agent or Lenders (or each of their respective Affiliates); provided that such investor, potential investor, Affiliate or client is subject to confidentiality obligations with respect to the Confidential Information; (i) otherwise to the extent consisting of general portfolio information that does not identify Borrower; or (j) otherwise with the prior consent of Borrower; provided, that any disclosure made in violation of this Agreement shall not affect the obligations of Borrower or any of its Affiliates or any guarantor under this Agreement or the other Loan Documents. Agent’s and Lenders’ obligations under this Section 11.13 shall supersede all of their respective obligations under the Non-Disclosure Agreement.

11.14 Assignment of Rights. Borrower acknowledges and understands that Agent or Lenders may, subject to Section 11.7, sell and assign all or part of its interest hereunder and under the Loan Documents to any Person or entity (an “Assignee”). After such assignment the term “Agent” or “Lender” as used in the Loan Documents shall mean and include such Assignee, and such Assignee shall be vested with all rights, powers and remedies of Agent and Lenders hereunder with respect to the interest so assigned; but with respect to any such interest not so transferred, Agent and Lenders shall retain all rights, powers and remedies hereby given. No such assignment by Agent or Lenders shall relieve Borrower of any of its obligations hereunder. Lenders agree that in the event of any transfer by it of the promissory note(s) (if any), it will endorse thereon a notation as to the portion of the principal of the promissory note(s), which shall have been paid at the time of such transfer and as to the date to which interest shall have been last paid thereon.

11.15 Revival of Secured Obligations. Other than as set forth in Section 11.6, shall terminate on the final and indefeasible payment in full in cash of the Secured Obligations (other than for inchoate indemnification obligations for which no claim has been made and which, by their terms, survive termination of this Agreement). Notwithstanding the preceding sentence, this Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against Borrower for liquidation or reorganization, if Borrower becomes insolvent or makes an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of Borrower’s assets, or if any payment or transfer of Collateral is recovered from Agent or Lenders. The Loan Documents and the Secured Obligations and Collateral security shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to Agent, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, Agent, Lenders or by any obligee of the Secured Obligations (other than for inchoate indemnification obligations for which no claim has been made and which, by their terms, survive termination of this Agreement), whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full, final, and indefeasible payment to Agent or Lenders in Cash.

11.16 Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

11.17 No Third-Party Beneficiaries. No provisions of the Loan Documents are intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any Person other than Agent, Lenders and Borrower unless specifically provided otherwise herein, and, except as otherwise so provided, all provisions of the Loan Documents will be personal and solely among Agent, Lenders and the Loan Parties party thereto.

11.18 Agency. Agent and each Lender hereby agree to the terms and conditions set forth on Addendum 3 attached hereto. Borrower acknowledges and agrees to the terms and conditions set forth on Addendum 3 attached hereto.

11.19 Publicity. None of the parties hereto nor any of its respective member businesses and Affiliates shall, without the other parties’ prior written consent (which shall not be unreasonably withheld or delayed), publicize or use (a) the other party’s name (including a brief description of the relationship among the parties hereto), logo or hyperlink to such other parties’ web site, separately or together, in written and oral presentations, advertising, promotional and marketing materials, client lists, public relations materials or on its web site (together, the “Publicity Materials”); (b) the names of officers of such other parties in the Publicity Materials; and (c) such other parties’ name, trademarks, servicemarks in any news or press release concerning such party; provided however, notwithstanding anything to the contrary herein, no such consent shall be required (i) to the extent necessary to comply with the requests of any regulators, legal requirements or laws applicable to such party, pursuant to any listing agreement with any national securities exchange (so long as such party provides prior notice to the other party hereto to the extent reasonably practicable) and (ii) to comply with Section 11.13.

11.20 Multiple Borrowers. If another party is joined as a Borrower hereunder after the Closing Date, each Borrower hereby agrees to the terms and conditions set forth on Addendum 4 attached hereto.

11.21 [Reserved].

11.22 Managerial Assistance. Borrower acknowledges that Hercules Capital, Inc. has elected to be regulated as a business development company under the 1940 Act, and as such is required to make available significant managerial assistance to its portfolio companies. Significant managerial assistance may include, but is not limited to, guidance and counsel concerning the portfolio company’s management, operations, business objectives and policies, arrangement of financing, management of relationships with financing sources, recruitment of management personnel and evaluation of acquisition and divestiture opportunities. Borrower hereby acknowledges and agrees that it may request such assistance at any time from Hercules Capital, Inc. by contacting legal@htgc.com.

11.23 Electronic Execution of Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation assignments, assumptions, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the California Uniform Electronic Transaction Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(SIGNATURES TO FOLLOW)

IN WITNESS WHEREOF, Borrower, Agent and Lenders have duly executed and delivered this Loan and Security Agreement as of the day and year first above written.

BORROWER:

SIGHT SCIENCES, INC.

Signature:

Print Name:

Title:

Accepted in Palo Alto, California:

AGENT:

HERCULES CAPITAL, INC.

Signature:

Print Name:

Title:

LENDERS:

HERCULES CAPITAL, INC.

Signature:

Print Name:

Title:

HERCULES PRIVATE CREDIT FUND 1 L.P.

Signature:

Print Name:

Title:

HERCULES PRIVATE GLOBAL VENTURE GROWTH FUND I L.P.

Signature:

Print Name:

Title:

Table of Addenda, Exhibits and Schedules

Addendum 1:	Taxes; Increased Costs

Addendum 2:	SBA Provisions

Addendum 3:	Agent and Lender Terms

Addendum 4:	Multiple Borrower Terms

Exhibit A:	Advance Request
Attachment to Advance Request

Exhibit B:	Name, Locations, and Other Information for Borrower

Exhibit C:	Borrower’s Patents, Trademarks, Copyrights and Licenses

Exhibit D:	Borrower’s Deposit Accounts and Investment Accounts

Exhibit E:	Compliance Certificate

Exhibit F:	Joinder Agreement

Exhibit G:	Form of Warrant

Exhibit H:	ACH Debit Authorization Agreement

Exhibit I:	[Reserved]

Exhibit J-1:	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Exhibit J-2:	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Exhibit J-3:	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Exhibit J-4:	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Schedule 1.1	Commitments
Schedule 1	Subsidiaries
Schedule 1A	Existing Permitted Indebtedness
Schedule 1B	Existing Permitted Investments
Schedule 1C	Existing Permitted Liens
Schedule 5.3	Consents, Etc.
Schedule 5.8	Tax Matters
Schedule 5.9	Intellectual Property Claims
Schedule 5.10	Intellectual Property
Schedule 5.11	Borrower Products
Schedule 5.13	Employee Loans
Schedule 5.14	Capitalization
Schedule 7.23	Affiliate Transactions

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ADDENDUM 1 to LOAN AND SECURITY AGREEMENT

TAXES; INCREASED COSTS

1.	Defined Terms. For purposes of this Addendum 1:

a.	“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

b.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (A) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (B) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Term Commitment pursuant to a law in effect on the date on which (A) such Lender acquires such interest in the Loan or Term Commitment or (B) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2 or Section 4 of this Addendum 1, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Recipient’s failure to comply with Section 7 of this Addendum 1 and (iv) any withholding Taxes imposed under FATCA.

c.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

d.	“Foreign Lender” means a Lender that is not a U.S. Person.

e.

“Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (ii) to the extent not otherwise described in clause (i), Other Taxes.

f.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

g.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

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h.	“Recipient” means Agent or any Lender, as applicable.

i.	“Withholding Agent” means Borrower and Agent.

2.

Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2 or Section 4 of this Addendum 1) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

3.

Payment of Other Taxes by Borrower. Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Agent timely reimburse it for the payment of, any Other Taxes.

4.

Indemnification by Borrower. Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under Section 2 of this Addendum 1 or this Section 4) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate describing the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Agent), or by Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. In addition, Borrower agrees to pay, and to hold Agent and any Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar Taxes (excluding Taxes imposed on or measured by the net income of Agent or such Lender) that may be payable or determined to be payable with respect to any of the Collateral or this Agreement.

5.

Indemnification by Lenders. Each Lender shall severally indemnify Agent, within ten (10) days after demand therefor, for (a) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower has not already indemnified Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so), (b) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.8 of the Agreement relating to the maintenance of a Participant Register and (c) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Agent to Lenders from any other source against any amount due to Agent under this Section 5.

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6.

Evidence of Payments. As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to the provisions of this Addendum 1, Borrower shall deliver to Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent.

7.	Status of Lenders.

a.

Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Agent, at the time or times reasonably requested by Borrower or Agent, such properly completed and executed documentation reasonably requested by Borrower or Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Agent as will enable Borrower or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 7(b)(i), 7(b)(ii) and 7(b)(iv) of this Addendum 1) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

b.	Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Person,

i.

any Lender that is a U.S. Person shall deliver to Borrower and Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

ii.

any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), whichever of the following is applicable:

A.

in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

B.	executed copies of IRS Form W-8ECI;

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C.

in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

D.

to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;

iii.

any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or Agent to determine the withholding or deduction required to be made; and

iv.

if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Agent as may be necessary for Borrower and Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

c.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Agent in writing of its legal inability to do so.

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8.

Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to the provisions of this Addendum 1 (including by the payment of additional amounts pursuant to the provisions of this Addendum 1), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under the provisions of this Addendum 1 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 8 (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 8, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 8 the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 8 shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

9.

Increased Costs. If any change in applicable law shall subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, and the result shall be to increase the cost to such Recipient of making, converting to, continuing or maintaining any Term Loan Advance or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Recipient (whether of principal, interest or any other amount), then, upon the request of such Recipient, Borrower will pay to such Recipient such additional amount or amounts as will compensate such Recipient for such additional costs incurred or reduction suffered.

10.	Tax Treatment.

a.

Each party hereto hereby acknowledges and agrees that, for U.S. federal and other applicable income tax purposes, to the extent any Warrant is issued in connection with any Tranche, such Warrant and Tranche shall constitute an investment unit within the meaning of Section 1273(c)(2) of the Code. Notwithstanding anything to the contrary contained herein, each party further acknowledges and agrees that for U.S. federal and other applicable income tax purposes the fair market value of the Warrant issued with the Tranche 1 Advance is $700,000, which value shall be taken into account in the determination of the “issue price” (as defined in Section 1273(b) of the Code) of the Tranche 1 Advance in accordance with Section 1273(c)(2) of the Code.

11.

Each party hereto hereby further acknowledges and agrees that the fair market value of any Warrant issued with any Tranche 2 Advance or Tranche 3 Advance shall be determined by the parties in good faith, which value shall be taken into account in the determination of the “issue price” (as defined in Section 1273(b) of the Code) of the applicable Tranche in accordance with Section 1273(c)(2) of the Code.

12.

Survival. Each party’s obligations under the provisions of this Addendum 1 shall survive the resignation or replacement of Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Term Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

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ADDENDUM 2 to LOAN AND SECURITY AGREEMENT

SBIC

(a) Borrower’s Business. For purposes of this Addendum 2, Borrower shall be deemed to include its “affiliates” as defined in Title 13 Code of Federal Regulations Section 121.103. Borrower represents and warrants to Agent and Lenders as of each SBA Funding Date and covenants to Agent and Lenders for a period of one year after each SBA Funding Date or for such longer period as set forth below with respect to subsections 2, 3, 4, 5, 6 and 7 below, as follows:

1.	Size Status. Borrower’s primary NAICS code is 339112 and has less than 250 employees in the aggregate;

2.

No Relender. Borrower’s primary business activity does not involve, directly or indirectly, providing funds to others, purchasing debt obligations, factoring, or long-term leasing of equipment with no provision for maintenance or repair;

3.

No Passive Business. Borrower is engaged in a regular and continuous business operation (excluding the mere receipt of payments such as dividends, rents, lease payments, or royalties). Borrower’s employees are carrying on the majority of day to day operations. Borrower will not pass through substantially all of the proceeds of the Loan to another entity;

4.

No Real Estate Business. Borrower is not classified under North American Industry Classification System (NAICS) codes 531110 (lessors of residential buildings and dwellings), 531120 (lessors of nonresidential buildings except miniwarehouses), 531190 (lessors of other real estate property), 237210 (land subdivision), or 236117 (new housing for-sale builders). Borrower is not classified under NAICS codes 236118 (residential remodelers), 236210 (industrial building construction), or 236220 (commercial and institutional building construction), if Borrower is primarily engaged in construction or renovation of properties on its own account rather than as a hired contractor. Borrower is not classified under NAICS codes 531210 (offices of real estate agents and brokers), 531311 (residential property managers), 531312 (nonresidential property managers), 531320 (offices of real estate appraisers), or 531390 (other activities related to real estate), unless it derives at least 80 percent of its revenue from non-Affiliate sources. The proceeds of the Loan will not be used to acquire or refinance real property unless Borrower (x) is acquiring an existing property and will use at least 51 percent of the usable square footage for its business purposes; (y) is building or renovating a building and will use at least 67 percent of the usable square footage for its business purposes; or (z) occupies the subject property and uses at least 67 percent of the usable square footage for its business purposes.

5.

No Project Finance. Borrower’s assets are not intended to be reduced or consumed, generally without replacement, as the life of its business progresses, and the nature of Borrower’s business does not require that a stream of cash payments be made to the business’s financing sources, on a basis associated with the continuing sale of assets (e.g., real estate development projects and oil and gas wells). The primary purpose of the Loan is not to fund production of a single item or defined limited number of items, generally over a defined production period, where such production will constitute the majority of the activities of Borrower (e.g., motion pictures and electric generating plants).

6.

No Farm Land Purchases. Borrower will not use the proceeds of the Loan to acquire farm land which is or is intended to be used for agricultural or forestry purposes, such as the production of food, fiber, or wood, or is so taxed or zoned.

7.

No Foreign Investment. The proceeds of the Loan will not be used substantially for a foreign operation. Borrower will not have, on or within one year after each SBA Funding Date and each other Loan provided by a Lender that is an SBIC more than 49 percent of its employees or tangible assets located outside the United States of America.

(b) Small Business Administration Documentation. Agent and Lenders acknowledge that Borrower completed, executed and delivered to Agent prior to each SBA Funding Date SBA Forms 480, 652 and 1031 (Parts A and B) together with a business plan showing Borrower’s financial projections (including balance sheets and income and cash flows statements) for the period described therein and a written statement (whether included in the purchase agreement or pursuant to a separate statement) from Agent regarding its intended use of proceeds from the sale of securities to Lenders (the “Use of Proceeds Statement”). Borrower represents and warrants to Agent and Lenders that the information regarding Borrower and its affiliates set forth in the SBA Form 480, Form 652 and Form 1031 and the Use of Proceeds Statement delivered as of each SBA Funding Date is accurate and complete.

(c) Inspection. The following covenants contained in this Section (c) are intended to supplement and not to restrict the related provisions of the Loan Documents. Subject to the preceding sentence, Borrower will permit, for so long as Lenders hold any debt or equity securities of Borrower, Agent, Lenders or their representative, at Agent’s or Lenders’ expense, and examiners of the SBA to visit and inspect the properties and assets of Borrower, to examine its books of account and records, and to discuss Borrower’s affairs, finances and accounts with Borrower’s officers, senior management and accountants, all at such reasonable times as may be requested by Agent or Lenders or the SBA.

(d) Annual Assessment. Upon request of Agent or Lender, promptly after the end of each calendar year (but in any event prior to February 28 of each year) and at such other times as may be reasonably requested by Agent or Lenders, Borrower will deliver to Agent a written assessment of the economic impact of Lenders’ investment in Borrower, specifying the full-time equivalent jobs created or retained in connection with the investment, the impact of the investment on the businesses of Borrower in terms of expanded revenue and taxes, other economic benefits resulting from the investment (such as technology development or commercialization, minority business development, or expansion of exports) and such other information as may be required regarding Borrower in connection with the filing of Lenders’ SBA Form 468. Lenders will assist Borrower with preparing such assessment. In addition to any other rights granted hereunder, Borrower will grant Agent and Lenders and the SBA access to Borrower’s books and records for the purpose of verifying the use of such proceeds. Borrower also will furnish or cause to be furnished to Agent and Lenders such other information regarding the business, affairs and condition of Borrower as Agent or Lenders may from time to time reasonably request, and such information shall be certified by the President, Chief Executive Officer or Chief Financial Officer of Borrower to the extent requested by Agent or Lender for compliance with the SBIC Act.

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(e) Use of Proceeds. Borrower will use the proceeds from the Loan only for purposes set forth in Section 7.17. Borrower will deliver to Agent from time to time promptly following Agent’s request, a written report, certified as correct by Borrower’s Chief Financial Officer, verifying the purposes and amounts for which proceeds from the Loan have been disbursed. Borrower will supply to Agent such additional information and documents as Agent reasonably requests with respect to its use of proceeds and will, to the extent required by Section 7.2, permit Agent and Lenders and the SBA to have access to any and all Borrower records and information and personnel as Agent deems necessary to verify how such proceeds have been or are being used, and to assure that the proceeds have been used for the purposes specified in Section 7.17.

(f) Activities and Proceeds. Neither Borrower nor any of its affiliates (if any) will engage in any activities or use directly or indirectly the proceeds from the Loan for any purpose for which a small business investment company is prohibited from providing funds by the SBIC Act, including 13 C.F.R. §107.720. Borrower shall not, nor shall it cause or permit any of its subsidiaries to, without obtaining the prior written approval of Agent, change Borrower’s or any such subsidiary’s business activities from that conducted on the date hereof to a business activity from which a licensee under the SBIC Act is prohibited from providing funds by the SBIC Act. Borrower agrees that any such change in its or any such subsidiary’s business activities without such prior written consent of Agent shall constitute a material breach of the obligations of Borrower under this Addendum 2.

(g) Redemption Provisions. Notwithstanding any provision to the contrary contained in the Charter, if, pursuant to the redemption provisions contained in the Charter, Lenders is entitled to a redemption of its Warrant, such redemption (in the case of Lenders) will be at a price equal to the redemption price set forth in the Charter (the “Existing Redemption Price”). If, however, Lenders delivers written notice to Borrower that the then current regulations promulgated under the SBIC Act prohibit payment of the Existing Redemption Price in the case of an SBIC (or, if applied, the Existing Redemption Price would cause the any series of preferred stock to lose its classification as an “equity security” and Lenders has determined that such classification is unadvisable), the amount Lenders will be entitled to receive shall be the greater of (i) fair market value of the securities being redeemed taking into account the rights and preferences of such securities plus any costs and expenses of Lenders incurred in making or maintaining the Warrant, and (ii) the Existing Redemption Price where the amount of accrued but unpaid dividends payable to Lenders is limited to Borrower’s earnings plus any costs and expenses of Lenders incurred in making or maintaining the Warrant; provided, however, the amount calculated in subsections (i) or (ii) above shall not exceed the Existing Redemption Price.

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(h) Compliance and Resolution. Borrower agrees that a failure to comply with Borrower’s obligations under this Addendum, or any other set of facts or circumstances where it has been asserted by any governmental regulatory agency (or Agent or Lenders believes that there is a substantial risk of such assertion) that Agent, Lenders and their affiliates are not entitled to hold, or exercise any significant right with respect to, any securities issued to Lenders by Borrower, will constitute a breach of the obligations of Borrower under the financing agreements among Borrower, Agent and Lenders. In the event of (i) a failure to comply with Borrower’s obligations under this Addendum; or (ii) an assertion by any governmental regulatory agency (or Agent or Lenders believe that there is a substantial risk of such assertion) of a failure to comply with Borrower’s obligations under this Addendum, then (i) Agent, Lenders and Borrower will meet and resolve any such issue in good faith to the satisfaction of Borrower, Agent, Lenders, and any governmental regulatory agency, and (ii) upon request of Lenders or Agent, Borrower will cooperate and assist with any assignment of the financing agreements among Hercules Technology III, L.P. and Hercules Capital, Inc.

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ADDENDUM 3 to LOAN AND SECURITY AGREEMENT

Agent and Lender Terms

(a) Each Lender hereby irrevocably appoints Hercules Capital, Inc. to act on its behalf as Agent hereunder and under the other Loan Documents and irrevocably authorizes Agent to take such actions on its behalf and to exercise such powers as are delegated to Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Agent shall have only those duties which are specified in this Agreement and it may perform such duties by or through its agents, representatives or employees. In performing its duties on behalf of Lenders, Agent shall exercise the same care which it would exercise in dealing with loans made for its own account, but it shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of all or any of the Loan Documents, or for any representations, warranties, recitals or statements made therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents furnished or delivered in connection herewith or therewith by Agent to any Lender or by or on behalf of Borrower to Agent or any Lender, or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein, as to the use of the proceeds of the Term Loan Advances, the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Agent. Agent shall not be responsible for insuring the Collateral or for the payment of any Taxes, assessments, charges or any other charges or liens of any nature whatsoever upon the Collateral or otherwise for the maintenance of the Collateral, except in the event Agent enters into possession of a part or all of the Collateral, in which event Agent shall preserve the part in its possession. Unless the officers of Agent acting in their capacity as officer of Agent on Borrower’s account have actual knowledge thereof or have been notified in writing thereof by Lenders, Agent shall not be required to ascertain or inquire as to the existence or possible existence of any Event of Default.

(b) Neither Agent nor any of its officers, directors, employees, attorneys, representatives or agents shall be liable to Lenders for any action taken or omitted hereunder or under any of the other Loan Documents or in connection herewith or therewith unless caused by its or their gross negligence or willful misconduct. No provision of this Agreement or of any other Loan Document shall be deemed to impose any duty or obligation on Agent to perform any act or to exercise any power in any jurisdiction in which it shall be illegal, or shall be deemed to impose any duty or obligation on Agent to perform any act or exercise any right or power if such performance or exercise (a) would subject Agent to a Tax in a jurisdiction where it is not then subject to a Tax or (b) would require Agent to qualify to do business in any jurisdiction where it is not so qualified. Without prejudice to the generality of the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or (where so instructed) refraining from acting under this Agreement or under any of the other Loan Documents in accordance with the instructions of Lenders. Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement unless and until it has obtained the written instructions of Lenders. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon Agent in its individual capacity. With respect to its participation in the Loan Agreement hereunder, Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same rights and powers as though it were not performing the duties and functions delegated to it hereunder and the term “Lender” or “Lenders” or any similar term shall unless the context clearly indicates otherwise include Agent in its individual capacity.

(c) Agent may rely, and shall be fully protected in acting, or refraining to act, upon, any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to Agent and conforming to the requirements of this Agreement or any of the other Loan Documents. Agent may consult with counsel, and any opinion or legal advice of such counsel shall be full and complete authorization and protection in respect of any action taken, not taken or suffered by Agent hereunder or under any Loan Documents in accordance therewith. Agent shall have the right at any time to seek instructions concerning the administration of the Collateral from any court of competent jurisdiction. Agent shall not be under any obligation to exercise any of the rights or powers granted to Agent by this Agreement and the other Loan Documents at the request or direction of Lenders unless Agent shall have been provided by Lenders with adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction.

(d) Each Lender agrees to indemnify Agent in its capacity as such (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so), according to its respective Term Commitment percentages (based upon the total outstanding Term Commitments) in effect on the date on which indemnification is sought under this Addendum 3, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time be imposed on, incurred by or asserted against Agent in any way relating to or arising out of, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by Agent under or in connection with any of the foregoing; The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

(e) To the extent not reimbursed either by Borrower or from the application of Collateral proceeds pursuant to Section 10.2, a Lender (the “Indemnified Lender”) shall be indemnified by the other Lender (an “Indemnifying Lender”), on a several basis in proportion to each Lender’s pro rata portion of the Term Commitment, and each Indemnifying Lender agrees to reimburse the Indemnified Lender for the Indemnifying Lender’s pro rata share of the following items (an “Indemnified Payment”):

(i) all reasonable out-of-pocket costs and expenses of the Indemnified Lender incurred by the Indemnified Lender in connection with the discharge of its activities under this Agreement or the Loan Agreement, including reasonable legal expenses and attorneys’ fees; provided, that the Indemnified Lender shall consult with the other Lender regarding the incurrence of such costs and expenses at reasonable intervals (but not more often than monthly) and any such reasonable costs and expenses shall be “Claims” hereunder notwithstanding any disagreement by the other Lender as to their incurrence; and

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(ii) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, which may be imposed on, incurred by or asserted against the Indemnified Lender in any way relating to or arising out of this Agreement, or any action taken or omitted by the Indemnified Lender hereunder;

provided, however, that the Indemnified Lender shall not be reimbursed or indemnified for an Indemnified Payment, except to the extent that the Indemnified Lender paid more than its ratable share of such payment. All Indemnified Payments as set forth in this clause (e) to an Indemnified Lender are intended to be paid ratably by the other Lender.

(f) [Reserved.]

(g) [Reserved.]

(h) Agent in Its Individual Capacity. The Person serving as Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Agent and the term “Lender” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each such Person serving as Agent hereunder in its individual capacity.

(i) Exculpatory Provisions. Agent shall have no duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, Agent shall not:

(i)	be subject to any fiduciary, advisory or other implied duties, regardless of whether any Default or any Event of Default has occurred and is continuing;

(ii)

have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Agent is required to exercise as directed in writing by Lenders, provided that Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Agent to liability or that is contrary to any Loan Document or applicable law; and

(iii)

except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and Agent shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by any Person serving as Agent or any of its Affiliates in any capacity.

(j) In connection with any exercise of Enforcement Actions hereunder, neither any Agent nor any Lender or any of its partners, or any of their respective directors, officers, employees, attorneys, accountants, or agents shall be liable as such for any action taken or omitted by it or them, except for its or their own gross negligence or willful misconduct with respect to its duties under this Agreement.

(k) Each Lender and Agent may execute any of its powers and perform any duties hereunder either directly or by or through agents or attorneys-in-fact. Each Lender and Agent shall be entitled to advice of counsel concerning all matters pertaining to such powers and duties. No Lender or Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it, if the selection of such agents or attorneys-in-fact was done without gross negligence or willful misconduct.

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(l) Each Lender agrees that it will make its own independent investigation of the financial condition and affairs of Borrower in connection with the making of Term Loan Advances pursuant to the Loan Agreement and has made and shall continue to make its own appraisal of the creditworthiness of Borrower. Neither Agent nor any Lender shall have any duty or responsibility either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of all Lenders or to provide the other Lenders with any credit or other information with respect thereto whether coming into its possession before the date hereof or any time or times thereafter and shall further have no responsibility with respect to the accuracy of or the completeness of the information provided to Lenders by Borrower.

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ADDENDUM 4 to LOAN AND SECURITY AGREEMENT

Multiple Borrower Terms

(a) Borrower’s Agent. Each Borrower hereby irrevocably appoints Company as its agent, attorney-in-fact and legal representative for all purposes, including requesting disbursement of the Term Loan and receiving account statements and other notices and communications to Borrowers (or any of them) from Agent or any Lender. Agent may rely, and shall be fully protected in relying, on any request for the Term Loan Advances, disbursement instruction, report, information or any other notice or communication made or given by Company, whether in its own name or on behalf of one or more of the other Borrowers, and Agent shall not have any obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on it of any such request, instruction, report, information, other notice or communication, nor shall the joint and several character of Borrowers’ obligations hereunder be affected thereby.

(b) Waivers. Each Borrower hereby waives: (i) any right to require Agent to institute suit against, or to exhaust its rights and remedies against, any other Borrower or any other person, or to proceed against any property of any kind which secures all or any part of the Secured Obligations, or to exercise any right of offset or other right with respect to any reserves, credits or deposit accounts held by or maintained with Agent or any Indebtedness of Agent or any Lender to any other Borrower, or to exercise any other right or power, or pursue any other remedy Agent or any Lender may have; (ii) any defense arising by reason of any disability or other defense of any other Borrower or any guarantor or any endorser, co-maker or other person, or by reason of the cessation from any cause whatsoever of any liability of any other Borrower or any guarantor or any endorser, co-maker or other person, with respect to all or any part of the Secured Obligations, or by reason of any act or omission of Agent or others which directly or indirectly results in the discharge or release of any other Borrower or any guarantor or any other person or any Secured Obligations or any security therefor, whether by operation of law or otherwise; (iii) any defense arising by reason of any failure of Agent to obtain, perfect, maintain or keep in force any Lien on, any property of any Borrower or any other person; (iv) any defense based upon or arising out of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any other Borrower or any guarantor or any endorser, co-maker or other person, including without limitation any discharge of, or bar against collecting, any of the Secured Obligations (including without limitation any interest thereon), in or as a result of any such proceeding. Until all of the Secured Obligations have been paid, performed, and discharged in full, nothing shall discharge or satisfy the liability of any Borrower hereunder except the full performance and payment of all of the Secured Obligations. If any claim is ever made upon Agent for repayment or recovery of any amount or amounts received by Agent in payment of or on account of any of the Secured Obligations, because of any claim that any such payment constituted a preferential transfer or fraudulent conveyance, or for any other reason whatsoever, and Agent repays all or part of said amount by reason of any judgment, decree or order of any court or administrative body having jurisdiction over Agent or any of its property, or by reason of any settlement or compromise of any such claim effected by Agent with any such claimant (including without limitation the any other Borrower), then and in any such event, each Borrower agrees that any such judgment, decree, order, settlement and compromise shall be binding upon such Borrower, notwithstanding any revocation or release of this Agreement or the cancellation of any note or other instrument evidencing any of the Secured Obligations, or any release of any of

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the Secured Obligations, and each Borrower shall be and remain liable to Agent and Lenders under this Agreement for the amount so repaid or recovered, to the same extent as if such amount had never originally been received by Agent or any Lender, and the provisions of this sentence shall survive, and continue in effect, notwithstanding any revocation or release of this Agreement. Each Borrower hereby expressly and unconditionally waives all rights of subrogation, reimbursement and indemnity of every kind against any other Borrower, and all rights of recourse to any assets or property of any other Borrower, and all rights to any collateral or security held for the payment and performance of any Secured Obligations, including (but not limited to) any of the foregoing rights which Borrower may have under any present or future document or agreement with any other Borrower or other person, and including (but not limited to) any of the foregoing rights which any Borrower may have under any equitable doctrine of subrogation, implied contract, or unjust enrichment, or any other equitable or legal doctrine.

(c) Consents. Each Borrower hereby consents and agrees that, without notice to or by Borrower and without affecting or impairing in any way the obligations or liability of Borrower hereunder, Agent may, from time to time before or after revocation of this Agreement, do any one or more of the following in its sole and absolute discretion: (i) accept partial payments of, compromise or settle, renew, extend the time for the payment, discharge, or performance of, refuse to enforce, and release all or any parties to, any or all of the Secured Obligations; (ii) grant any other indulgence to any Borrower or any other Person in respect of any or all of the Secured Obligations or any other matter; (iii) accept, release, waive, surrender, enforce, exchange, modify, impair, or extend the time for the performance, discharge, or payment of, any and all property of any kind securing any or all of the Secured Obligations or any guaranty of any or all of the Secured Obligations, or on which Agent at any time may have a Lien, or refuse to enforce its rights or make any compromise or settlement or agreement therefor in respect of any or all of such property; (iv) substitute or add, or take any action or omit to take any action which results in the release of, any one or more other Borrowers or any endorsers or guarantors of all or any part of the Secured Obligations, including, without limitation one or more parties to this Agreement, regardless of any destruction or impairment of any right of contribution or other right of Borrower; (v) apply any sums received from any other Borrower, any guarantor, endorser, or co-signer, or from the disposition of any Collateral or security, to any Indebtedness whatsoever owing from such person or secured by such Collateral or security, in such manner and order as Agent determines in its sole discretion, and regardless of whether such Indebtedness is part of the Secured Obligations, is secured, or is due and payable. Each Borrower consents and agrees that Agent shall be under no obligation to marshal any assets in favor of Borrower, or against or in payment of any or all of the Secured Obligations. Each Borrower further consents and agrees that Agent shall have no duties or responsibilities whatsoever with respect to any property securing any or all of the Secured Obligations. Without limiting the generality of the foregoing, Agent shall have no obligation to monitor, verify, audit, examine, or obtain or maintain any insurance with respect to, any property securing any or all of the Secured Obligations.

(d) Independent Liability. Each Borrower hereby agrees that one or more successive or concurrent actions may be brought hereon against such Borrower, in the same action in which any other Borrower may be sued or in separate actions, as often as deemed advisable by Agent. Each Borrower is fully aware of the financial condition of each other Borrower and is executing and delivering this Agreement based solely upon its own independent investigation of all matters pertinent hereto, and such Borrower is not relying in any manner upon any representation or statement of Agent or any Lender with respect thereto. Each Borrower represents and warrants that it is in a position to obtain, and each Borrower hereby assumes full responsibility for obtaining, any additional information concerning any other Borrower’s financial condition and any other matter pertinent hereto as such Borrower may desire, and such Borrower is not relying upon or expecting Agent to furnish to it any information now or hereafter in Agent’s possession concerning the same or any other matter.

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(e) Subordination. All Indebtedness of a Borrower now or hereafter arising held by another Borrower is subordinated to the Secured Obligations and Borrower holding the Indebtedness shall take all actions reasonably requested by Agent to effect, to enforce and to give notice of such subordination.

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EXHIBIT A

ADVANCE REQUEST

To:	Agent:

Date:__________, 202[ ]

Hercules Capital, Inc. (“Agent”)

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

email: legal@htgc.com

Attn:

SIGHT SCIENCES, INC., a Delaware corporation (“Company”), and each other Person that has delivered a Joinder Agreement pursuant to Section 7.13 from time to time party to the Agreement (together with Company, individually or collectively, as the context may require, “Borrower”) hereby requests Agent to cause Lenders to make a [Tranche 1(a)] [Tranche 1(b)] [Tranche 2] [Tranche 3] Advance in the amount of _____________________ Dollars ($________________) (the “Advance Amount”) on ______________, _____ (the “Advance Date”) pursuant to the Loan and Security Agreement among Borrower, Agent and Lenders (the “Agreement”). Capitalized words and other terms used but not otherwise defined herein are used with the same meanings as defined in the Agreement.

Please:

(a) Issue a check payable to Borrower ________

or

(b) Wire Funds to Borrower’s account ________ [IF FILED PUBLICLY, ACCOUNT INFO REDACTED FOR SECURITY PURPOSES]

Bank:
Address:

ABA Number:
Account Number:
Account Name:
Contact Person:
Phone Number
To Verify Wire Info:
Email address:

Borrower represents that the conditions precedent to the Advance set forth in the Agreement are satisfied and shall be satisfied upon the making of such Advance, including but not limited to: (i) that no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing; (ii) that the representations and warranties set forth in the Loan Documents are and shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; (iii) that Borrower is in compliance with all the terms and provisions set forth in each Loan Document on its part to be observed or performed; and (iv) that as of the Advance Date, no fact or condition exists that constitutes (or could, with the passage of time, the giving of notice, or both constitute) an Event of Default under the Loan Documents. Borrower understands and acknowledges that Agent has the right to review the financial information supporting this representation and, based upon such review in its sole discretion, Lenders may decline to fund the requested Advance.

Borrower hereby represents that as of the date hereof Borrower’s corporate status and locations have not changed since the date of the Agreement or, if the Attachment to this Advance Request is completed, are as set forth in the Attachment to this Advance Request.

Borrower hereby authorizes Agent to deduct an amount from the proceeds of this Advance to be applied towards the payment of the Tranche Facility Charge applicable to this Advance.

Borrower agrees to notify Agent promptly before the funding of the Loan if any of the matters which have been represented above shall not be true and correct on the Advance Date and if Agent has received no such notice before the Advance Date then the statements set forth above shall be deemed to have been made and shall be deemed to be true and correct as of the Advance Date.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

This Advance Request is duly executed as of the date set forth above.

COMPANY: SIGHT SCIENCES, INC., on behalf of all Borrowers

SIGNATURE:________________________
TITLE:_____________________________
PRINT NAME:______________________

2

ATTACHMENT TO ADVANCE REQUEST

Dated: _______________________

Borrower hereby represents and warrants to Agent that Borrower’s current legal name and organizational status is as follows:

Legal Name:	[ ]

Type of organization:	[ ]

State of organization:	[ ]

Organization file number:	[ ]

Borrower hereby represents and warrants to Agent that the street addresses, cities, states and postal codes of its current chief executive office locations are as follows:

[ ⚫ ]

Borrower hereby represents and warrants to Agent that the Advance Amount does not exceed the Maximum Term Loan Amount as follows:

a.	Advance Amount: $________________

b.	Maximum Term Loan Amount: $50,000,000.00

c.	Is clause a. less than or equal to clause b.? Yes/Compliant _______ No/Non-Compliant _______

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EXHIBIT B

NAME, LOCATIONS, AND OTHER INFORMATION FOR BORROWER

Borrower	Prior Names	Type of Entity / State of Formation	States Qualified	State Org. ID Number	Federal Tax ID Number	Location of Borrower (address)
Sight Sciences, Inc.	None	Delaware	CA	[***]	[***]	4040 Campbell Avenue, Suite 100, Menlo Park, CA 94025 U.S.A.

EXHIBIT C

BORROWER’S PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

Copyrights

None.

Trademarks

Mark/Serial Number/Registration Number/Listed Owner	Country	Class/Goods and Services	Status
TEARCARE Serial No: 85/928,463 Reg. No: 5,133,983 Sight Sciences, Inc.	United States of America	Class 10: Medical devices for the treatment of ophthalmological conditions	Registered App Date: 05/10/2013 Reg Date: 01/31/2017 Section 8 & 15 Due: 01/31/2023

OMNI Serial No: 87/549,559 Reg. No: 5,740,490 Sight Sciences, Inc.	United States of America	Class 10: Medical devices, namely, manual surgical instruments for performing anterior segment surgery in the eye	Registered App Date: 07/31/2017 Reg Date: 04/30/2019 Section 8 & 15 Due: 04/30/2025

OMNI Serial No: 3020201100317 Reg. No: 302020110031 Sight Sciences, Inc.	Germany	Class 10: Medical devices, namely, manual surgical instruments for performing anterior segment surgery in the eye	Registered App Date: 07/23/2020 Reg Date: 07/29/2020 Mark Vulnerable to Cancellation If Not Used: 07/23/2025 Renewal Due: 07/23/2030

OMNI Serial No: 018373625 Reg. No: 018373625 Sight Sciences, Inc.	European Union	Class 10: Medical devices, namely manual surgical instruments for performing anterior segment surgery in the eye	Registered App Date: 01/12/2021 Reg Date: 05/21/2021 Mark Vulnerable to Cancellation If Not Used: 05/21/2026 Renewal Due: 01/12/2031

OMNI Serial No: UK00003578025 Reg. No: UK00003578025 Sight Sciences, Inc.	United Kingdom	Class 10: Medical devices, namely manual surgical instruments for performing anterior segment surgery in the eye	Registered App Date: 01/12/2021 Reg Date: 05/14/2021 Mark Vulnerable to Cancellation If Not Used: 05/14/2026 Renewal Due: 01/12/2031

OMNI Serial No: 081042021 Reg. No: 770623 Sight Sciences, Inc.	Switzerland	Class 10: Medical devices, namely manual surgical instruments for performing anterior segment surgery in the eye	Registered App Date: 05/21/2021 Reg Date: 10/12/2021 Mark Vulnerable to Cancellation If Not Used: 1/12/2027 Renewal Date: 05/21/2031

TEARCARE CLEARANCE ASSISTANT Serial No: 88/253,594 Reg. No: 6,142,656 Sight Sciences, Inc.	United States of America	Class 10: Medical devices, namely, manual forceps for compression of eyelid glands	Registered App Date: 01/08/2019 Reg Date: 09/01/2020 Section 8 & 15 Due: 09/01/2026

TEARCARE SMARTLIDS Serial No: 88/253,808 Reg. No: 5,998,186 Sight Sciences, Inc.	United States of America	Class 10: Medical devices in the nature of therapeutic eyelid devices for the treatment of eye conditions	Registered App Date: 01/08/2019 Reg Date: 02/25/2020 Section 8 & 15 Due: 02/25/2026

SIGHT SCIENCES (S SIGHT SCIENCES DESIGN) Serial No: 90/730,806 Reg. No: Sight Sciences, Inc.	United States of America	Class 05: Pharmaceuticals and diagnostic preparations for the treatment of ophthalmic conditions Class 10: Medical devices for treatment of ophthalmic conditions; drug delivery systems	Registered App Date: 05/24/2021 Reg Date: 12/06/2022 Section 8 & 15: 12/06/2028
SIGHT SCIENCES (S SIGHT SCIENCES DESIGN) Serial No: 925007285 (Class 05) Serioal No: 925007358 (Class 10) Reg. No:	Brazil	Class 05: Pharmaceuticals and diagnostic preparations for the treatment of ophthalmic conditions Class 10: Medical devices for treatment of ophthalmic conditions; drug delivery systems

Published

App Date: 11/24/2021

Reg. Date:

Class 5: Third-party
application for
PRO-SIGHT (App.
No. 501565550) in
the name of New
Zealand Milk
Brands Limited was
cited against the
application;
application
currently in
abeyance pending
the final decision on
the third-party
application by the
Brazilian trademark
office.

Class 10: Appeal
filed; examination
pending

SIGHT SCIENCES (S SIGHT SCIENCES DESIGN) Serial No: IR 1649045 Reg. No: IR 1649045	Madrid Protocol Australia European Union United Kingdom Japan Republic of Korea Mexico Singapore	Class 10: Medical devices for treatment of ophthalmic conditions	Registered App Date: 11/24/2021 Reg Date: 11/24/2021 Renewal Due: 11/24/2031

S SIGHT SCIENCES DESIGN Serial No: IR1649045 Reg. No: IR1649045 Sight Sciences, Inc.	Australia	Class 10: Medical devices for treatment of ophthalmic conditions; drug delivery systems for treatment of ophthalmic conditions	Registered (Madrid) App Date: 11/24/2021 Reg Date: 05/23/2022 For Renewal, see Madrid Protocol Record Mark Vulnerable to Cancellation If Not Used: 05/23/2025

SIGHT SCIENCES (S SIGHT SCIENCES DESIGN) Serial No: IR1649045 Reg. No: IR1649045 Sight Sciences, Inc.	European Union	Class 10: Medical devices for treatment of ophthalmic conditions; drug delivery systems	Registered (Madrid) App Date: 11/24/2021 Reg Date: 08/01/2022 For Renewal, see Madrid Protocol Record Mark Vulnerable to Cancellation If Not Used: 08/01/2027

SIGHT SCIENCES (S SIGHT SCIENCES DESIGN) Serial No: IR1649045 Reg. No: IR1649045 Sight Sciences, Inc.	Japan	Class 10: Medical devices for treatment of ophthalmic conditions; drug delivery systems	Registered (Madrid) App Date: 11/24/2021 Reg Date: 12/08/2022 For Renewal, see Madrid Protocol Record Mark Vulnerable to Cancellation If Not Used: 12/08/2025

SIGHT SCIENCES (S SIGHT SCIENCES DESIGN) Serial No: IR1649045 Reg. No: IR1649045 Sight Sciences, Inc.	Republic of Korea	Class 10: Medical devices for treatment of ophthalmic conditions; drug delivery systems	Registered (Madrid) App Date: 11/24/2021 Reg Date: 10/23/2023 For Renewal, see Madrid Protocol Record Mark Vulnerable to Cancellation If Not Used: 10/23/2026

SG-S SIGHT SCIENCES DESIGN Serial No: IR1649045 Reg. No: IR1649045 Sight Sciences, Inc.	Singapore	Class 10: Medical devices for treatment of ophthalmic conditions; drug delivery systems	Registered (Madrid) App Date: 11/24/2021 Reg Date: 04/14/2023 For Renewal, see Madrid Protocol Record Mark Vulnerable to Cancellation If Not Used: 04/14/2028

SIGHT SCIENCES (S SIGHT SCIENCES DESIGN) Serial No: IR1649045 Reg. No: IR1649045	Mexico	Class 10: Medical devices for treatment of eye conditions; drug administration systems for the treatment of ophthalmic conditions	Registered (Madrid) App Date: 11/24/2021 Reg Date: 11/29/2022 For Renewal, see Madrid Protocol Record Deadline to File Use Affidavit: 10/12/2025 Mark Vulnerable to Cancellation If Not Used: 11/29/2025

SIGHT SCIENCES (S SIGHT SCIENCES DESIGN) Serial No: IR1649045 Reg. No: IR1649045 Sight Sciences, Inc.	United Kingdom	Class 10: Medical devices for treatment of ophthalmic conditions; drug delivery systems for treatment of ophthalmic conditions	Registered (Madrid) App Date: 04/11/2022 Reg Date: 08/02/2022 For Renewal, see Madrid Protocol Record Mark Vulnerable to Cancellation If Not Used: 08/02/2027

SIGHT SCIENCES Serial No: 97/132,509 Reg. No.: 6,946,535 Sight Sciences, Inc.	United States of America	Class 10: Medical devices for treatment of ophthalmic conditions	Registered App Date: 11/18/2021 Reg Date: 01/10/2023 Section 8 & 15 Due: 01/10/2029

TEARCARE MGX Serial No: 925794775 Reg. No: 925794775 Sight Sciences, Inc.	Brazil	Class 10: Medical devices for the treatment of ophthalmological conditions	Registered App Date: 02/18/2022 Reg Date: 05/23/2023 Mark Vulnerable to Cancellation If Not Used: 05/23/2028 Renewal Due: 05/23/2033

TEARCARE MGX Serial No: 90/890,290 Reg. No: Sight Sciences, Inc.	United States of America	Class 10: Medical devices for the treatment of ophthalmological conditions	Allowed - Intent to Use App Date: 08/18/2021 Reg Date: Statement of Use Due/EOT4: 05/10/2024

TEARCARE MGX Serial No: 925794775 Reg. No: 925794775 Sight Sciences, Inc.	Brazil	Class 10: Medical devices for the treatment of ophthalmological conditions	Registered App Date: 02/18/2022 Reg Date: 05/23/2023 Mark Vulnerable to Cancellation If Not Used: 05/23/2028 Renewal Due: 05/23/2033

TEARCARE MGX Serial No: Pending Reg. No: IR1651448 Sight Sciences, Inc.	Madrid Protocol Australia Canada European Union United Kingdom Japan Republic of Korea Mexico Singapore See specific country below for current status.	Class 10: Medical devices for the treatment of ophthalmological conditions	Registered App Date: 02/18/2022 Reg Date: 02/18/2022 Renewal Due: 02/18/2032
TEARCARE MGX Serial No: IR1651448 Reg. No: IR1651448 Sight Sciences, Inc.	Australia	Class 10: Medical devices for the treatment of ophthalmological conditions	Registered (Madrid) App Date: 02/18/2022 Reg Date: 06/07/2022 For Renewal, see Madrid Protocol Record Mark Vulnerable to Cancellation If Not Used: 06/07/2025
TEARCARE MGX Serial No: IR1651448 Reg. No: IR1651448 Sight Sciences, Inc.	European Union	Class 10: Medical devices for the treatment of ophthalmological conditions	Registered (Madrid) App Date: 02/18/2022 Reg Date: 08/10/2022 For Renewal, see Madrid Protocol Record Mark Vulnerable to Cancellation If Not Used: 08/10/2027

TEARCARE MGX Serial No: IR1651448 Reg. No: IR1651448 Sight Sciences, Inc.	Japan	Class 10: Medical devices for the treatment of ophthalmological conditions	Registered (Madrid) App Date: 02/18/2022 Reg Date: 01/05/2023 For Renewal, see Madrid Protocol Record Mark Vulnerable to Cancellation If Not Used: 01/05/2026 Renewal Due: 02/18/2032

TEARCARE MGX Serial No: IR1651448 Reg. No: IR1651448 Sight Sciences, Inc.	Mexico	Class 10: Medical devices for the treatment of ophthalmological conditions

Registered (Madrid) App Date: 02/18/2022 Reg Date: 11/30/2022

For Renewal, see Madrid Protocol Record

Deadline to file Affidavit of Use: 11/03/2025

Mark Vulnerable to Cancellation If Not Used: 11/30/2025

TEARCARE MGX Serial No: IR1651448 Reg. No: IR1651448 Sight Sciences, Inc.	Republic of Korea	Class 10: Medical devices for the treatment of ophthalmological conditions	Registered (Madrid) App Date: 02/18/2022 Reg Date: 09/07/2023 For Renewal, see Madrid Protocol Record Mark Vulnerable to Cancellation If Not Used: 09/07/2026

TEARCARE MGX Serial No: IR1651448 Reg. No: IR1651448 Sight Sciences, Inc.	Singapore	Class 10: Medical devices for the treatment of ophthalmological conditions	Registered (Madrid) App Date: 02/18/2022 Reg Date: 04/21/2023 For Renewal, see Madrid Protocol Record Mark Vulnerable to Cancellation If Not Used: 04/21/2028

TEARCARE MGX Serial No: IR1651448 Reg. No: TMA1,206,658 Sight Sciences, Inc.	Canada	Class 10: Medical devices for the treatment of ophthalmological conditions	Registered (Madrid) App Date: 02/18/2022 Reg Date: 11/01/2023 For Renewal, see Madrid Protocol Record Mark Vulnerable to Cancellation If Not Used: 11/01/2026 Renewal Due: 02/18/2032

TEARCARE MGX Serial No: IR1651448 Reg. No: IR1651448 Sight Sciences, Inc.	United Kingdom	Class 10: Medical devices for the treatment of ophthalmological conditions	Registered (Madrid) App Date: 02/18/2022 Reg Date: 06/21/2022 For Renewal, see Madrid Protocol Record Mark Vulnerable to Cancellation If Not Used: 06/21/2027 Renewal Due: 02/18/2032

DELIVERING THE POWER OF SIGHT Serial No: 90/892,482 Reg. No: Sight Sciences, Inc.	United States of America

Class 05:
Pharmaceuticals and diagnostic preparations for the treatment of ophthalmic conditions; drug delivery systems comprised of topically-applied liquids, ointments, creams, and gels for the delivery of ophthalmic pharmaceuticals and preparations

Class 10:
Medical devices for treatment of ophthalmic conditions; drug delivery systems comprised of devices for the delivery of ophthalmic pharmaceuticals and preparations via injection and implants, sold without medication

Allowed - Intent to Use App Date: 08/19/2021 Reg Date: Statement of Use Due EOT2: 06/27/2024

DELIVERING THE POWER OF SIGHT (EXPRESSION REGISTRATION) Serial No: 925795593 Reg. No: 925795593 Sight Sciences, Inc.	Brazil	N/A	Registered App Date: 02/18/2022 Reg Date: 08/02/2023 Renewals N/A

DELIVERING THE POWER OF SIGHT Serial No: IR1670155 Reg. No: IR1670155 Sight Sciences, Inc.	Madrid Protocol Australia European Union Japan Mexico See specific country below for current status.

Class 05:

Pharmaceuticals and diagnostic preparations for the treatment of ophthalmic conditions

Class 10:

Medical devices for treatment of ophthalmic conditions; drug delivery systems for treatment of ophthalmic conditions

Registered App Date: 02/18/2022 Reg Date: 02/18/2022 Renewal Due: 02/18/2032

DELIVERING THE POWER OF SIGHT Serial No: IR1670155 Reg. No: IR1670155 Sight Sciences, Inc.	Australia

Class 05:

Pharmaceuticals and diagnostic preparations for the treatment of ophthalmic conditions

Class 10:

Medical devices for treatment of ophthalmic conditions; drug delivery apparatus and devices for treatment of ophthalmic conditions

Registered (Madrid) App Date: 02/18/2022 Reg Date: 10/31/2022 For Renewal, see Madrid Protocol Record Mark Vulnerable to Cancellation If Not Used: 10/31/2025

DELIVERING THE POWER OF SIGHT Serial No: IR1670155 Reg. No: IR1670155 Sight Sciences, Inc.	European Union

Class 05:

Pharmaceuticals and diagnostic preparations for the treatment of ophthalmic conditions

Class 10:

Medical devices for treatment of ophthalmic conditions; drug delivery systems for treatment of ophthalmic conditions

Registered (Madrid) App Date: 02/18/2022 Reg Date: 02/08/2023 For Renewal, see Madrid Protocol Record Mark Vulnerable to Cancellation If Not Used: 02/08/2028

DELIVERING THE POWER OF SIGHT Serial No: IR1670155 Reg. No: IR1670155 Sight Sciences, Inc.	Japan

Class 05:

Pharmaceuticals and diagnostic preparations for the treatment of ophthalmic conditions

Class 10:

Medical devices for treatment of ophthalmic conditions; drug delivery devices for treatment of ophthalmic conditions

Registered App Date: 02/18/2022 Reg Date: 09/15/2023 For Renewal, see Madrid Protocol Record Mark Vulnerable to Cancellation If Not Used: 09/15/2026

DELIVERING THE POWER OF SIGHT Serial No: IR1670155 Reg. No: IR1670155 Sight Sciences, Inc.	Mexico

Class 05:

Pharmaceuticals and diagnostic preparations for the treatment of ophthalmic conditions

Class 10:

Medical devices for treatment of ophthalmic conditions; drug delivery systems for treatment of ophthalmic conditions

Registered (Madrid) App Date: 02/18/2022 Reg Date: 02/09/2023 For Renewal, see Madrid Protocol Record Mark Vulnerable to Cancellation If Not Used: 02/09/2026

OMNI ERGO Serial No: 3020220175777 Reg. No: 302022017577 Sight Sciences, Inc.	Germany	Class 10: Medical devices, namely, manual surgical instruments for performing anterior segment surgery in the eye	Registered App Date: 11/02/2022 Reg Date: 11/02/2022 Mark Vulnerable to Cancellation If Not Used: 11/02/2027 Renewal Due: 11/02/2032

OMNI ERGO Serial No: 018788086 Reg. No: 018788086 Sight Sciences, Inc.	European Union	Class 10: Medical devices, namely, manual surgical instruments for performing anterior segment surgery in the eye	Registered App Date: 11/02/2022 Reg Date: 03/14/2023 Mark Vulnerable to Cancellation If Not Used: 03/14/2028 Renewal Due: 11/02/2032

OMNI ERGO Serial No: UK00003845240 Reg. No: UK00003845240 Sight Sciences, Inc.	United Kingdom	Class 10: Medical devices, namely, manual surgical instruments for performing anterior segment surgery in the eye	Registered App Date: 11/02/2022 Reg Date: 01/27/2023 Mark Vulnerable to Cancellation If Not Used: 01/27/2028 Renewal Due: 11/02/2032

OMNI ERGO Serial No: 140902022 Reg. No: 793018 Sight Sciences, Inc.	Switzerland	Class 10: Medical devices, namely, manual surgical instruments for performing anterior segment surgery in the eye	Registered App Date: 11/01/2022 Reg Date: 02/09/2023 Mark Vulnerable to Cancellation If Not Used: 05/09/2028 Renewal Due: 11/01/2032

SION Serial No: 97/452,747 Reg. No: 7,250,681 Sight Sciences, Inc.	United States of America	Class 10: Medical devices, namely, manual surgical instruments for performing anterior segment surgery in the eye; excluding medical guidewires	Registered App Date: 06/10/2022 Reg Date: 12/19/2023 Section 8&15 Due: 12/19/2029

SION Serial No: IR1704800 Reg. No: IR1704800 Sight Sciences, Inc.	Madrid Protocol Australia Brazil Canada Switzerland European Union United Kingdom Japan Republic of Korea Singapore See specific country below for current status.	Class 10: Medical devices, namely, manual surgical instruments for performing anterior segment surgery in the eye	Registered App Date: 11/23/2022 Reg Date: 11/23/2022 Renewal Due: 11/23/2032

SION Serial No: IR1704800 Reg. No: IR1704800 Sight Sciences, Inc.	Australia	Class 10: Medical devices, namely, manual surgical instruments for performing anterior segment surgery in the eye	Registered (Madrid) App Date: 11/23/2022 Reg Date: 04/17/2023 For Renewal, see Madrid Protocol Record Mark Vulnerable to Cancellation If Not Used: 04/17/2026

SION Serial No: IR1704800 Reg. No: Sight Sciences, Inc.	Brazil	Class 10: Medical devices, namely, manual surgical instruments for performing anterior segment surgery in the eye	Madrid Ext - Provisional Refusal Period App Date: 11/23/2022 Reg Date: Examination Pending

SION Serial No: IR1704800 Reg. No: Sight Sciences, Inc.	Canada	Class 10: Medical devices, namely, manual surgical instruments for performing anterior segment surgery in the eye	Madrid Ext - Provisional Refusal Period App Date: 11/23/2022 Reg Date: Examination Pending

SION Serial No: IR1704800 Reg. No: IR1704800 Sight Sciences, Inc.	European Union	Class 10: Medical devices, namely, manual surgical instruments for performing anterior segment surgery in the eye	Registered (Madrid) App Date: 11/23/2022 Reg Date: 05/22/2023 For Renewal, see Madrid Protocol Record Mark Vulnerable to Cancellation If Not Used: 05/22/2028

SION Serial No: IR1704800 Reg. No: Sight Sciences, Inc.	Republic of Korea	Class 10: Medical devices, namely, manual surgical instruments for performing anterior segment surgery in the eye	Madrid Ext - Provisional Refusal Period App Date: 11/23/2022 Reg Date: Examination Pending

SION Serial No: IR1704800 Reg. No: IR1704800 Sight Sciences, Inc.	Singapore	Class 10: Medical devices, namely, manual surgical instruments for performing anterior segment surgery in the eye	Registered (Madrid) App Date: 11/23/2022 Reg Date: 10/19/2023 For Renewal, see Madrid Protocol Record Mark Vulnerable to Cancellation If Not Used: 10/19/2028

SION Serial No: IR1704800 Reg. No: Sight Sciences, Inc.	Switzerland	Class 10: Medical devices, namely, manual surgical instruments for performing anterior segment surgery in the eye	Madrid Ext - Refusal Received App Date: 11/23/2022 Reg Date: Provisional Refusal Response Due: 04/12/2024: information from local associate pending

SION Serial No: IR1704800 Reg. No: IR1704800 Sight Sciences, Inc.	United Kingdom	Class 10: Medical devices, namely, manual surgical instruments for performing anterior segment surgery in the eye	Registered (Madrid) App Date: 11/23/2022 Reg Date: 06/15/2023 For Renewal, see Madrid Protocol Record Mark Vulnerable to Cancellation If Not Used: 06/15/2028

US-SMARTHEAT Serial No: 97/520,248 Reg. No: Sight Sciences, Inc.	United States of America	Class 10: Medical devices for the treatment of ophthalmological conditions	Allowed - Intent to Use App Date: 07/26/2022 Reg Date: Statement of Use Due/EOT2: 05/23/2024

SMARTHEAT Serial No: IR1714511 Reg. No: IR1714511 Sight Sciences, Inc.	Madrid Protocol Japan See specific country below for current status.	Class 10: Medical devices for the treatment of ophthalmological conditions	Registered App Date: 01/26/2023 Reg Date: 01/26/2023 Renewal Due: 01/26/2033

SMARTHEAT Serial No: IR1714511 Reg. No: Sight Sciences, Inc.	Japan	Class 10: Medical devices for the treatment of ophthalmological conditions	Registered App Date: 01/26/2023 Reg Date: 12/07/2023 For Renewal, see Madrid Protocol Record Mark Vulnerable to Cancellation if Not Used: 12/07/2026

SMARTLIDS Serial No: 97/688,968 Reg. No: 7,264,154 Sight Sciences, Inc.	United States of America	Class 10: Medical devices for the treatment of ophthalmological conditions	App Date: 11/22/2022 Reg Date: 1/2/2024 Section 8&15 Due: 01/02/2030

SMARTLIDS Serial No: IR1733694 Reg. No: IR1733694 Sight Sciences, Inc.	Madrid Protocol Australia Brazil Canada Switzerland European Union United Kingdom Japan Republic of Korea Mexico Singapore See specific country below for current status.	Class 10: Medical devices for the treatment of ophthalmological conditions	Registered App Date: 05/09/2023 Reg Date: 05/09/2023 Renewal Due: 05/09/2033

SMARTLIDS Serial No: IR1733694 Reg. No: IR1733694 Sight Sciences, Inc.	Australia	Class 10: Medical devices for the treatment of ophthalmological conditions	Registered (Madrid) App Date: 05/09/2023 Reg Date: 08/28/2023 For Renewal, see Madrid Protocol Record Mark Vulnerable to Cancellation If Not Used: 08/28/2026

SMARTLIDS Serial No: IR1733694 Reg. No: Sight Sciences, Inc.	Brazil	Class 10: Medical devices for the treatment of ophthalmological conditions	Madrid Ext - Provisional Refusal Period App Date: 05/09/2023 Reg Date: Examination Pending

SMARTLIDS Serial No: IR1733694 Reg. No: Sight Sciences, Inc.	Canada	Class 10: Medical devices for the treatment of ophthalmological conditions	Madrid Ext - Provisional Refusal Period App Date: 05/09/2023 Reg Date: Examination Pending

SMARTLIDS Serial No: IR1733694 Reg. No: IR1733694 Sight Sciences, Inc.	European Union	Class 10: Medical devices for the treatment of ophthalmological conditions	Registered (Madrid) App Date: 05/09/2023 Reg Date: 10/26/2023 For Renewal, see Madrid Protocol Record Mark Vulnerable to Cancellation If Not Used: 10/26/2028

SMARTLIDS Serial No: IR1733694 Reg. No: Sight Sciences, Inc.	Japan	Class 10: Medical devices for the treatment of ophthalmological conditions	Madrid Ext - Provisional Refusal Period App Date: 05/09/2023 Reg Date: Examination Pending

SMARTLIDS Serial No: IR1733694 Reg. No: Sight Sciences, Inc.	Mexico	Class 10: Medical devices for the treatment of ophthalmological conditions	Madrid Ext - Provisional Refusal Period App Date: 05/09/2023 Reg Date: Examination Pending

SMARTLIDS Serial No: IR1733694 Reg. No: Sight Sciences, Inc.	Singapore	Class 10: Medical devices for the treatment of ophthalmological conditions	Madrid Ext - Provisional Refusal Period App Date: 05/09/2023 Reg Date: Examination Pending

SMARTLIDS Serial No: IR1733694 Reg. No: Sight Sciences, Inc.	Republic of Korea	Class 10: Medical devices for the treatment of ophthalmological conditions	Madrid Ext - Provisional Refusal Period App Date: 05/09/2023 Reg Date: Examination Pending

SMARTLIDS Serial No: IR1733694 Reg. No: Sight Sciences, Inc.	Switzerland	Class 10: Medical devices for the treatment of ophthalmological conditions	Madrid Ext - Provisional Refusal Period App Date: 05/09/2023 Reg Date: Examination Pending

SMARTLIDS Serial No: IR1733694 Reg. No: IR1733694 Sight Sciences, Inc.	United Kingdom	Class 10: Medical devices for the treatment of ophthalmological conditions	Registered (Madrid) App Date: 05/09/2023 Reg Date: 11/16/2023 For Renewal, see Madrid Protocol Record Mark Vulnerable to Cancellation If Not Used: 11/16/2028

SMARTCABLE Serial No: 97/688,973 Reg. No: Sight Sciences, Inc.	United States of America	Class 10: Medical devices for the treatment of ophthalmological conditions	Allowed - Intent to Use App Date: 11/22/2022 Reg Date: Statement of Use Due/EOT2: 05/23/2024

SMARTCABLE Serial No: IR1733707 Reg. No: IR1733707 Sight Sciences, Inc.	Madrid Protocol Brazil Canada Switzerland United Kingdom Japan Republic of Korea Mexico Singapore See specific country below for current status.	Class 10: Medical devices for the treatment of ophthalmological conditions	Registered App Date: 05/09/2023 Reg Date: 05/09/2023 Renewal Due: 05/09/2033

SMARTCABLE Serial No: IR1733707 Reg. No: Sight Sciences, Inc.	Brazil	Class 10: Medical devices for the treatment of ophthalmological conditions	Madrid Ext - Provisional Refusal Period App Date: 05/09/2023 Reg Date: Examination Pending

SMARTCABLE Serial No: IR1733707 Reg. No: Sight Sciences, Inc.	Canada	Class 10: Medical devices for the treatment of ophthalmological conditions	Madrid Ext - Provisional Refusal Period App Date: 05/09/2023 Reg Date: Examination Pending

SMARTCABLE Serial No: IR1733707 Reg. No: Sight Sciences, Inc.	Japan	Class 10: Medical devices for the treatment of ophthalmological conditions	Madrid Ext - Provisional Refusal Period App Date: 05/09/2023 Reg Date: Examination Pending

SMARTCABLE Serial No: IR1733707 Reg. No: Sight Sciences, Inc.	Mexico	Class 10: Medical devices for the treatment of ophthalmological conditions	Madrid Ext - Provisional Refusal Period App Date: 05/09/2023 Reg Date: Examination Pending

SMARTCABLE Serial No: IR1733707 Reg. No: Sight Sciences, Inc.	Singapore	Class 10: Medical devices for the treatment of ophthalmological conditions	Madrid Ext - Provisional Refusal Period App Date: 05/09/2023 Reg Date: Examination Pending

SMARTCABLE Serial No: IR1733707 Reg. No: Sight Sciences, Inc.	Republic of Korea	Class 10: Medical devices for the treatment of ophthalmological conditions	Madrid Ext - Provisional Refusal Period App Date: 05/09/2023 Reg Date: Examination Pending

SMARTCABLE Serial No: IR1733707 Reg. No: Sight Sciences, Inc.	Switzerland	Class 10: Medical devices for the treatment of ophthalmological conditions	Madrid Ext - Provisional Refusal Period App Date: 05/09/2023 Reg Date: Examination Pending

SMARTCABLE Serial No: IR1733707 Reg. No: IR1733707 Sight Sciences, Inc.	United Kingdom	Class 10: Medical devices for the treatment of ophthalmological conditions	Registered (Madrid) App Date: 05/09/2023 Reg Date: 08/29/2023 For Renewal, see Madrid Protocol Record Mark Vulnerable to Cancellation If Not Used: 08/29/2028

TEARCARE LOGO Serial No: 97/588,332 Reg. No: 7,080,717 Sight Sciences, Inc.	United States of America	Class 10: Medical devices for the treatment of ophthalmological conditions	Registered App Date: 09/12/2022 Reg Date: 06/13/2023 Section 8 & 15 Due: 06/13/2029

TEARCARE MGX LOGO Serial No: 97/796,894 Reg. No: Sight Sciences, Inc.	United States of America	Class 10: Medical devices for the treatment of ophthalmological conditions	Published – Intent to Use App Date: 02/15/2023 Reg Date: Opposition Period Expires: 01/18/2024

TEARCARE MGX LOGO Serial No: IR1750784 Reg. No: IR1750784 Sight Sciences, Inc.	Madrid Protocol Australia Brazil Canada Switzerland European Union United Kingdom Japan Republic of Korea Mexico Singapore See specific country below for current status.	Class 10: Medical devices for the treatment of ophthalmological conditions	Registered App Date: 08/11/2023 Reg Date: 08/11/2023 Renewal Due: 08/11/2033

TEARCARE MGX LOGO Serial No: IR1750784 Reg. No: Sight Sciences, Inc.	Brazil	Class 10: Medical devices for the treatment of ophthalmological conditions	Madrid Ext - Provisional Refusal Period App Date: 08/11/2023 Reg Date: Examination Pending

TEARCARE MGX LOGO Serial No: IR1750784 Reg. No: Sight Sciences, Inc.	Canada	Class 10: Medical devices for the treatment of ophthalmological conditions	Madrid Ext - Provisional Refusal Period App Date: 08/11/2023 Reg Date: Examination Pending

TEARCARE MGX LOGO Serial No: IR1750784 Reg. No: Sight Sciences, Inc.	European Union	Class 10: Medical devices for the treatment of ophthalmological conditions	Madrid Ext - Refusal Received App Date: 08/11/2023 Reg Date: Response to Provisional Refusal Pending (Due 12/12/2023)

TEARCARE MGX LOGO Serial No: IR1750784 Reg. No: Sight Sciences, Inc.	Japan	Class 10: Medical devices for the treatment of ophthalmological conditions	Madrid Ext - Provisional Refusal Period App Date: 08/11/2023 Reg Date: Examination Pending

TEARCARE MGX LOGO Serial No: IR1750784 Reg. No: Sight Sciences, Inc.	Mexico	Class 10: Medical devices for the treatment of ophthalmological conditions	Madrid Ext - Provisional Refusal Period App Date: 08/11/2023 Reg Date: Examination Pending

TEARCARE MGX LOGO Serial No: IR1750784 Reg. No: Sight Sciences, Inc.	Republic of Korea	Class 10: Medical devices for the treatment of ophthalmological conditions	Madrid Ext - Provisional Refusal Period App Date: 08/11/2023 Reg Date: Examination Pending

TEARCARE MGX LOGO Serial No: IR1750784 Reg. No: Sight Sciences, Inc.	Singapore	Class 10: Medical devices for the treatment of ophthalmological conditions	Madrid Ext – Pending Protection App Date: 08/11/2023 Reg Date: Opposition Period Expires: 12/10/2023

TEARCARE MGX LOGO Serial No: IR1750784 Reg. No: Sight Sciences, Inc.	Switzerland	Class 10: Medical devices for the treatment of ophthalmological conditions	Madrid Ext - Provisional Refusal Period App Date: 08/11/2023 Reg Date: Examination Pending

TCOR Serial No: 98/112,350 Reg. No: Sight Sciences, Inc.	United States of America	Class 10: Medical devices for the treatment of ophthalmological conditions	Published - Intent to Use App Date: 08/01/2023 Reg Date: Opposition Period Expires: 01/18/2024 Foreign Filing Deadline: 02/01/2024

Patents

Title/Mark	Application No.	Application Date	Registration No.	Registration Date	Case Status	Country
INTRAOCULAR IMPLANTS AND METHODS AND KITS THEREFOR	07777368.7	5/31/2007	2034937	7/11/2012	Registered	Switzerland

INTRAOCULAR IMPLANTS AND METHODS AND KITS THEREFOR	07777368.7	5/31/2007	2034937	7/11/2012	Registered	Germany

INTRAOCULAR IMPLANTS AND METHODS AND KITS THEREFOR	07777368.7	5/31/2007	2034937	7/11/2012	EP Granted	European Patent Office

INTRAOCULAR IMPLANTS AND METHODS AND KITS THEREFOR	07777368.7	5/31/2007	2034937	7/11/2012	Registered	Spain

INTRAOCULAR IMPLANTS AND METHODS AND KITS THEREFOR	07777368.7	5/31/2007	2034937	7/11/2012	Registered	France

INTRAOCULAR IMPLANTS AND METHODS AND KITS THEREFOR	07777368.7	5/31/2007	2034937	7/11/2012	Registered	United Kingdom

INTRAOCULAR IMPLANTS AND METHODS AND KITS THEREFOR	07777368.7	5/31/2007	2034937	7/11/2012	Registered	Italy

INTRAOCULAR IMPLANTS AND METHODS AND KITS THEREFOR	2009-518132	5/31/2007	5520600	4/11/2014	Registered	Japan

INTRAOCULAR IMPLANTS AND METHODS AND KITS THEREFOR	11/475,523	6/26/2006	7,909,789	3/22/2011	Registered	United States of America

INTRAOCULAR IMPLANTS AND METHODS AND KITS THEREFOR	12/695,053	1/27/2010	8,287,482	10/16/2012	Registered	United States of America

INTRAOCULAR IMPLANTS AND METHODS AND KITS THEREFOR	2014-152575	5/31/2007	6113118	3/24/2017	Registered	Japan

INTRAOCULAR IMPLANTS AND METHODS AND KITS THEREFOR	13/025,112	2/10/2011	9,370,443	6/21/2016	Registered	United States of America

INTRAOCULAR IMPLANTS AND METHODS AND KITS THEREFOR	13/445,816	4/12/2012	9,486,361	11/8/2016	Registered	United States of America

INTRAOCULAR IMPLANTS AND METHODS AND KITS THEREFOR	15/182,165	6/14/2016	10,314,742	6/11/2019	Registered	United States of America

INTRAOCULAR IMPLANTS AND RELATED KITS AND METHODS	11740372.5	2/3/2011	2531138	11/30/2016	EP Granted	European Patent Office

INTRAOCULAR IMPLANTS AND RELATED KITS AND METHODS	2012-552089	2/3/2011	5856569	12/18/2015	Registered	Japan

INTRAOCULAR IMPLANTS AND RELATED KITS AND METHODS	13/020,706	2/3/2011	8,529,622	9/10/2013	Registered	United States of America

INTRAOCULAR IMPLANTS AND RELATED KITS AND METHODS	13/245,811	9/26/2011	8,439,972	5/14/2013	Registered	United States of America

INTRAOCULAR IMPLANTS AND RELATED KITS AND METHODS	14/012,963	8/28/2013	8,876,898	11/4/2014	Registered	United States of America

OCULAR DELIVERY SYSTEMS AND METHODS	2012374034	10/4/2012	2012374034	2/1/2018	Registered	Australia

OCULAR DELIVERY SYSTEMS AND METHODS	2878271	10/4/2012			Pending	Canada

OCULAR DELIVERY SYSTEMS	12871982.0	10/4/2012	2844200	11/25/2020	EP Granted	European Patent Office

OCULAR DELIVERY SYSTEMS AND METHODS	13/644,748	10/4/2012	9,095,412	8/4/2015	Registered	United States of America

OCULAR DELIVERY SYSTEMS AND METHODS	16155079.3	10/4/2012	3047823	8/9/2023	EP Granted	European Patent Office

OCULAR DELIVERY SYSTEMS	16155079.3	10/4/2012	3047823	8/9/2023	Registered	Belgium

OCULAR DELIVERY SYSTEMS	16155079.3	10/4/2012	3047823	8/9/2023	Registered	Switzerland

OCULAR DELIVERY SYSTEMS	16155079.3	10/4/2012	3047823	8/9/2023	Registered	Germany

OCULAR DELIVERY SYSTEMS	16155079.3	10/4/2012	3047823	8/9/2023	Registered	Spain

OCULAR DELIVERY SYSTEMS	16155079.3	10/4/2012	3047823	8/9/2023	Registered	France

OCULAR DELIVERY SYSTEMS	16155079.3	10/4/2012	3047823	8/9/2023	Registered	United Kingdom

OCULAR DELIVERY SYSTEMS	16155079.3	10/4/2012	3047823	8/9/2023	Registered	Ireland

OCULAR DELIVERY SYSTEMS	16155079.3	10/4/2012	3047823	8/9/2023	Registered	Italy

OCULAR DELIVERY SYSTEMS	16155079.3	10/4/2012	3047823	8/9/2023	Registered	Netherlands

OCULAR DELIVERY SYSTEMS	16155079.3	10/4/2012	3047823	8/9/2023	Registered	Norway

OCULAR DELIVERY SYSTEMS	16155079.3	10/4/2012	3047823	8/9/2023	Registered	Sweden

OCULAR DELIVERY SYSTEMS AND METHODS	13/644,758	10/4/2012	9,216,109	12/22/2015	Registered	United States of America

OCULAR DELIVERY SYSTEMS AND METHODS	13/644,769	10/4/2012	9,855,167	1/2/2018	Registered	United States of America

OCULAR DELIVERY SYSTEMS AND METHODS	2021205065	10/4/2012	2021205065	12/22/2022	Registered	Australia

OCULAR DELIVERY SYSTEMS AND METHODS	13/644,780	10/4/2012	8,894,603	11/25/2014	Registered	United States of America

OCULAR DELIVERY SYSTEMS AND METHODS	2023200129	10/4/2012			Pending	Australia

OCULAR DELIVERY SYSTEMS AND METHODS	14/539,648	11/12/2014	9,895,258	2/20/2018	Registered	United States of America

OCULAR DELIVERY SYSTEMS AND METHODS	14/816,822	8/3/2015	10,179,066	1/15/2019	Registered	United States of America

OCULAR DELIVERY SYSTEMS AND METHODS	14/973,620	12/17/2015			Response Filed	United States of America

OCULAR DELIVERY SYSTEMS AND METHODS	2017-505632	3/31/2015	6652961	1/28/2020	Registered	Japan

OCULAR DELIVERY SYSTEMS AND METHODS	2021240226	3/31/2015			Allowed	Australia

OCULAR DELIVERY SYSTEMS AND METHODS	3209383	3/31/2015			Pending	Canada

OCULAR DELIVERY SYSTEMS AND METHODS	14/675,580	3/31/2015	10,299,958	5/28/2019	Registered	United States of America

INTRAOCULAR IMPLANTS AND METHODS AND KITS THEREFOR	15/340,911	11/1/2016	10,398,597	9/3/2019	Registered	United States of America

INTRAOCULAR IMPLANTS AND RELATED KITS AND METHODS	11740372.5	2/3/2011	2531138	11/30/2016	Registered	Germany

INTRAOCULAR IMPLANTS AND RELATED KITS AND METHODS	11740372.5	2/3/2011	2531138	11/30/2016	Registered	France

INTRAOCULAR IMPLANTS AND RELATED KITS AND METHODS	11740372.5	2/3/2011	2531138	11/30/2016	Registered	United Kingdom

INTRAOCULAR IMPLANTS AND RELATED KITS AND METHODS	15/683,652	8/22/2017	10,406,030	9/10/2019	Registered	United States of America

INTRAOCULAR IMPLANTS AND RELATED KITS AND METHODS	17/866,429	7/15/2022			Pending	United States of America

[***]	[***]	[***]	[***]	[***]	[***]	[***]

OCULAR DELIVERY SYSTEMS AND METHODS	2015390071	3/31/2015	2015390071	10/21/2021	Registered	Australia

OCULAR DELIVERY SYSTEMS AND METHODS	2980713	3/31/2015	2980713	10/3/2023	Registered	Canada

OCULAR DELIVERY SYSTEMS AND METHODS	201580079974.6	3/31/2015	ZL 201580079974	3/2/2021	Registered	China

OCULAR DELIVERY SYSTEMS	15888007.0	3/31/2015	3277236	6/16/2021	EP Granted	European Patent Office

OCULAR DELIVERY SYSTEMS AND METHODS	15/854,126	12/26/2017	10,888,453	1/12/2021	Registered	United States of America

OCULAR DELIVERY SYSTEMS AND METHODS	2018200231	10/4/2012	2018200231	5/14/2020	Registered	Australia

OCULAR DELIVERY SYSTEMS AND METHODS	18109217.8	3/31/2015	1249726	2/25/2022	Registered	Hong Kong

OCULAR DELIVERY SYSTEMS AND METHODS	16/189,882	11/13/2018	10,857,027	12/8/2020	Registered	United States of America

OCULAR DELIVERY SYSTEMS AND METHODS	16/397,733	4/29/2019	11,090,188	8/17/2021	Registered	United States of America

OCULAR DELIVERY SYSTEMS AND METHODS	2021-183077	3/31/2015	7348253	9/11/2023	Registered	Japan

OCULAR DELIVERY SYSTEMS AND METHODS	17/397,817	8/9/2021	11,872,158	1/16/2024	Registered	United States of America

OCULAR DELIVERY SYSTEMS AND METHODS	2023-145205	3/31/2015			Pending	Japan

[***]	[***]	[***]	[***]	[***]	[***]	[***]

INTRAOCULAR IMPLANTS AND METHODS AND KITS THEREFOR	16/413,466	5/15/2019	11,389,328	7/19/2022	Registered	United States of America

INTRAOCULAR IMPLANTS AND METHODS AND KITS THEREFOR	16/526,832	7/30/2019	11,865,041	1/9/2024	Registered	United States of America

INTRAOCULAR IMPLANTS AND RELATED KITS AND METHODS	16/532,260	8/5/2019	11,166,847	11/9/2021	Registered	United States of America

INTRAOCULAR IMPLANTS AND RELATED KITS AND METHODS	17/498,626	10/11/2021			Pending	United States of America

OCULAR DELIVERY SYSTEMS AND METHODS	2020-9776	3/31/2015	6977073	11/12/2021	Registered	Japan

OCULAR DELIVERY SYSTEMS AND METHODS	2020202716	10/4/2012	2020202716	7/29/2021	Registered	Australia

OCULAR DELIVERY SYSTEMS AND METHODS	23190417.8	10/4/2012			Pending	European Patent Office

FORMULATIONS AND METHODS FOR TREATING CONDITIONS OF THE EYE	63/117,393	11/23/2020			Application Filed	United States of America

[***]	[***]	[***]	[***]	[***]	[***]	[***]

OCULAR DELIVERY SYSTEMS AND METHODS	17/533,408	12/16/2021	11,471,324	10/18/2022	Registered	United States of America

OCULAR DELIVERY SYSTEMS AND METHODS	17/033,408	9/25/2020	11,504,270	11/22/2022	Registered	United States of America

OCULAR DELIVERY SYSTEMS AND METHODS	17/553,671	12/16/2021	11,389,327	7/19/2022	Registered	United States of America

OCULAR DELIVERY SYSTEMS AND METHODS	17/827,485	5/27/2022			Allowed	United States of America

OCULAR DELIVERY SYSTEMS AND METHODS	17/827,494	5/27/2022	11,617,679	4/4/2023	Registered	United States of America

OCULAR DELIVERY SYSTEMS AND METHODS	18/197,679	5/15/2023			Pending	United States of America

OCULAR DELIVERY SYSTEMS AND METHODS	18/130,353	4/3/2023			Pending	United States of America

OCULAR DELIVERY SYSTEMS AND METHODS	18/130,354	4/3/2023			Pending	United States of America

OCULAR DELIVERY SYSTEMS AND METHODS	17/990,589	11/18/2022	11,857,460	1/2/2024	Registered	United States of America

[***]	[***]	[***]	[***]	[***]	[***]	[***]

FORMULATIONS AND METHODS FOR TREATING CONDITIONS OF THE EYE	AU2021381495	11/23/2021			Pending	Australia

FORMULATIONS AND METHODS FOR TREATING CONDITIONS OF THE EYE	3199736	11/23/2021			Pending	Canada

FORMULATIONS AND METHODS FOR TREATING CONDITIONS OF THE EYE	202180090923.9	11/23/2021			Pending	China

FORMULATIONS AND METHODS FOR TREATING CONDITIONS OF THE EYE	21895840.3	11/23/2021			Pending	European Patent Office

FORMULATIONS AND METHODS FOR TREATING CONDITIONS OF THE EYE	2023-530994	11/23/2021			Pending	Japan

FORMULATIONS AND METHODS FOR TREATING CONDITIONS OF THE EYE	17/534,348	11/23/2021			Pending	United States of America

FORMULATIONS AND METHODS FOR TREATING CONDITIONS OF THE EYE	17/534,349	11/23/2021	11,419,886	8/23/2022	Registered	United States of America

FORMULATIONS AND METHODS FOR TREATING CONDITIONS OF THE EYE	17/868,696	7/19/2022	11,554,134	1/17/2023	Registered	United States of America

FORMULATIONS AND METHODS FOR TREATING CONDITIONS OF THE EYE	18/088,347	12/23/2022			Allowed	United States of America

INTRAOCULAR DEVICES, SYSTEMS, AND METHODS	22812314.7	5/27/2022			Pending	European Patent Office

INTRAOCULAR DEVICES, SYSTEMS, AND METHODS	17/827,573	5/27/2022			Pending	United States of America

INTRAOCULAR DEVICES, SYSTEMS, AND METHODS	PCT/ US2022/03/1457	5/27/2022			Pending	Patent Cooperation Treaty

DEVICES AND METHODS FOR INTRAOCULAR TISSUE MANIPULATION	18/122,108	3/15/2023			Pending	United States of America

DEVICES AND METHODS FOR INTRAOCULAR TISSUE MANIPULATION	PCT/ US2023/015327	3/15/2023			Pending	Patent Cooperation Treaty

DEVICES AND METHODS FOR INTRAOCULAR TISSUE MANIPULATION	18/122,109	3/15/2023	11,877,954	1/23/2024	Registered	United States of America

[***]	[***]	[***]	[***]	[***]	[***]	[***]

OCULAR DELIVERY SYSTEMS	12871982.0	10/4/2012	2844200	11/25/2020	Registered	Switzerland

OCULAR DELIVERY SYSTEMS	12871982.0	10/4/2012	2844200	11/25/2020	Registered	Germany

OCULAR DELIVERY SYSTEMS	12871982.0	10/4/2012	2844200	11/25/2020	Registered	Spain

OCULAR DELIVERY SYSTEMS	12871982.0	10/4/2012	2844200	11/25/2020	Registered	France

OCULAR DELIVERY SYSTEMS	12871982.0	10/4/2012	2844200	11/25/2020	Registered	United Kingdom

OCULAR DELIVERY SYSTEMS	12871982.0	10/4/2012	2844200	11/25/2020	Registered	Italy

OCULAR DELIVERY SYSTEMS AND METHODS	202110189856.8	3/31/2015			Pending	China

OCULAR DELIVERY SYSTEMS AND METHODS	17/239,263	4/23/2021	11,116,660	9/14/2021	Registered	United States of America

OCULAR DELIVERY SYSTEMS AND METHODS	42022047529.7	3/31/2015			Pending	Hong Kong

OCULAR DELIVERY SYSTEMS AND METHODS	17/239,270	4/23/2021	11,344,447	5/31/2022	Registered	United States of America

INTRAOCULAR DEVICES, SYSTEMS, AND METHODS	63/194,824	5/28/2021	[***]	[***]	Application Filed	United States of America

[***]	[***]	[***]	[***]	[***]	[***]	[***]

OCULAR DELIVERY SYSTEMS	21179625.5	3/31/2015			Pending	European Patent Office

OCULAR DELIVERY SYSTEMS	15888007.0	3/31/2015	3277236	6/16/2021	Registered	France

OCULAR DELIVERY SYSTEMS	15888007.0	3/31/2015	3277236	6/16/2021	Registered	Germany

OCULAR DELIVERY SYSTEMS	15888007.0	3/31/2015	3277236	6/16/2021	Registered	Italy

OCULAR DELIVERY SYSTEMS	15888007.0	3/31/2015	3277236	6/16/2021	Registered	Spain

OCULAR DELIVERY SYSTEMS	15888007.0	3/31/2015	3277236	6/16/2021	Registered	Switzerland

OCULAR DELIVERY SYSTEMS	15888007.0	3/31/2015	3277236	6/16/2021	Registered	United Kingdom

BIO-ERODIBLE OCULAR IMPLANTS FOR TREATMENT OF CONDITIONS OF THE EYE	63/428,389	11/28/2022			Pending	United States of America

[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]	[***]

Country Name	Title	Serial #	Filed Date	Publication #	Publication Date	Patent #	Issue Date	Status
BRAZIL	DRY EYE TREATMENT SYSTEMS	BR 11 2014 016505 0	10/9/2012	2423	6/13/2017	112014016505-0	5/18/2021	ISSUED

CHINA	DRY EYE TREATMENT SYSTEMS	2012800711619	10/9/2012	CN 104334129 A	2/4/2015	ZL 2012800711619	9/19/2017	ISSUED

CHINA	DRY EYE TREATMENT SYSTEMS	2017107693584	10/9/2012	CN 107510545 A	12/26/2017	ZL 2017107693584	9/19/2017	ISSUED

CHINA	DRY EYE TREATMENT SYSTEMS	202210615213x	10/9/2012	CN 115068202A	9/20/2022			PUBLISHED

GERMANY	DRY EYE TREATMENT SYSTEMS	12864218.8	10/9/2012			60 2012 061 539.7	6/26/2019	ISSUED

EUROPE	DRY EYE TREATMENT SYSTEMS	12864218.8	10/9/2012	2800543	11/12/2014	2800543	6/26/2019	NAT PHASE

SPAIN	DRY EYE TREATMENT SYSTEMS	12864218.8	10/9/2012			2800543	6/26/2019	ISSUED

FRANCE	DRY EYE TREATMENT SYSTEMS	12864218.8	10/9/2012			2800543	6/26/2019	ISSUED

UNITED KINGDOM	DRY EYE TREATMENT SYSTEMS	12864218.8	10/9/2012			2800543	6/26/2019	ISSUED

ITALY	DRY EYE TREATMENT SYSTEMS	12864218.8	10/9/2012			502019000077339	6/26/2019	ISSUED

JAPAN	DRY EYE TREATMENT SYSTEMS	2014-551238	10/9/2012	2015-503417	2/2/2015	6747770	8/11/2020	ISSUED

JAPAN	DRY EYE TREATMENT SYSTEMS	2018-193884	10/9/2012			6768761	9/25/2020	ISSUED

JAPAN	DRY EYE TREATMENT SYSTEMS	2020-158988	10/9/2012	2020-499386	12/17/2020			PUBLISHED

JAPAN	DRY EYE TREATMENT SYSTEMS	2022-125366	10/9/2012					PENDING

UNITED STATES	DRY EYE TREATMENT APPARATUS AND METHODS	13/343,407	1/4/2012	US-2013-0172790-A1	7/4/2013	9,724,230	8/8/2017	ISSUED

WIPO	DRY EYE TREATMENT SYSTEMS	PCT/ US2012/059384	10/9/2012	WO 2013/103413 A1	7/11/2013			NAT PHASE

UNITED STATES	DRY EYE TREATMENT SYSTEMS	13/645,985	10/5/2012	US-2013-0172829-A1	7/4/2013	9,510,972	12/6/2016	ISSUED

UNITED STATES	CONTROLLER FOR DRY EYE TREATMENT SYSTEMS	14/967,116	12/11/2015	US-2016-0106576-A1	4/21/2016	10,973,680	4/13/2021	ISSUED

UNITED STATES	DRY EYE TREATMENT SYSTEMS	15/364,070	11/29/2016	US-2017-0079834-A1	3/23/2017	9,844,459	12/19/2017	ISSUED

UNITED STATES	METHODS FOR IMPROVING CONTACT LENS COMFORT	15/369,176	12/5/2016	US-2017-0079840-A1	3/23/2017	9,642,743	5/9/2017	ISSUED

UNITED STATES	DRY EYE TREATMENT SYSTEMS	15/442,003	2/24/2017	US-2017-0165106-A1	6/15/2017	10,052,226	8/21/2018	ISSUED

UNITED STATES	DRY EYE TREATMENT APPARATUS AND METHODS	15/639,850	6/30/2017	US-2017-0304110-A1	10/26/2017	10,772,758	9/15/2020	ISSUED

UNITED STATES	DRY EYE TREATMENT SYSTEMS	16/059,281	8/9/2018	US-2018-0344512-A1	12/6/2018	10,925,765	2/23/2021	ISSUED

UNITED STATES	DRY EYE TREATMENT APPARATUS AND METHODS	16/988,495	8/7/2020	US-2020-0405534-A1	12/31/2020			PUBLISHED

UNITED STATES	DRY EYE TREATMENT SYSTEMS	17/166,619	2/3/2021	US-2021-0177647-A1	6/17/2021			PUBLISHED

UNITED STATES	CONTROLLER FOR DRY EYE TREATMENT SYSTEMS	17/169,038	2/5/2021	US-2021-0177648-A1	6/17/2021			PUBLISHED

UNITED STATES	COMBINATION TREATMENT SYSTEMS	15/374,426	12/9/2016	US-2017-0087009-A1	3/30/2017	11,285,040	3/29/2022	ISSUED

WIPO	COMBINATION TREATMENT SYSTEMS	PCT/ US2016/065876	12/9/2016	WO 2017/100608	6/15/2017			ABANDONED

UNITED STATES	COMBINATION IN TREATMENT SYSTEMS	17/651,357	2/16/2022	US-2022-168136-A1	6/2/2022			PUBLISHED

BRAZIL	FORCEPS TREATMENT SYSTEMS	BR 112021004614 3	9/4/2019	2629	5/25/2021			PUBLISHED

CHINA	FORCEPS TREATMENT SYSTEMS	2019800742977	9/4/2019	CN 112996466	6/18/2021			PUBLISHED

EUROPE	FORCEPS TREATMENT SYSTEMS	19860871.3	9/4/2019	3833310	6/16/2021			PUBLISHED

JAPAN	FORCEPS TREATMENT SYSTEMS	2021-513382	9/4/2019					PENDING

UNITED STATES	FORCEPS TREATMENT SYSTEMS	16/127,870	9/11/2018	US-2020-0078211-A1	3/12/2020			PUBLISHED

WIPO	FORCEPS TREATMENT SYSTEMS	PCT/ US2019/049440	9/4/2019	WO 2020/055634	3/19/2020			NAT PHASE

UNITED STATES	TREATMENT APPARATUS AND METHODS	16/523,078	7/26/2019	US-2021-0022914-A1	1/28/2021			PUBLISHED

BRAZIL	CONTROLLER WITH IMAGING SYSTEM	BR 112022002061.9	8/4/2020	2674	4/5/2022	PUBLISHED

CHINA	CONTROLLER WITH IMAGING SYSTEM	2020800668613	8/4/2020	CN 114513982 A	5/17/2022	PUBLISHED

EUROPE	CONTROLLER WITH IMAGING SYSTEM	20850894.5	8/4/2020	3998933	5/25/2022	PUBLISHED

JAPAN	CONTROLLER WITH IMAGING SYSTEM	2022-505537	8/4/2020	—	—	PENDING

UNITED STATES	CONTROLLER WITH IMAGING SYSTEM	16/984,997	8/4/2020	US-2021-0052216-A1	2/25/2021	PUBLISHED

WIPO	CONTROLLER WITH IMAGING SYSTEM	PCT/ US2020/044886	8/4/2020	WO 2021/026154	2/11/2021	PUBLISHED

UNITED STATES	FORCEPS FOR DRY EYE TREATMENTS	62/266,483	12/11/2015			EXPIRED

UNITED STATES	CONTROLLER WITH IMAGING SYSTEM	62/882,792	8/5/2019			EXPIRED

EXHIBIT D

BORROWER’S DEPOSIT ACCOUNTS AND INVESTMENT ACCOUNTS

EXHIBIT E

COMPLIANCE CERTIFICATE

Hercules Capital, Inc. (as “Agent”)

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Reference is made to that certain Loan and Security Agreement dated January 22, 2024 and the Loan Documents (as defined therein) entered into in connection with such Loan and Security Agreement all as may be amended from time to time (hereinafter referred to collectively as the “Loan Agreement”) by and among Hercules Capital, Inc. (“Agent”), the several banks and other financial institutions or entities from time to time party thereto (collectively, “Lender”) and SIGHT SCIENCES, INC., a Delaware corporation (“Company”), and each other Person that has delivered a Joinder Agreement pursuant to Section 7.13 from time to time party to the Loan Agreement (together with Company, individually or collectively, as the context may require, “Borrower”). All capitalized terms not defined herein shall have the same meaning as defined in the Loan Agreement.

The undersigned is an Officer of Company, knowledgeable of all Company financial matters, and is authorized, on behalf of Company, to provide certification of information regarding Company; hereby certifies, on behalf of Company, that in accordance with the terms and conditions of the Loan Agreement, Company is in compliance for the period ending ___________ of all covenants, conditions and terms and hereby reaffirms that all representations and warranties contained therein are true and correct on and as of the date of this Compliance Certificate with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, after giving effect in all cases to any standard(s) of materiality contained in the Loan Agreement as to such representations and warranties. The undersigned further certifies that no Default or Event of Default exists as of the date hereof. The undersigned further certifies that any financial materials delivered with this Compliance Certificate are prepared in accordance with GAAP (except for the absence of footnotes with respect to unaudited financial statement and subject to normal year-end adjustments) and are consistent from one period to the next except as explained below.

REPORTING REQUIREMENT	REQUIRED	CHECK IF ATTACHED

Interim Financial Statements	Quarterly within 45 days

Audited Financial Statements	FYE within 90 days

ACCOUNTS OF BORROWER AND ITS SUBSIDIARIES AND AFFILIATES

The undersigned hereby also confirms, on behalf of Company, that the below disclosed accounts represent all depository accounts and securities accounts presently open in the name of each Borrower or Borrower’s Subsidiary/Affiliate, as applicable.

Each new account that has been opened since delivery of the previous Compliance Certificate is designated below with a “*”.

		Depository AC #	Financial Institution	Account Type (Depository / Securities)	Last Month Ending Account Balance	Purpose of Account
BORROWER Name/Address:
1
2
3
4
5
6
7
SUBSIDIARY Name/Address
1
2
3
4
5
6
7

Name of Test	Required Level	Actual Level	In Compliance Y/N?

Minimum Cash

Minimum Net Revenue

ADDITIONAL DISCLOSURES

1.

MATERIAL CONTINGENCIES: The undersigned hereby also confirms that a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that could reasonably be expected to have a Material Adverse Effect, as certified by Borrower’s chief executive officer or chief financial officer, is attached hereto as Annex I.[1]

2.	INSURANCE POLICIES OF BORROWER AND ITS SUBSIDIARIES

•

[The undersigned hereby also confirms that since delivery of the previous Compliance Certificate, neither Borrower nor any of its Subsidiaries has entered into or amended any insurance policy required pursuant to Section 6.1 of the Loan Agreement.][2]

•

[Since delivery of the previous Compliance Certificate, Borrower and/or one or more of its Subsidiaries have entered into new, or amended existing, insurance policies required pursuant to Section 6.1 of the Loan Agreement. Attached hereto are copies of such new or amended insurance policies and updated insurance certificates with respect to such policies, as required to be delivered pursuant to Section 6.2 of the Loan Agreement.][3]

3.	INTELLECTUAL PROPERTY

•	[The following claim(s) have been made to a Loan Party that material part(s) of the Intellectual Property violates the rights of a third party: [ ]][4]

4.	ORGANIZATIONAL STATUS

•	[Each Loan Party’s present name, former names (if any), locations, place of formation, tax identification number, organizational identification number and other information are attached hereto.][5]

5.	CAPITALIZATION AND SUBSIDIARIES

•	[Attached hereto is a true, correct and complete list of each Subsidiary, substantially in the form of Schedule 5.14 to the Loan Agreement.][6]

[1]	Include in Compliance Certificates.
[2]	Include if neither Borrower nor any of its Subsidiaries has entered into or amended any insurance policies since delivery of the previous Compliance Certificate.
[3]	Include if Borrower or any of its Subsidiaries has entered into or amended any insurance policies since delivery of the previous Compliance Certificate.
[4]	Include if any claim(s) have been made to any Loan Party that any material part of the Intellectual Property violates the rights of any third party.
[5]	Attach updated Exhibit B if updates to organizational status are needed pursuant to Section 5.1 of the Loan Agreement.
[6]	Attach updated Schedule 5.14 if updates are needed.

Very Truly Yours,

SIGHT SCIENCES, INC.

By:

Name:

Its:

EXHIBIT F

FORM OF JOINDER AGREEMENT

This Joinder Agreement (the “Joinder Agreement”) is made and dated as of [             ], 20[     ], and is entered into by and between__________________., a ___________ corporation (“Subsidiary”), and HERCULES CAPITAL, INC., a Maryland corporation (as “Agent”).

RECITALS

A. Subsidiary’s Affiliate, SIGHT SCIENCES, INC., a Delaware corporation (“Company”), and each other Person that has delivered a Joinder Agreement pursuant to Section 7.13 from time to time party to the Agreement (together with Company, individually or collectively, as the context may require, “Existing Borrower”) has entered into that certain Loan and Security Agreement dated January 22, 2024, with the several banks and other financial institutions or entities from time to time party thereto as lender (collectively, “Lenders”), each other Borrower that is party thereto, and Agent, (as may be amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), together with the other agreements executed and delivered in connection therewith; and

B. Subsidiary acknowledges and agrees that it will benefit both directly and indirectly from Existing Borrower’s execution of the Loan Agreement and the other agreements executed and delivered in connection therewith.

AGREEMENT

NOW THEREFORE, Subsidiary and Agent agree as follows:

1.	The recitals set forth above are incorporated into and made part of this Joinder Agreement. Capitalized terms not defined herein shall have the meaning provided in the Loan Agreement.

2.

By signing this Joinder Agreement, Subsidiary shall be bound by the terms and conditions of the Loan Agreement the same as if it were Borrower (as defined in the Loan Agreement) under the Loan Agreement, mutatis mutandis, provided however, that (a) with respect to (i) Section 5.1 of the Loan Agreement, Subsidiary represents that it is an entity duly organized, legally existing and in good standing under the laws of [ ], (b) neither Agent nor Lenders shall have any duties, responsibilities or obligations to Subsidiary arising under or related to the Loan Agreement or the other Loan Documents other than as described in the immediately following sentence herein, (c) that if Subsidiary is covered by Existing Borrower’s insurance, Subsidiary shall not be required to maintain separate insurance or comply with the provisions of Sections 6.1 and 6.2 of the Loan Agreement, and (d) that as long as Existing Borrower satisfies the requirements of Section 7.1 of the Loan Agreement, Subsidiary shall not have to provide Agent separate Financial Statements. To the extent that Agent or Lenders has any duties, responsibilities or obligations arising under or related to the Loan Agreement or the other Loan Documents, those duties, responsibilities or obligations shall flow only to Existing Borrower and not to Subsidiary or any other Person or entity. By way of example (and not an exclusive list): (i) Agent’s providing notice to Existing Borrower in accordance with the Loan Agreement or as otherwise agreed among Existing Borrower, Agent and Lenders shall be deemed provided to Subsidiary; (ii) Lenders’ providing an Advance to Existing Borrower shall be deemed an Advance to Subsidiary; and (iii) Subsidiary shall have no right to request an Advance or make any other demand on Lenders.

3.

[Subsidiary agrees not to certificate its equity securities without Agent’s prior written consent (except to the extent certificated prior to the date of this Joinder Agreement), which consent may be conditioned on the delivery of such equity securities to Agent in order to perfect Agent’s security interest in such equity securities.]

4.

Subsidiary acknowledges that it benefits, both directly and indirectly, from the Loan Agreement, and hereby waives, for itself and on behalf on any and all successors in interest (including without limitation any assignee for the benefit of creditors, receiver, bankruptcy trustee or itself as debtor-in-possession under any bankruptcy proceeding) to the fullest extent provided by law, any and all claims, rights or defenses to the enforcement of this Joinder Agreement on the basis that (a) it failed to receive adequate consideration for the execution and delivery of this Joinder Agreement or (b) its obligations under this Joinder Agreement are avoidable as a fraudulent conveyance.

5.

As security for the prompt, complete and indefeasible payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, Subsidiary grants to Agent a security interest in all of Subsidiary’s right, title, and interest in and to the Collateral.

6.

This Joinder Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO JOINDER AGREEMENT]

SUBSIDIARY:

_________________________________.

By:
Name:
Title:

Address:

Telephone: ___________
email: ____________

AGENT:

HERCULES CAPITAL, INC.

By:____________________________________
Name:__________________________________
Title: ___________________________________

Address: 400 Hamilton Ave., Suite 310 Palo Alto, CA 94301 email: legal@htgc.com Telephone: 650-289-3060

EXHIBIT G

FORM OF WARRANT

[Attached]

EXHIBIT H

ACH DEBIT AUTHORIZATION AGREEMENT

Hercules Capital, Inc.

[If SBA: Hercules Technology III, L.P.]

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Re: Loan and Security Agreement dated January 22, 2024 (the “Agreement”) by and among SIGHT SCIENCES, INC., a Delaware corporation (“Company”), and each other Person that has delivered a Joinder Agreement pursuant to Section 7.13 from time to time party to the Agreement (together with Company, individually or collectively, as the context may require, “Borrower”), Hercules Capital, Inc., as administrative agent and collateral agent (“Agent”) and the lenders party thereto (collectively, the “Lenders”)

[***]

In connection with the above referenced Agreement, Borrower hereby authorizes Agent or Lenders to initiate debit entries for (i) the periodic payments due under the Agreement and (ii) out-of-pocket legal fees and costs incurred by Agent or Lenders pursuant to Section 11.12 of the Agreement to Borrower’s account indicated below. Borrower authorizes the depository institution named below to debit to such account.

[IF FILED PUBLICLY, ACCOUNT INFO REDACTED FOR SECURITY PURPOSES]

DEPOSITORY NAME	BRANCH

CITY	STATE AND ZIP CODE

TRANSIT/ABA NUMBER	ACCOUNT NUMBER

This authority will remain in full force and effect so long as any amounts are due under the Agreement.

________________________________________________

(Company, on behalf of each Borrower)

By: ____________________________________

Name: __________________________________

Date: ___________________________________

EXHIBIT I

[RESERVED]

EXHIBIT J-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Security Agreement dated as of January 22, 2024 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among SIGHT SCIENCES, INC., a Delaware corporation (“Company”), and each other Person that has delivered a Joinder Agreement pursuant to Section 7.13 from time to time party to the Loan Agreement (together with Company, individually or collectively, as the context may require, “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (collectively, referred to as the “Lenders”), and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and Lenders (in such capacity, the “Agent”).

Pursuant to the provisions of Addendum 1 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10-percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished Agent and Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform Borrower and Agent, and (2) the undersigned shall have at all times furnished Borrower and Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

Date: _____________ ___, 20___	[NAME OF LENDER]

By:
Name:
Title:

EXHIBIT J-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Security Agreement dated as of January 22, 2024 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among SIGHT SCIENCES, INC., a Delaware corporation (“Company”), and each other Person that has delivered a Joinder Agreement pursuant to Section 7.13 from time to time party to the Loan Agreement (together with Company, individually or collectively, as the context may require, “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (collectively, referred to as the “Lenders”), and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and Lenders (in such capacity, the “Agent”).

Pursuant to the provisions of Addendum 1 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10-percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

Date: _____________ ___, 20___	[NAME OF PARTICIPANT]

By:
Name:
Title:

EXHIBIT J-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Security Agreement dated as of January 22, 2024 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among SIGHT SCIENCES, INC., a Delaware corporation (“Company”), and each other Person that has delivered a Joinder Agreement pursuant to Section 7.13 from time to time party to the Loan Agreement (together with Company, individually or collectively, as the context may require, “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (collectively, referred to as the “Lenders”), and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and Lenders (in such capacity, the “Agent”).

Pursuant to the provisions of Addendum 1 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10-percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

Date: _____________ ___, 20___	[NAME OF PARTICIPANT]

By:
Name:
Title:

EXHIBIT J-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Security Agreement dated as of January 22, 2024 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among SIGHT SCIENCES, INC., a Delaware corporation (“Company”), and each other Person that has delivered a Joinder Agreement pursuant to Section 7.13 from time to time party to the Loan Agreement (together with Company, individually or collectively, as the context may require, “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (collectively, referred to as the “Lenders”), and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and Lenders (in such capacity, the “Agent”).

Pursuant to the provisions of Addendum 1 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any promissory note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10-percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished Agent and Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform Borrower and Agent, and (2) the undersigned shall have at all times furnished Borrower and Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

Date: _____________ ___, 20___	[NAME OF LENDER]

By:
Name:
Title:

EXHIBIT D

BORROWER’S DEPOSIT ACCOUNTS AND INVESTMENT ACCOUNTS

Bank Name	Account Number	Account Type	Branch Address	Name of Company/Subsidiary holding Account
Bank of America	[***]	Lockbox Account (used for Customer Remittances)	530 Lytton Avenue, Suite 101 Palo Alto, CA 94301-1539 Attn: [***]	Sight Sciences, Inc.

Bank of America	[***]	Checking Account	530 Lytton Avenue, Suite 101 Palo Alto, CA 94301-1539 Attn: [***]	Sight Sciences, Inc.

Bank of America	[***]	Interest-Bearing Account	530 Lytton Avenue, Suite 101 Palo Alto, CA 94301-1539 Attn: [***]	Sight Sciences, Inc.

Bank of America	[***]	ZBA Payroll Account	530 Lytton Avenue, Suite 101 Palo Alto, CA 94301-1539 Attn: [***]	Sight Sciences, Inc.

Bank of America	[***]	Account used to deposit funds from Fidelity related to stock matters	530 Lytton Avenue, Suite 101 Palo Alto, CA 94301-1539 Attn: [***]	Sight Sciences, Inc.

Bank of America London	[***]	UK (GBP) Account primarily set up for Customer Remittances	2 King Edward Street, London, EC1A 1HQ UK	Sight Sciences, Inc.

Bank of America Europe DAC, Frankfurt Branch	[***]	Germany (EUR) Account primarily set up for Customer Remittances	Taunusanlage 9-10 60329 Frankfurt Germany	Sight Sciences, Inc.

Bank of America London	[***]	UK (GBP) Checking Account	2 King Edward Street, London, EC1A 1HQ UK	Sight Sciences, UK, LTD

Bank of America Europe DAC, Frankfurt Branch	[***]	Germany (EUR) Checking Account	Taunusanlage 9-10 60329 Frankfurt Germany	Sight Sciences GmbH

MERRILL PRIVATE WEALTH MANAGEMENT	[***]	Investment Account	2049 CENTURY PARK E STE 1200 CENTURY CITY CA 90067	Sight Sciences, Inc.

Schedule 1.1 – Commitments

LENDERS	TRANCHE 1 COMMITMENT	TRANCHE 2 COMMITMENT	TRANCHE 3 COMMITMENT
Hercules Capital, Inc.	$28,000,000	$7,000,000	$15,000,000
Hercules Private Credit Fund 1 L.P.	$6,000,000	$1,500,000	/
Hercules Private Global Venture Growth Fund I L.P.	$6,000,000	$1,500,000	/
TOTAL COMMITMENTS	40,000,000.00	10,000,000.00	$15,000,000

Schedule 1 – Subsidiaries

Name of Entity	Jurisdiction of Organization/Incorporation
Sight Sciences UK, LTD	England and Wales
Sight Sciences GmbH	Germany

Schedule 1A – Existing Permitted Indebtedness

None.

Schedule 1B – Existing Permitted Investments

None.

Schedule 1C – Existing Permitted Liens

None.

Schedule 5.3 – Consents

None.

Schedule 5.8 – Tax Matters

None.

Schedule 5.9 – Intellectual Property Claims

None.

Schedule 5.11 – Borrower Products

On September 16, 2021, the Company filed suit in the U.S. District Court for the District of Delaware (C.A. No. 1:21-cv-01317) alleging that Ivantis, Inc. (“Ivantis”) directly and indirectly infringes the Company’s U.S. Patent Nos. 8,287,482, 9,370,443, 9,486,361, and 10,314,742 by making, using, selling, and offering for sale the Hydrus® Microstent. The Company’s complaint seeks money damages and injunctive relief. On January 24, 2022, Ivantis asserted counterclaims requesting declaratory judgments that the Company’s asserted patents-in-suit are not infringed and/or are invalid. On August 1, 2022, the Company filed an amended complaint alleging that Alcon Inc., Alcon Vision, LLC and Alcon Research, LLC (collectively, “Alcon”) infringe the four originally asserted patents by making, using, selling, and offering for sale the Hydrus® Microstent, and that all defendants also infringe U.S. Patent No. 11,389,328. The defendants asserted counterclaims requesting declaratory judgments that the Company’s asserted patents-in-suit are not infringed and/or are invalid. Ivantis and Alcon filed petitions with the U.S. Patent Office seeking inter partes review of U.S. Patent Nos. 8,287,482, 9,370,443, 9,486,361, and 10,314,742 (IPR2022-01529, IPR2022-01530, IPR2022-01533, IPR2022-01540), each of which the U.S. Patent Office denied for raising prior art reference and invalidity arguments that were cumulative of those previously considered by the office. The Court entered a claim construction order September 19, 2023. A five-day jury trial is scheduled to commence on April 8, 2024. The Company is presently unable to predict the outcome of this lawsuit or to reasonably estimate the potential financial impact of the lawsuit on the Company, if any.

Schedule 5.13 – Employee Loans

None.

Schedule 5.14 – Subsidiaries

Name of Entity	Jurisdiction of Organization/Incorporation
Sight Sciences UK, LTD	England and Wales
Sight Sciences GmbH	Germany

Schedule 7.23 – Affiliate Transactions

None.